AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 31, 2005
                                                     Registration No. 333-119403
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             AMENDMENT NO. 1 TO THE
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                         XSTREAM BEVERAGE NETWORK, INC.
                 (Name of small business issuer in its charter)

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
               Nevada                                           2086                                         05-0547629
      (State or jurisdiction of                     (Primary Standard Industrial                          (I.R.S. Employer
   incorporation or organization)                    Classification Code Number)                         Identification No.)

                               4800 N.W. 15 Avenue
                                      Bay A
                         Fort Lauderdale, Florida 33309
                                  954-598-7997
          (Address and telephone number of principal executive offices)
(Address of principal place of business or intended principal place of business)
                            -------------------------

                             Mr. Theodore Farnsworth
                                    Chairman
                         Xstream Beverage Network, Inc.
                               4800 N.W. 15 Avenue
                                      Bay A
                         Fort Lauderdale, Florida 33309
                                  954-598-7997
            (Name, Address and Telephone Number of Agent For Service)

                         ------------------------------
                        Copies of all communications to:

                            James M. Schneider, Esq.
                        Schneider Weinberger & Beilly LLP
                         2200 Corporate Boulevard, N.W.
                                    Suite 210
                            Boca Raton, Florida 33431
                             Telephone: 561-362-9595
                           Facsimile No: 561-362-9612

Approximate Date of Proposed Sale to the Public: As soon as practicable after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

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
                         CALCULATION OF REGISTRATION FEE


-------------------------------------------------------------------------------------------------------------------
                                                                               PROPOSED               PROPOSED
   TITLE OF EACH                                               DOLLAR           MAXIMUM                MAXIMUM
CLASS OF SECURITIES                 AMOUNT TO BE           OFFERING PRICE       AGGREGATE             AMOUNT OF
  TO BE REGISTERED                    REGISTERED            PER SECURITY     OFFERING PRICE(1)     REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
Common stock, par value
$.001 per share(2)                    7,840,950               $   1.25            $9,801,119               $1,242
-------------------------------------------------------------------------------------------------------------------
Common Stock
Purchase Warrants(3)                     37,500               $   0.20            $      750                    1
-------------------------------------------------------------------------------------------------------------------
Common Stock
Purchase Warrants (4)                   598,441               $   1.50            $  897,662                  114
-------------------------------------------------------------------------------------------------------------------
Common Stock
Purchase Warrants (5)                 2,185,920               $   2.00            $4,371,840                  554
-------------------------------------------------------------------------------------------------------------------
Common Stock
Purchase Warrants (6)                   162,500               $   3.00            $  487,500                   62
-------------------------------------------------------------------------------------------------------------------
Common Stock
Purchase Warrants (7)                   860,665               $   4.00            $3,442,660                  437
-------------------------------------------------------------------------------------------------------------------
Common Stock
Purchase Warrants (8)                    48,750               $   5.20            $  253,500                   33
-------------------------------------------------------------------------------------------------------------------
Common Stock
Purchase Warrants(9)                     75,000               $   6.40            $  480,000                   61
-------------------------------------------------------------------------------------------------------------------
Common Stock
Purchase Warrants (10)                   75,000               $   7.80            $  585,000                   75
-------------------------------------------------------------------------------------------------------------------
Common Stock
Purchase Warrants (11)                   75,000               $   9.00            $  675,000                   86
-------------------------------------------------------------------------------------------------------------------
Total Registration Fee                                                                                     $2,665
-------------------------------------------------------------------------------------------------------------------
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(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933 based on the average of the high and low sale price of the common stock as reported on the OTC Bulletin Board on
January 28, 2005.

(2) For purposes of estimating the number of shares of the registrant's common stock to be included in this registration statement, the registrant includes 43,750 shares of common stock which are presently outstanding, 2,113,426 shares of common stock issuable upon the conversion of the outstanding principal and accrued interest presently due under a $3,000,000 principal amount secured convertible term note, 1,439,998 shares of our common issuable upon the conversion of outstanding shares of our Series B Convertible Preferred Stock and, 4,118,776 shares of common stock issuable upon the exercise of an outstanding warrants. Pursuant to Rule 416, there are also being registered such additional number of shares as may be issuable as a result of the anti-dilution provisions of the secured convertible term note, Series B Convertible Preferred Stock and the warrants.

(3) Represents warrants to purchase an aggregate of 37,500 shares of common stock at an exercise price of $0.20 per share.

(4) Represents warrants to purchase an aggregate of 598,441 shares of common stock at an exercise price of $1.50 per share.

(5) Represents warrants to purchase an aggregate of 2,185,920 shares of common stock at an exercise price of $2.00 per share.

(6) Represents warrants to purchase an aggregate of 185,000 shares of common stock at an exercise price of $3.00 per share.

(7) Represents warrants to purchase an aggregate of 860,665 shares of our common stock at an exercise price of $4.00 per share.

(8) Represents warrants to purchase an aggregate of 48,750 shares of common stock at an exercise price of $5.20 per share.

(9) Represents warrants to purchase an aggregate of 75,000 shares of common stock at an exercise price of $6.40 per share.

(10) Represents warrants to purchase an aggregate of 75,000 shares of common stock at an exercise price of $7.80 per share.

(11) Represents warrants to purchase an aggregate of 75,000 shares of common stock at an exercise price of $9.00 per share.


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

         The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                Subject to Completion dated _______________, 2005


PROSPECTUS

                         XSTREAM BEVERAGE NETWORK, INC.


                        7,840,950 Shares of Common Stock
                   37,500 $0.20 Common Stock Purchase Warrants
                  598,441 $1.50 Common Stock Purchase Warrants
                 1,551,920 $2.00 Common Stock Purchase Warrants
               634,000 $2.00 Laurus Common Stock Purchase Warrants
                   37,500 $3.00 Common Stock Purchase Warrants
               125,000 $3.00 Laurus Common Stock Purchase Warrants
                  860,665 $4.00 Common Stock Purchase Warrants
                   26,250 $5.20 Common Stock Purchase Warrants
               22,500 $5.20 Laurus Common Stock Purchase Warrants
                   75,000 $6.40 Common Stock Purchase Warrants
                   75,000 $7.80 Common Stock Purchase Warrants
                   75,000 $9.00 Common Stock Purchase Warrants

         This is an offering of common stock and common stock purchase warrants of Xstream Beverage Network, Inc. All of the shares and common stock purchase warrants are being offered by the selling security holders listed in the section of this prospectus entitled "Selling Security Holders." We will not receive any of the proceeds from the sale of the shares or the common stock purchase warrants being offered by the selling security holders.

         For a description of the plan of distribution of the shares and common stock purchase warrants, please see page 41 of this prospectus.

         Our common stock is traded on the OTC Bulletin Board under the trading symbol "XSBV." On January 28, 2005 the last sale price for our common stock was $1.25. There is presently no public market for any series of the common stock purchase warrants included in this prospectus and it is not anticipated that a public market will exist for any of these securities in the foreseeable future, if ever.
                           --------------------------

         INVESTMENT IN OUR COMMON STOCK AND COMMON STOCK PURCHASE WARRANTS INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 5 OF THIS PROSPECTUS TO READ ABOUT RISKS OF INVESTING IN OUR COMMON STOCK AND COMMON STOCK PURCHASE WARRANTS.
                           --------------------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              The date of this Prospectus is ________________, 2005

                               PROSPECTUS SUMMARY


         We develop, market, sell and distribute new age beverage category natural sodas, fruit juices and energy drinks. Our goal is to become a leading distributor of beverage products through multiple distribution channels. Our business strategy includes the acquisitions of additional distribution companies and proprietary value-added brands currently engaged in various aspects of the new age and alternative beverage industry.

         Our principal executive offices are located at 4800 N.W. 15 Avenue, Bay A, Fort Lauderdale, Florida 33309, and our telephone number is 954-598-7997. Our fiscal year is December 31. In October 2004 we changed our name from Xstream Beverage Group, Inc. to Xstream Beverage Network, Inc.


         When used in this prospectus, the terms "Xstream," " we," "our," and "us" refers to Xstream Beverage Network, Inc., a Nevada corporation, and our subsidiaries.

         All share and per share information contained herein gives proforma effect to the 1:20 reverse stock split of our common stock effective July 19, 2004.

                                  RISK FACTORS

         Before you invest in our securities, you should be aware that there are various risks. You should consider carefully these risk factors, together with all of the other information included in this prospectus before you decide to purchase our securities. If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected and you could lose all of your investment in our company.

WE HAVE A HISTORY OF LOSSES AND A SUBSTANTIAL ACCUMULATED DEFICIT, AND WE CANNOT ASSURE YOU THAT WE WILL OBTAIN PROFITABILITY IN THE FUTURE. AS A RESULT, YOU COULD LOSE YOUR ENTIRE INVESTMENT IN OUR COMPANY.


         For the fiscal years ended December 31, 2003 and 2002, we had sales of $2,028,265 and $0, respectively, net losses of $6,436,307 and $5,751,664, respectively. For the nine months ended September 30, 2004 we reported sales of $5,622,281 and a net loss available to common stockholders of $5,936,304. In addition, at September 30, 2004, we had an accumulated deficit of $22,806,114. While approximately 52% and 43.1% of net losses for the year ended December 31, 2003 and the nine months ended September 30, 2004 are non-cash, stock-based expenses, the report of our independent registered public accounting firm on our financial statements for the fiscal years ended December 31, 2003 and 2002 contained a qualification expressing substantial doubt as to our ability to continue as a going concern. Our operating results for future periods will include significant expenses, including product development expenses, sales and marketing costs, programming and administrative expenses, and will be subject to numerous uncertainties as described elsewhere in this prospectus. As a result, we are unable to predict whether we will achieve profitability in the future. Our failure to profitable operations in future periods will adversely effect our available working capital which would in turn limit our ability to grow our company and increase revenues. In this event, you could lose all of your investment in our company.

OUR ASSETS SERVE AS COLLATERAL UNDER AN OUTSTANDING SECURED CONVERTIBLE TERM NOTE. WE ARE DELINQUENT IN THE PAYMENT OF CERTAIN OF OUR OBLIGATIONS UNDER THIS NOTE WHICH COULD RESULT IN LAURUS MASTER FUND, L.P. FORECLOSING ON OUR ASSETS WHICH WOULD PREVENT US FROM CONDUCTING OUR BUSINESS IN THE FUTURE AND WOULD CAUSE US TO CEASE OPERATIONS.


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


         In May 2004 we also entered into a financing agreement with Laurus Master Fund, Ltd. pursuant to the terms of a secured convertible term note in the principal amount of $3,000,000. The note is collateralized by a blanket security interest in our assets and a pledge of the stock of our subsidiaries. As of January 28, 2005 in addition to the principal amount and accrued interest outstanding under the note of we owe Laurus Master Fund, L.P. approximately $96,000, which includes interest on the secured convertible term note as well as penalties for our failure to timely file the registration statement of which this prospectus is a part. While Laurus Master Fund, L.P. has not asserted a default under the note, so long as these amounts remain outstanding to it, or we are delinquent in the payment of any other indebtedness which exceeds $50,000 in the aggregate, Laurus Master Fund, L.P. to accelerate the entire principal and accrued interest upon five days notice to us. As described below, all of our assets secure the note to Laurus Master Fund, L.P. If we should default under the repayment provisions of the secured convertible term note, the note holder could seek to foreclose on our primary assets in an effort to seek repayment under the note. If the note holder was successful, we would be unable to conduct our business as it is presently conducted and our ability to generate revenues and fund our ongoing operations would be materially adversely affected


WE WILL NEED ADDITIONAL FINANCING WHICH WE MAY NOT BE ABLE TO OBTAIN ON ACCEPTABLE TERMS. IF WE CANNOT RAISE ADDITIONAL CAPITAL AS NEEDED, OUR ABILITY TO EXECUTE OUR GROWTH STRATEGY AND FUND OUR ONGOING OPERATIONS WILL BE IN JEOPARDY.


         Historically, our operations have been financed primarily through the issuance of equity. Capital is typically needed not only for the acquisition of additional companies, but also for the effective integration, operation and expansion of these businesses. Capital is also necessary to fund our ongoing operations and to pay our existing obligations. Our future capital requirements, however, depend on a number of factors, including our ability to implement our acquisition strategy, internally grow our revenues, manage our business and control our expenses. At September 30, 2004 we had a working capital deficit of $1,032,009. We need to raise additional capital to fund our ongoing operations, pay our existing obligations and for future growth of our company. We cannot assure you that additional working capital is available to us in the future upon terms acceptable to us. If we do not raise funds as needed, our ability to provide for current working capital needs, make additional acquisitions, grow our company, and continue our existing business and operations is in jeopardy.


OUR MANAGEMENT MAY BE UNABLE TO EFFECTIVELY INTEGRATE OUR ACQUISITIONS AND TO MANAGE OUR GROWTH AND WE MAY BE UNABLE TO FULLY REALIZE ANY ANTICIPATED BENEFITS OF THESE ACQUISITIONS.

         Our business strategy includes growth through acquisition and internal development. We are subject to various risks associated with our growth strategy, including the risk that we will be unable to identify and recruit suitable acquisition candidates in the future or to integrate and manage the acquired companies.


         Since our acquisition of Total Beverage Network, between April 2003 and July 2004 we have acquired four additional beverage distribution companies together with a natural juice company and certain intellectual property rights related to other new age beverages. Acquired companies' histories, geographical locations, business models and business cultures can be different from ours in many respects. Our directors and senior management face a significant challenge in their efforts to integrate our businesses and the business of the acquired companies or assets, and to effectively manage our continued growth. There can be no assurance that our efforts to integrate the operations of any acquired assets or companies acquired in the future will be successful, that we can manage our growth or that the anticipated benefits of these proposed acquisitions will be fully realized. The dedication of management resources to these efforts may detract attention from our day-to-day business. There can be no assurance that there will not be substantial costs associated with these activities or of the success of our integration efforts, either of which could have a material adverse effect on our operating results.


A MAJORITY OF OUR REVENUES ARE DERIVED FROM DISTRIBUTION OF THIRD PARTY BRANDS. WE ARE DEPENDENT ON DISTRIBUTION AGREEMENT WITH THESE MANUFACTURERS, THE MAJORITY OF WHICH ARE SHORT-TERM.. IF WE SHOULD LOSE THE ABILITY TO DISTRIBUTE THESE THIRD-PARTY BRANDS OUR FUTURE REVENUES WILL BE ADVERSELY AFFECTED.


         We are a party to distribution agreements with approximately 22 third party beverage manufacturers, including brands such as Welch's juices, Glacier Lake water, Hansen's Natural beverages and Fiji Mineral water among others. Because approximately 90% of our revenues are derived from distribution of third party brands, our business depends heavily on distribution of brands which are manufactured by these third parties. In most instances, our right to distribute these products are subject to the terms of distribution agreements, although in some instances we are not a party to a written agreement but distribute the products based upon an oral agreement. As described later in this prospectus under "Our Business - Our proprietary products and distribution activities" beginning on page 19, these oral agreements can be terminated at any time without notice to us. Revenues from distribution of third party brands under this oral agreement represented approximately 95% and approximately 96%, respectively, of our total revenues for the year ended December 31, 2003 and the nine months ended September 30, 2004. The terms of the written agreements vary, but generally provide that they are either exclusive as long as we meet certain minimum order requirements or are non-exclusive. Historically we have met the various minimum order requirements and anticipate that we will continue to meet these terms in the future. The terms of these written agreements are generally one year, with renewal options. Because of the significant nature of the revenues from distribution of third party brands to our results of operations, the termination of any of these distribution agreements could have a material adverse effect on our business operations and prospects.


THERE ARE NO ASSURANCES WE WILL EVER BE SUCCESSFUL IN ESTABLISHING A MARKET FOR OUR PROPRIETARY BRANDS. THE LACK OF ANY SIGNIFICANT MARKET IN FUTURE PERIODS WILL ADVERSELY EFFECT OUR ABILITY TO INCREASE OUR REVENUES AND OUR MARGINS.


         A key element to our business model is the expansion of the distribution of our propriety brands which presently account for approximately 7% of our revenues. Our margins are greater on the sales of our propriety products than margins from the sales of third party brands. We face significant competition from other new age beverage companies, the majority of which have greater brand recognition, a longer operating history and greater financial resources than we do. We cannot assure you that we will ever be successful in developing a meaningful market for our propriety brands. Our inability to create demand in the marketplace for our propriety products will prevent us, in future periods, from both increasing our revenues from sales attributable to those propriety products as well as increasing our margins on our sales.

A PORTION OF THE PROCEEDS FROM THE SECURED CONVERTIBLE TERM NOTE IS RESTRICTED CASH AND WE CANNOT USE IT WITHOUT THE NOTE HOLDER'S CONSENT WHICH MIGHT NOT BE GIVEN.

         At January 28, 2005 approximately $390,495 of the $3,000,000 of the proceeds from the secured convertible term note issued to Laurus Master Fund, Ltd. remain on deposit in a segregated bank account and will be reflected on our balance sheet as restricted cash. It is the intention of the parties that these funds be used by us for acquisitions. We are unable, however, to use these funds without the consent of Laurus Master Fund, Ltd. until such time as the note may have been converted into shares of our common stock. While we do not anticipate that Laurus Master Fund, Ltd. will withhold its consent to utilize the funds for acquisitions, while the secured convertible term note remains outstanding an event may occur where there is a disagreement between our company and Laurus Master Fund, Ltd. as to the use of the funds. In that event, we would not be able to proceed with a transaction which our board of directors may believe to be in the best interests of our company.


WE HAVE NOT VOLUNTARILY IMPLEMENTED VARIOUS CORPORATE GOVERNANCE MEASURES, IN THE ABSENCE OF WHICH, SHAREHOLDERS MAY HAVE MORE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

         Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The Nasdaq Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges and Nasdaq are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics. While our board of directors has adopted a Code of Ethics and Business Conduct, we have not yet adopted any of these corporate governance measures and, since our securities are not yet listed on a national securities exchange or Nasdaq, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

THE CONVERSION OF THE SECURED CONVERTIBLE TERM NOTE, EXERCISE OF WARRANTS AND THE CONVERSION OF SHARES OF OUR SERIES A AND SERIES B CONVERTIBLE PREFERRED STOCK WILL BE DILUTIVE TO OUR EXISTING STOCKHOLDERS.


         At January 28, 2004 we had outstanding warrants to purchase a total of 4,635,901 shares of our common stock with exercise prices ranging from $0.20 to $10.00 per share. In addition, as of December 31, 2004 we had:

         * 3,162,551 shares of common stock issued and outstanding.


         * 200,000 shares of Series A Cumulative Convertible Voting Preferred Stock issued and outstanding which is convertible into 200,000 shares of our common stock,

         * 43.2 shares of our Series B Convertible Preferred Stock issued and outstanding which is presently convertible into 1,439,998 shares of our common stock, based upon a conversion price equal to the liquidation preference ($50,000 per share) divided by the conversion price of $1.50 per share, and


         * 2,113,426 shares of our common stock issuable upon the conversion of the outstanding principal balance and accrued interest at January 28, 2004 due on a secured convertible term note in the principal amount of $3,000,000 which was issued to Laurus Master Fund, Ltd. in May 2004 based upon a conversion price of $1.50 share.

         The conversion prices of the Series B Convertible Preferred Stock, the secured convertible term note and the common stock purchase warrants to purchase an aggregate of 4,118,776 shares of our common stock issued or sold in connection with those transactions are all subject to adjustment in the event of stock splits and combinations, dividends or distributions, reclassifications or reorganizations, or in the event we issue or sell any additional shares of common stock or other securities which are convertible into common stock or common stock equivalents at a price less than the then current conversion price. In addition, remaining common stock purchase warrants currently outstanding to purchase an aggregate of 517,125 shares of our common stock are also subject to adjustment in the event of stock splits and combinations, dividends or distributions, reclassifications or reorganizations. As a result, the number of shares of our common stock into which the Series B Convertible Preferred Stock, the secured convertible term note, or the outstanding warrants are convertible may substantially increase based upon future events. We cannot predict with any certainty at this time, however, if any of these anti-dilution provisions will ever apply in the future to any of these securities and therefore we are unable to estimate the ultimate number of shares of our common stock which may be issuable upon the conversion of either the Series B Convertible Preferred Stock or the secured convertible term note or the warrants.


         The conversion of the secured convertible term note or the Series A or Series B Convertible Preferred Stock and the exercise of outstanding warrants may materially adversely affect the market price of our common stock and will have a dilutive effect on our existing stockholders.

PROVISIONS OF OUR ARTICLES OF INCORPORATION AND BYLAWS MAY DELAY OR PREVENT A TAKE-OVER WHICH MAY NOT BE IN THE BEST INTERESTS OF OUR STOCKHOLDERS.

         Provisions of our articles of incorporation and bylaws may be deemed to have anti-takeover effects, which include when and by whom special meetings of our stockholders may be called, and may delay, defer or prevent a takeover attempt. In addition, certain provisions of the Nevada Revised Statutes also may be deemed to have certain anti-takeover effects which include that control of shares acquired in excess of certain specified thresholds will not possess any voting rights unless these voting rights are approved by a majority of a corporation's disinterested stockholders.

         In addition, our articles of incorporation authorize the issuance of up to 10,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by our board of directors, of which 200,000 shares of Series A Cumulative Convertible Voting Preferred Stock and 43.2 shares of Series B Convertible Preferred Stock are issued and outstanding as of the date of this prospectus. Our board of directors may, without stockholder approval, issue preferred stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock.


IF THE SELLING SECURITY HOLDERS ELECTS TO SELL THEIR SHARES OF OUR COMMON STOCK, THE MARKET PRICE OF OUR SHARES MAY DECREASE.

         It is possible that the selling security holders will convert the secured convertible term note and/or the Series B Convertible Preferred Stock and exercise the warrants and then offer those shares for sale. Notwithstanding that the number of shares of our common stock that the selling security holders can each beneficially own at any one time is limited to 4.99% of our then issued and outstanding common stock, the holders can waive that restriction upon notice to us therefore it is possible that a significant number of shares could be sold at the same time hereunder and the sales, or the possibility thereof, may have a depressive effect on the market price of our common stock.

OUR COMMON STOCK IS CURRENTLY QUOTED ON THE OTCBB, BUT TRADING IN OUR STOCK IS LIMITED. BECAUSE OUR STOCK CURRENTLY TRADES BELOW $5.00 PER SHARE, AND IS QUOTED ON THE OTC BULLETIN BOARD, OUR STOCK IS CONSIDERED A "PENNY STOCK" WHICH CAN ADVERSELY EFFECT ITS LIQUIDITY.

The market for our common stock is extremely limited and there are no assurances an active market for our common stock will ever develop. Accordingly, purchasers of our common stock cannot be assured any liquidity in their investment. In addition, the trading price of our common stock is currently below $5.00 per share and we do not anticipate that it will be above $5.00 per share in the foreseeable future. Because the trading price of our common stock is less than $5.00 per share, our common stock is considered a "penny stock," and trading in our common stock is subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. SEC regulations also require additional disclosure in connection with any trades involving a "penny stock," including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. These requirements severely limit the liquidity of our securities in the secondary market because few broker or dealers are likely to undertake these compliance activities.

BECAUSE THERE IS NO PUBLIC MARKET FOR OUR COMMON STOCK PURCHASE WARRANTS, YOU MAY FIND IT EXTREMELY DIFFICULT OR IMPOSSIBLE TO RESELL OUR THESE WARRANTS. WE CANNOT GUARANTEE YOU THAT THERE WILL EVER BE ANY LIQUIDITY IN OUR WARRANTS EVEN IF A TRADING MARKET IS ESTABLISHED IN THE FUTURE.

There is no public market for any series of our common stock purchase warrants and we do not anticipate that any markets will be established in the foreseeable future, if ever. Purchasers of any series of our common stock purchase warrants will face significant obstacles if they wish to resell the warrants. An investment in any series of our common stock purchase warrants should be considered illiquid. Even if a public market is established for one or more series of the common stock purchase warrants in the future, it is highly unlikely a liquid market will develop. Investors seeking liquidity in a security should not purchase any series of our common stock purchase warrants included in this prospectus.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS


         Our common stock is quoted on the OTCBB under the symbol XSBV. The reported high and low sales prices for the common stock as reported on the OTCBB are shown below for the periods indicated. The quotations reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not represent actual transactions. All information contained in the following table gives proforma effect to the 1:20 reverse stock split of our common stock effective July 19, 2004.


                                                  High             Low
Fiscal 2002

First quarter ended March 31, 2002              $100.00          $50.00
Second quarter ended June 30, 2002              $100.00          $46.00
Third quarter ended September 30, 2002          $102.00          $35.00
Fourth quarter ended December 31, 2002          $ 62.00          $38.40

Fiscal 2003

First quarter ended March 31, 2003              $ 53.00          $22.40
Second quarter ended June 30, 2003              $ 31.00          $20.80
Third quarter ended September 30, 2003          $ 24.00          $10.40
Fourth quarter ended December 31, 2003          $ 10.40          $ 3.40

Fiscal 2004


First quarter ended March 31, 2004              $ 10.60          $ 4.00
Second quarter ended June 30, 2004              $  7.80          $ 4.00
Third quarter ended September 30, 2004          $  4.60          $ 1.80
Fourth quarter ended December 31, 2004          $  2.50          $  .32

         On January 28, 2005 the last sale price of our common stock as reported on the OTCBB was $1.25. As of January 15, 2004 there were approximately 621 record owners of our common stock.


DIVIDEND POLICY

         We have never paid cash dividends on our common stock. We intend to keep future earnings, if any, to finance the expansion of our business. We do not anticipate that any cash dividends will be paid in the foreseeable future.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

         We do not have any equity compensation plans.

                      SELECTED CONSOLIDATED FINANCIAL DATA


          The following selected consolidated financial information has been derived from the financial statements that are included in this prospectus.

STATEMENT OF OPERATIONS DATA:

                                                             NINE MONTHS ENDED                    YEAR ENDED
                                                               SEPTEMBER 30,                      DECEMBER 31,
                                                        ----------------------------      ----------------------------
                                                            2004            2003              2003             2002
                                                        -----------      -----------      -----------      -----------
                                                        (UNAUDITED)      (UNAUDITED)
Sales                                                   $ 5,622,281      $ 1,465,940      $ 2,028,265      $         0
Loss from operations                                     (5,083,475)      (2,857,391)      (5,752,031)      (6,028,866)
Total other income (expense)                               (705,023)        (831,014)        (684,576)        (277,202)
Net loss                                                $(5,788,498)     $(3,688,405)     $(6,436,607)     $(5,751,664)
Net loss available to common stockholders               $(5,936,304)     $(3,688,405)     $(6,436,607)     $(5,751,664)
Basic and diluted earnings (loss) per share             $     (2.92)     $     (5.40)     $     (8.60)     $    (16.60)
Weighted common shares outstanding                        2,032,601          676,149          741,957          346,320

BALANCE SHEET DATA:

                                      SEPTEMBER 30, 2004      DECEMBER 31, 2003
                                      ------------------      -----------------
                                         (UNAUDITED)

Working capital (deficit)                $(1,032,009)               $(1,340,464)
                                         -----------
Cash and cash equivalents                $   261,942                $    51,764
                                         -----------
Total current assets                     $ 2,275,470                $   347,549
                                         -----------
Total assets                             $ 7,849,420                $   433,272
                                         -----------
Total current liabilities                $ 3,307,479                $ 1,688,013
                                         -----------
Total liabilities                        $ 6,517,509                $ 1,743,641
                                         -----------
Series B Preferred, net of discount      $   126,857                $         0
                                         -----------
Total stockholders' equity (deficit)     $ 1,205,054                $(1,310,369)
                                         -----------

                                 CAPITALIZATION


         The following table sets forth our capitalization as of September 30, 2004. The table should be read in conjunction with the financial statements and related notes included elsewhere in this prospectus.

                                          SEPTEMBER 30, 2004
                                          ---r---------------
                                             (UNAUDITED)

Long-term liabilities, net of discounts     $  3,210,030

Series B Preferred, net of discount              126,857

Stockholder's equity:

Preferred stock, $.001 par value,
 10,000,000 shares authorized,
 200,000 shares Series A Cumulative
Convertible Voting Preferred
Stock issued and outstanding,                        200

Common stock, $.001 par value,
 50,000,000 shares authorized,
 2,656,423 shares issued and
 outstanding                                       2,656
Common stock issuable 35,840 shares                   36
Additional paid-in capital                    24,046,776
Accumulated deficit                          (22,806,114)
                                            ------------

         Total stockholders' equity            1,205,054
                                            ------------

Total capitalization                        $  4,580,441
                                            ============


                                 USE OF PROCEEDS


         We will not receive any proceeds upon the sale of shares by the selling security holders. Any proceeds that we receive from the exercise of the outstanding warrants will be used by us for general working capital. The actual allocation of proceeds realized from the exercise of these securities will depend upon the amount and timing of such exercises, our operating revenues and cash position at such time and our working capital requirements. There can be no assurances that any of the outstanding warrants will be exercised. Pending utilization of the proceeds as described above, the net proceeds of the offering will be deposited in interest bearing accounts or invested in money market instruments, government obligations, certificates of deposits or similar short-term investment grade interest bearing investments.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

         Certain statements in this prospectus contain or may contain forward-looking statements that are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements were based on various factors and were derived utilizing numerous assumptions and other factors that could cause our actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, our ability to implement our strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors. Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described in connection with any forward-looking statements that may be made herein. Readers are cautioned not to place undue reliance on these forward-looking statements and readers should carefully review this prospectus in its entirety, including the risks described in "Risk Factors." Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. These forward-looking statements speak only as of the date of this prospectus, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.


         MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

OVERVIEW


         We develop, market, sell and distribute new age beverage category natural sodas, fruit juices and energy drinks. We are also a wholesale distributor of third party new age beverages, energy drinks, juices and non-carbonated sodas, specialty and nutritional drinks, vitamin waters and non-alcoholic beer. New Age or alternative beverages are distinguishable from mainstream carbonated soft drinks in that they tend to have less carbonation and are made from natural ingredients. As a general rule, three criteria have been established for such a classification, including relatively new introduction to the market-place, a perception by consumers that consumption is healthful when compared to mainstream carbonated soft drinks and the use of natural ingredients and flavors in the products. This beneficial perception by consumers allows the soft drink industry to charge higher prices than those commanded by regular carbonated soft drinks. For this reason, new age beverages are sometime referred to as value added beverages.

         Our goal is to become a leading brand owner and distributor of beverage products through multiple distribution channels. We believe that our acquisition strategy is key to our ability to grow our company. Since our acquisition of Total Beverage Network in April 2003 through September 30, 2004, we have acquired additional beverage distribution companies together with a natural juice company and certain intellectual property rights related to other new age beverage names. The acquisitions included:

         *        April 2003 - Total Beverage Network.
         *        April 2003 - Universal Florida Beverage Distributors
         *        May 2003 - Finish-Line Distributors
         *        January 2004 - SQUEEZE trademark
         *        March 2004 - Pacific Rim Natural Juice Company
         *        March 2004 - Maui Juice Company trademark
         *        March 2004 - Ayer Beverages
         *        July 2004 - Master Distributors

         Our business strategy includes the acquisitions of additional distribution companies and proprietary value-added brands currently engaged in various aspects of the new age beverage industry. Our success is dependent on our ability to make these additional acquisitions and then to effectively integrate their operations into our company.


         The formation of Coca Cola Enterprises and then The Pepsi Bottling Group began the demise of the independent beverage distributors, whose fate was sealed when Cadbury Schweppes began buying up strong brands such as Snapple, Dr Pepper, Seven Up and Mistic and running them through a few strong regional distribution companies, such as S.E. Atlantic in the southeast U.S. The former strong independents have consolidated and acquired many smaller competitors.

Most of the surviving small distributors are under- resourced, entrepreneurial operations with weak core brand business and inadequate infrastructures.

         It is within this group of companies, distributors with solid management but without the means to grow, that we have identified potential acquisition targets. Our business objective is to market a full range of proprietary new age brands. To achieve this goal, we are acquiring and developing brands and products that we believe are appropriate and desirable for target consumers, as well as acquiring a network of beverage distribution companies. Our strategy is to complete our network of small to medium sized beverage distributors in major markets throughout the United States. We believe that we will generate stronger than industry average margins by selling value-added proprietary brands and third party value-added brands that are dependent upon our multi-market distribution network. We also believe that the acquisition of beverage distribution companies will give us access to our target customers as well as enabling us to earn revenues by distributing a portfolio of third party brands.

RESULTS OF OPERATIONS


NINE MONTHS ENDED SEPTEMBER 30, 2004
AS COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 2003

         Our sales for the three months and nine months ended September 30, 2004 increased $2,892,399, or approximately 336% and $4,156,341, or approximately 284%, respectively, from the comparable periods in fiscal 2003. The increase in sales is attributable to the implementation of our acquisition strategy which we believe is the key driver to grow our company and to a lesser extent, sales growth in our New England operations. Our sales for the three and nine months ended September 30, 2004 includes revenues attributable to our Total Beverage Network, Universal Florida Beverage Distributors and Finish-Line Distributors for the entire period reported as compared to sales reported for only a portion of the comparable period in fiscal 2003 as a result of the timing of the acquisitions. In addition, sales for the three and nine months ended September 30, 2004 include revenues attributable to Ayer Beverages, Pacific Rim and Master Distributors, with no sales reflected in the comparable periods of 2003, as a result of the acquisition being completed in fiscal year 2004.We anticipate that our sales will continue to increase during the balance of fiscal 2004 as a result of the continued implementation of our acquisition strategy.

         The cost of goods sold as a percentage of sales for the three months and nine months ended September 30, 2004 was approximately 69% and approximately 72%, respectively, of sales as compared to approximately 69% and approximately 66%, respectively, for the comparable periods in fiscal 2003. The slight decline in our operating margins for the nine months ended September 30, 2004 is attributable to a change in product mix sold as a result of the expansion or our business. During the period of September 30, 2004 and September 30, 2003, we generated sales from both our proprietary products as well as the sale of third party beverage brands sold through our distributor subsidiaries; while the third party products have lower margins, we believe that the increased volume of sales attributable to a broader product line will in time create better margins and contribute to our overall profitability. Sales for proprietary brands were $272,006 and $51,935, respectively, for the nine months ending September 30, 2004 and September 30, 2003. Proprietary brand sales for the three months ending September 30, 2004 and September 30, 2003 were $140,455 and $32,474, respectively.

         Total operating expenses for the three months and nine months ended September 30, 2004 increased approximately $738,113, or 40%, and approximately $3,316,527, or 100%, respectively, from the three months and nine months ended September 30, 2003. For the nine months ended September 30, 2004 as compared to the nine months ended September 30, 2003, this increase, which is attributable to the growth of our company during fiscal 2004, primarily includes:

         * an increase of $278,011, or approximately 236%, in marketing and selling expense . Marketing expense includes marketing and promotion of Yohimbe Energy Drink and direct selling expenses. We anticipate that our marketing expense will increase over the next year in order for us to implement our strategy of developing and growing corporate owned brands.

         * an increase of $171,212, or approximately 135%, in warehouse and delivery, which includes truck leasing and truck repairs in New England and Maryland and truck repairs in New England. This increase is primarily attributable to the growth in the business as reflected in sales growth. We anticipate that our warehouse and delivery costs will increase as we acquire additional distribution companies and expand our routes in existing markets.

         * an increase of $2,694,860, or approximately 319%, in compensation expense. Compensation expense includes cash and stock compensation issued certain employees and to the Board of Directors. Included in this increase in fiscal 2004 is an increase of approximately $1,589,663 which reflects non-cash compensation paid which includes $1,350,000 attributable to the one time issuance of 500,000 shares of our common stock to the executives officers in February 2004. The 500,000 shares of our common stock were issued as bonuses to the executives. We do not presently anticipate we will record any similar non-cash expenses during the balance of fiscal 2004. We anticipate that the cash component of our compensation expense will remain relatively constant during the balance of fiscal 2004, subject to increases if we acquire additional companies and their related personnel,

         * an increase of $115,019, or approximately 179%, in rent expense which is attributable to the addition of physical locations as a result of our various acquisitions during fiscal 2004. We anticipate that rent expense will remain relatively constant during the balance of fiscal 2004, subject to increase if we acquire additional companies,

         * a decrease of $727,205, or approximately 51%, in consulting fees which is attributable to the termination of third party services associated with the company in its developmental stages. We anticipate that consulting fees will remain relatively constant during the balance of fiscal 2004,

         * an increase of $105,267, or approximately 43%, in professional fees which is primarily attributable to legal and accounting fees incurred for acquisitions closed during fiscal 2004, as well as legal and accounting fees related to various financing transactions we have undertaken and the filing of a registration statement of which this prospectus is a part with the SEC to register the shares of our common stock underling the securities sold in those financing transactions. We anticipate that professional fees will remain at these levels during the balance of fiscal 2004,

         * a one time guarantee fee of $167,000 during fiscal 2004 for which there was no comparable expense during fiscal 2003. This guarantee fee related to our acquisition of Beverage Network of Connecticut and our issuance of shares of our common stock as substitution of collateral for a commercial line of credit,

         * an increase of $67,167, or approximately 467%, in bad debt expense. This increase is primarily attributable to the increase in sales resulting from the acquisitions. We anticipate that bad debt expense will remain relatively constant during the balance of fiscal 2004, subject to increase if we acquire additional companies,

         * an impairment loss on the valuation of goodwill of $334,324 was recognized during fiscal 2003 for which there was no comparable expense during fiscal 2004, and

         * an increase of $779,521, or approximately 449%, in other general and administrative expenses. Other general and administrative expense includes non-recurring brand development costs, amortization of fixed assets and intangibles, insurance and utilities costs. This increase is primarily attributable to the acquisitions completed in 2004.

         Total other expense, net for the nine months ended September 30, 2004 decreased $125,991 or approximately 15% from the nine months ended September 30, 2003. This decrease is primarily attributable to one-time settlements we recognized during the nine months ended June 30, 2003. The decrease was partially offset by interest expense of approximately $493,000 recognized for the issuance of warrants to Laurus Master Fund, Ltd. as compensation to release $250,000 of the restricted cash. These one-time settlements were with trade vendors as well as former employees and consultants for both cash and stock. As a result of the $3,000,000 principal amount secured convertible note we issued in May 2004 to Laurus Master Fund, Ltd. we anticipate that our interest expense will significantly increase during the balance of fiscal 2004.


YEAR ENDED DECEMBER 31, 2003 AS COMPARED WITH THE YEAR ENDED DECEMBER 31, 2002

         For the twelve months ended December 31, 2003, sales were $2,028,265 net of discounts. There were no sales in the twelve months ended December 31, 2002. The increase in sales is due to the acquisition of two beverage distributors during the three months ended September 30, 2003 and sales of Yohimbe Energy Drink, which was introduced in March 2003.

         Gross profit was $570,067 for the twelve months ended December 31, 2003. There was no gross profit in the twelve months ended December 31, 2002. The increase in gross profit is due to the acquisition of two beverage distributors during the three months ended September 30, 2003 and sales of Yohimbe Energy Drink that was introduced in March 2003.


         Total operating expenses were $6,322,098 for the twelve months ended December 31, 2003, an increase of $293,232 or 4.86% higher than total operating expenses of $6,028,866 for the twelve months ended December 31, 2002. Total operating expenses as a percentage of sales was 312% for the twelve months ended December 31, 2003. There were no sales for the twelve months ended December 31, 2002. Consulting fees decreased $1,969,446 , or approximately 52.4%, for the year ended December 31, 2003 as compared to the year ended December 31, 2002. Professional fees decreased $1,282,201, or approximately 82.6%, for the year ended December 31, 2003 as compared to the year ended December 31, 2002. The decrease in consulting fees and professional fees were both the result of decreases in stock-based compensation expenses. Compensation expense increased $814,222, or approximately 211%, for the year ended December 31, 2003 as compared to the year ended December 31, 2002. Compensation expense in fiscal 2003 included stock based compensation for senior management of $900,000 as compared to compensation expense in fiscal 2002 which did not include this compensation. This increase in fiscal 2003 from fiscal 2002 is a result of this stock-based compensation as well as an increase in the number of our total employees as a result of acquisitions.


         Loss from operations was $5,752,031 for the twelve-months ended December 31, 2003. Our company was not operational in 2002. The loss from operations was due primarily to our addition in operational overhead not yet fully offset by a corresponding increase in gross profit.

         The net loss was $6,436,607 for the twelve months ended December 31, 2003, an increase of $684,943 or 11.9% over the net loss of $5,751,664 for the twelve months ended December 31, 2002. The increased net loss was due in part, to a $1,720,274 impairment of goodwill and customer list write-off associated with the Beverage Network of South Florida and Beverage Network of Connecticut acquisitions.

LIQUIDITY AND CAPITAL RESOURCES


         We have a history of losses and at September 30, 2004 we had an accumulated deficit of $22,806,114 and a working capital deficit of $1,032,009. At September 30, 2004 we had $919,591 of restricted cash, which represents a portion of net proceeds from the sale of the $3 million secured convertible note to Laurus Master Fund, Ltd. in May 2004. Subsequent to September 30, 2004, we have used an additional approximately $529,000 of this restricted cash for general working capital needs.

         Net cash used in operating activities for the nine months ended September 30, 2004 was $2,802,142 as compared to $319,576 for the nine months ended September 30, 2003. The increase was primarily attributable to:

         * an increase of approximately $2,100,000 in our net loss,

         * a decrease of approximately $276,000 in amortization of deferred consulting expenses as a result of our reduced use of outside consultants following the expansion of our management team following our acquisition of Total Beverage Network,

         * an increase of approximately $843,000 from net cash used in operations resulting from the net change in operating assets and liabilities as a result of acquisitions made by us during fiscal 2004,

         * an increase of approximately $148,000 of non-cash expenses related to expenses and settlements as a result of our settlement of obligations to several trade vendors, consultants or employees through the issuance of common stock,

         * These changes are off-set by an increase of approximately $868,000 consisting of $375,000 in stock based loan fees captured in professional fees and $493,000 for warrants captured in interest expense.

         Net cash used in investing activities for the nine months ended September 30, 2004 was $799,126 as compared to $262,333 in the comparable nine month period in fiscal 2003. in the net cash used for investing activities is primarily the use of cash for acquisitions. Net cash provided by financing activities for the nine months ended September 30, 2004 was $3,811,446 as compared to $548,413 for the nine months ended September 30, 2003. The increase in fiscal 2004 is primarily attributable to proceeds from the sale of shares of our common stock, preferred stock and convertible secured note, net of offering costs. The net proceeds from the sales of common stock were approximately $1,341,000. The proceeds from the sale of Series B preferred stock were approximately $2,160,000. The proceeds from the secured note to Laurus were approximately $3,000,000. These proceeds were partially offset by the loan repayment of approximately $1,579,000 and the net deposit into a restricted cash account of approximately $919,000. Subsequent to September 30, 2004 an additional $529,000 of as been released to us which we used for general working capital. The balance of the funds held in the restricted account are controlled by Laurus Master Fund, Ltd. until we consummate one or more acquisitions which will be subject to the approval of Laurus Master Fund, Ltd. or until all of the outstanding principal amount of the secured convertible term note is converted into shares of our common stock.

         The report from of our independent auditor on our audited financial statements for the years ended December 31, 2003 and 2002 contains an explanatory paragraph regarding doubt as to our ability to continue as a going concern. While a significant portion of our net loss for the nine months ended September 30, 2004 is non-cash, in order to sustain our current operations as well as to expand sales of our existing products we will require funds to satisfy our current obligations, increase our product inventory, move our subsidiary to a new facility in Maui and equip that facility with additional manufacturing equipment, and for receivable financing. We will also need funds to satisfy existing obligations, including the balance of notes due from the Master Distributors acquisition and payments due to Laurus Master Fund, Ltd. Finally, we will also require additional capital to continue to implement our acquisition strategy.

         Our obligations to Laurus Master Fund, Ltd. are collateralized by all of our assets. As described elsewhere herein, we are currently delinquent in our payments to Laurus Master Fund, Ltd. So long as these amounts remain outstanding, or we are delinquent in the payment of other liabilities which exceed $50,000 in the aggregate, upon five days notice Laurus Master Fund, Ltd. could accelerate the due date of the principal and interest due it under this note. If we were unable to satisfy all amounts due, Laurus Master Fund, Ltd. has the right to foreclose on our assets which serve as collateral under the note which would result in our inability to continue our business and operations. Master Distributors, Inc., which holds a second position lien behind Laurus Master Fund, Ltd. on the assets we acquired from it, has granted us an extension to April 15, 2005 on the amounts due it.

         We do not presently have sufficient working capital to fund our ongoing operations or to satisfy our existing obligations, including the amounts due Laurus Master Fund, Ltd. and Master Distributors, Inc. We do not presently have any other commitments for working capital and there are no assurances that such capital will be available to us. If we were able to raise additional working capital, however, if such capital was raised through the issuance of debt or additional dividend paying securities our future interest and dividend expenses will increase. If we are unable to secure additional working capital, our ability to continue our operations, grow our sales and meet our operating and financing obligations as they become due will be in jeopardy and we could be forced to cease operations.


RECENT ACCOUNTING PRONOUNCEMENTS

         In December 2002, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 148, Accounting for Stock- Based Compensation - Transition and Disclosure. Statement 148 provides alternative methods of transition to Statement 123's fair value method of accounting for stock-based employee compensation. It also amends the disclosure provisions of Statement 123 and APB Opinion No. 28, Interim Financial Reporting, to require disclosure in the summary of significant accounting policies of the effects of an entity's accounting with respect to stock- based employee compensation on reported net income and earnings per share in annual and interim financial statements. Statement 148's amendment of the transition and annual disclosure requirements of Statement's 123 are effective for fiscal years ending after December 15, 2002. Statement 148's amendment of the disclosure requirements of Opinion 28 is effective for interim periods beginning after December 15, 2002. The adoption of the disclosure provisions of Statement 148 as of December 31, 2002 did not have a material impact on our financial condition or results of operations.

         In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective for the first interim period beginning after June 15, 2003, with certain exceptions. The adoption of SFAS No. 150 did not have a significant impact on our consolidated financial position or results of operations.

         In November 2002, the FASB issued FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" (FIN 45). FIN 45 requires that upon issuance of a guarantee, a guarantor must recognize a liability for the fair value of an obligation assumed under a guarantee. FIN 45 also requires additional disclosures by a guarantor in its interim and annual financial statements about the obligations associated with guarantees issued. The recognition provisions of FIN 45 are effective for any guarantees issued or modified after December 31, 2002. The disclosure requirements are effective for financial statements of interim or annual periods ending after December 15, 2002. The adoption of this pronouncement does not have a material effect on our earnings or financial position.

         In January 2003, the FASB issued Interpretation No. 46 (FIN 46), "Consolidation of Variable Interest Entities." FIN 46 requires that if an entity has a controlling financial interest in a variable interest entity, the assets, liabilities, and results of activities of the variable interest entity should be included in the consolidated financial statements of the entity. FIN 46 requires that its provisions are effective immediately for all arrangements entered into after January 31, 2003. We do not have any variable interest entities created after January 31, 2003. For those arrangements entered into prior to January 31, 2003, the FIN 46 provisions are required to be adopted at the beginning of the first interim or annual period beginning after June 15, 2003. We have not identified any variable interest entities to date and will continue to evaluate whether it has variable interest entities that will have a significant impact omits consolidated balance sheet and results of operations.

CRITICAL ACCOUNTING POLICIES

         The preparation of financial statements in conformity with generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

         Stock-based compensation

         We account for stock options issued to employees in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation cost is measured on the date of grant as the excess of the current market price of the underlying stock over the exercise price. Such compensation amounts are amortized over the respective vesting periods of the option grant. We adopted the disclosure provisions of SFAS No. 123 "Accounting for Stock-Based Compensation," and SFAS No. 148 "Accounting for Stock Based Compensation - Transition and Disclosure," which permits entities to provide pro forma net income (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair-valued based method defined in SFAS No. 123 had been applied.

         We account for stock options or warrants issued to non-employees for goods or services in accordance with the fair value method of SFAS 123. Under this method, we record an expense equal to the fair value of the options or warrants issued. The fair value is computed using an options pricing model. In accordance with SFAS 123, for options issued to employees, we apply APB Opinion No. 25 and related interpretations in accounting for its plan and options granted to employees outside of the plan.

         Revenue recognition

         We follow the general criteria of the Securities and Exchange Commission Staff Accounting Bulletin 104 for revenue recognition. In general, we recognize revenue when persuasive evidence of an arrangement exists, delivery of product has occurred, the sales price is fixed or determinable, and collectability is reasonably assured.

         We recognize revenue upon acceptance of delivery of its product by our customers at agreed prices. Based on market conditions, we or our suppliers may choose to promote certain brands by offering free product or case volume discounts. The cost of any supplier sponsored promotion is recoverable in whole or in part from the supplier. We follow the guidance of Emerging Issues Task Force (EITF) Issue 01-9 "Accounting for Consideration Given by a Vendor to a Customer" and (EITF) Issue 02-6 "Accounting By a Customer (Including a Reseller) for Certain Considerations Received from Vendors." Accordingly, we recognize revenue on free promotional products, discounts or rebates received. These incentives are recognized as a reduction in the cost of products. Promotional products given to customers are recognized as a cost of sales, net of any charge-backs received from vendors. Cash incentives provided to customers are recognized as a reduction of the related sale price, and, therefore, are a reduction in sales.


                                  OUR BUSINESS

OVERVIEW AND BUSINESS STRATEGY

         We develop, market, sell and distribute new age beverage category natural sodas, fruit juices and energy drinks. Following our acquisition in April 2003 of Total Beverage Network, our focus has been to build a network of small to medium sized beverage distribution businesses, with an emphasis on the East Coast of the United States. Our goal is to become a leading distributor of beverage products through multiple distribution channels. Since our acquisition of Total Beverage Network, we have acquired additional beverage distribution companies together with a natural juice company and certain intellectual property rights related to other beverage names.


         Our business strategy is to complete our network of small to medium sized beverage distributors in major markets throughout the United States, as well as expanding our base of proprietary value-added brands currently competing in various aspects of the new age beverage industry. Our success is dependent on our ability to make these additional acquisitions and then to effectively integrate their operations into our company. We believe that we will generate stronger than industry average margins by selling both our own proprietary brands as well as third party brands that are dependent upon our multi-market distribution network. Our belief, which is based upon the experience of our management, is that as our distribution network grows, this expanded distribution network may give us some leverage to obtain better pricing and promotional deals from third party brand owners who may be willing to offer reduced pricing in exchange for increased distribution capabilities.

         For fiscal 2003 approximately 97% of our revenues were derived from distribution of third-party brands with the remaining approximately 3% attributable to sales of our propriety products. For the nine months ended September 30, 2004, approximately 93% of our revenues were derived from distribution of third-party brands with the remaining approximate 7% attribute to sales of our proprietary products.


OUR MARKET SEGMENT

         Our activities are focused in the new age and alternative beverage segments of the beverage market. New Age or alternative beverages are distinguishable from mainstream carbonated soft drinks in that they tend to have less carbonation and are made from natural ingredients. As a general rule, three criteria have been established for such a classification:

         * relatively new introduction to the market-place;
         * a perception by consumers that consumption is healthful when compared to mainstream carbonated soft drinks; and
         * the use of natural ingredients and flavors in the products.

         The new age beverage category includes non-carbonated ready-to-drink iced teas, lemonades, juice cocktails, single serve juices, ready-to-drink iced coffees, energy drinks, sports drinks, soy drinks and single-serve still water (flavored and unflavored) with beverages, including sodas, that are considered natural, as well as sparkling juices. Brand name products which are part of this beverage category include natural juices and juice drinks such as Odwalla, Naked Juice and Snapple, sports and energy drinks such as Gatorade and Red Bull, bottled water and enhanced waters such as Evian and Vitamin Water, and ready-to-drink teas such as Arizona Iced Tea.


         The new age beverage category is the fastest growing segment of the beverage marketplace according to Beverage Marketing Corporation (www.beveragemarketing.com), a company founded in 1972 which is a supplier of information, consulting and financial services specializing in meeting the needs of the global beverage industry. According to the 2004 State of the Industry report issued by the Beverage Marketing Corporation, sales in 2003 for the new age beverage category of the market are estimated at approximately $14.1 billion at wholesale, representing a growth rate of approximately 5.9% over the revised estimated wholesale sales in 2002 of approximately $13.3 billion. Growth in the category is attributed to consumer interest in more variety, healthier alternatives to carbonated soft drinks, and more new product activity by the major beverage manufacturers including Coca-Cola and Pepsi Cola.


OUR PROPRIETY PRODUCTS AND DISTRIBUTION ACTIVITIES

         Our proprietary brand portfolio is directed to consumers who prefer new age beverage products to traditional carbonated soft drinks such as Coca-Cola, Pepsi and 7-Up. The new age beverage category is attractive to us because it is a growth segment of the beverage market and we believe that consumers will pay more for these products than carbonated soft drinks.

         Currently, our proprietary products include:


YOHIMBE ENERGY DRINK       Yohimbe Energy Drink is an energy drink similar in
                           taste and appearance to the market leader, Red Bull, which is sold in 250ml cans. The principal point of difference is the addition of extract of "yohimbe", a botanical believed to be associated with improved blood supply to the muscles and a positive impact on human libido. Sales of Yohimbe Energy Drink represented approximately 3% of our total revenues for the fiscal year ended December 31, 2003 and the nine months ended September 30, 2004.

MAUI JUICE COMPANY         The products include a line of natural juices and
                           juice blends that contain no artificial ingredients, preservatives or added color. The product range is currently only available in Hawaii and includes seven flavor varieties, including Noni Lemonade, Ginger
                           Blast and Spirulina Smoothie, all of which are sold in 16 ounce and 32 ounce plastic bottles. Because these products have a limited shelf life, the product is sold exclusively through cold cabinet channels where natural juices are found. Sales of Maui Juice
                           Company products represented approximately 4% of our total revenues for the nine months ended September
                           30, 2004 following our acquisition of this brand in March 2004.

SQUEEZE Squeeze is a line of traditional carbonated soft drinks, sometimes referred to as "Gourmet Sodas" that are sweetened with cane sugar and have natural flavor systems. This line of seven flavor varieties is sold in "Old Fashioned" 12 ounce glass bottles. We recently launched this product line and anticipate that we will report revenues from its sales during the fourth quarter of fiscal 2004.


         The primary focus of our distribution effort is directed towards retail outlets such as convenience stores, delicatessens, gas stations, bars, restaurants and hotels. The effective display and promotion of beverage products in refrigerated display cabinets (cold cabinets) is key to a successful business in these outlets. We rely upon point of sale display and promotion to increase customer awareness of our products. As our brands generate increased consumer awareness and consumer demand, distribution to larger retailers, such as grocery stores and warehouse clubs, and wholesalers will become more critical to our continued market penetration.


         Through our network, we also distribute a wide variety of beverages, alternative and new age beverages, energy drinks, juices and non-carbonated sodas, vitamin waters, specialty and nutrition drinks and non-alcoholic beer. We actively seek to acquire distribution rights for products we believe show strong growth potential. At December 31, 2004 we had approximately 22 beverage suppliers. Third-party brand name products currently distributed by us include:


         AriZona ice teas
         FIJI mineral water
         Glacier Lake water
         Hansen's Natural beverages
         Martinelli's juices
         IZZE sparking juices
         Vernor's soda
         Clearly Canadian water
         Crush
         Brick House
         Dannon
         Switch
         Vermont Pure
         Skae Beverages
         Good O
         Days Beverage
         Apple & Eve
         Welch's
         Tazo teas
         SoBe
         Guinness non-alcoholic beer

         We are a party to distribution agreements with number of beverage manufacturers which set forth the terms and conditions of our distribution rights of those products. These agreements grant us either exclusive or non-exclusive distribution rights for certain territories and our ability to distribute that company's products are limited to sales made in those specific areas. In some instances we have the right to appoint sub-distributors within our prescribed territory. We do not presently have any sub-distributors and have no present plans to establish any sub-distributors. The terms of these agreements are generally for one year with automatic annual renewals providing we are meeting our minimum distribution levels of the brand in question.

Historically we have met the various minimum order requirements and anticipate that we will continue to meet these terms in the future. We also distribute Glacier Lake water on a non-exclusive basis in the Maryland, District of Columbia and Northern Virginia areas under an oral agreement with the beverage manufacturer. This distribution relationship, which represented approximately 4.5% of our revenues for each of the fiscal year ended December 31, 2003 and the nine months ended September 30, 2004, can be terminated at any time.


SEASONALITY

         Sales of ready-to-drink beverages are somewhat seasonal, with over 60% of our sales expected to occur in the second and third calendar quarters.

PRODUCT MANUFACTURING

         We currently manufacture the Maui Juice Company products in our facility in Hawaii. The plant is located in Kahalui on the island of Maui and is equipped with essential blending and fruit processing equipment. The present facility relies heavily on labor intensive manufacturing and bottling processes. It is our desire to move our Hawaiian operations to a larger facility on Maui later in fiscal 2004 and to equip the facility with more automated processes which will permit us to increase our production capacity as demand for these products increase in future periods.

         We rely on third party manufacturers to produce both our Yohimbe and Squeeze branded products. The third party manufacturers use our proprietary formulations and flavor ingredients in the production of these products. At the time of production, one of our chemists observes the product manufacture and production run, tests the finished beverage product and the package integrity.

         In the case of unique flavor ingredients, we obtain the raw materials for the manufacture of our products from several sources and arrange for the direct delivery of these raw materials to the third-party manufacturer. For raw materials commonly used in the manufacture of beverages similar to our products, such as sugar and citric acid, we obtain these directly from the third party manufacturers to take advantage of cost savings available through bulk purchases by the third party manufacturer. We normally pre-pay for the manufacture and for the packaging materials. We own the finished inventory which is shipped to our warehouses upon completion.

         We believe that there are several primary suppliers of raw materials within the U.S. In addition, we believe that there are many manufacturers in the U.S. that could manufacture any product we choose to produce. With the possible exception of PET bottles for future Maui Juice Company products, we do not anticipate having contracts with any entities or persons committing such suppliers to provide the materials required for the production of our products. We believe raw materials are plentiful worldwide.

NEW PRODUCT DEVELOPMENT PROGRAM AND RESEARCH AND DEVELOPMENT


         The new age beverage category growth is largely sustained by the constant addition of new products, brands and brand extensions. An integral part of our strategy is to develop and introduce innovative products and packages. The development time from the inception of the concept through product development and testing to the manufacture and sale of the finished product is several months. Not all new ideas make it through consumer research. To the extent that we have sufficient capital, we intend to more actively pursue the research, development manufacture and distribution of beverage products. Specifically in 2005, we plan to complete the development of our line of premium, ready to drink tea products, which will include the design and purchase of proprietary bottle molds. The acquisition of the Maui Juice Company brand has opened a research and development project to formulate new flavors for the existing cold cabinet range in Hawaii and a new line of shelf stable products, which we intend to introduce on the U.S. mainland.

OUR GROWTH AND ACQUISITION STRATEGY


         We believe that the evolution and growth of virtual soft drink brands or brands whose owners do not possess manufacturing or distribution assets, coupled with a nationwide consolidation of distribution by the three major soft drink companies, Coca Cola, Pepsi and Cadbury Schweppes, has created a unique business opportunity in the area of beverage sales and distribution. Until recently, most major metropolitan areas in the United States had at least one strong, independent distributor of beverage product. Typically these operators carried a national brand of beer, cola and a juice line, had extensive coverage of their territory and controlled considerable brand assets such as vending machines and coolers.


         The formation of Coca Cola Enterprises and then The Pepsi Bottling Group began the demise of the independents whose fate was sealed when Cadbury Schweppes began buying up strong, independent brands such as Snapple, Dr Pepper, Seven Up and Mistic and running them through a few strong regional distribution companies, such as S.E. Atlantic in the southeast U.S. The former strong independents have consolidated and acquired many smaller competitors. Most of the surviving small distributors are under-resourced, entrepreneurial operations with no core brand business and inadequate infrastructures.

         It is within this group of companies, distributors with solid management but without the means to grow, that we hope to identify potential acquisition targets. Our business objective is to market a full range of proprietary new age brands. To achieve this goal, we are acquiring and developing brands and products that we believe are appropriate and desirable for target consumers, as well as acquiring a network of beverage distribution companies. Our strategy is to complete our network of small to medium sized beverage distributors in major markets throughout the United States. We believe that we will generate stronger than industry average margins by selling value-added proprietary brands and third party value-added brands that are dependent upon our multi-market distribution network. We also believe that the acquisition of beverage distribution companies will give us access to our target customers as well as enabling us to earn revenues by distributing a portfolio of third party brands.

         We believe that our acquisition strategy is key to our ability to grow our company. We have identified over 1,000 beverage distribution companies nationwide that meet our acquisition profile of annual sales revenues between $2,500,000 and $5,000,000. These distributors are ideal for future growth programs in the smaller metropolitan markets. For the larger markets such as Washington D.C. and New York, we are seeking an acquisition target in the revenue range of $5,000,000 to $10,000,000. An added benefit of a network of operations is the added leverage that multiple market operations bring when negotiating with the third party brand owners.


         Our ability to complete additional acquisitions, however, is limited to available capital. Because of our relatively small size and the limited trading in our common stock, we believe that the consideration to be paid in additional acquisitions will be a combination of cash, equity and debt. As of the date hereof, however, we are not a party to any agreement for any additional acquisitions. We will be competing with many other companies in executing our acquisition strategy and, as a result of our small size and present lack of capital for use in acquisitions, we are at a disadvantage and we cannot assure you that we will be effective in implementing this strategy.


OUR HISTORY

         We were organized under the laws of the State of Nevada on February 1, 1989, under the name East End Investment, Inc. for the purpose of engaging in the business of investing and all other lawful businesses. We have undertaken a number of name changes during our history. In November 1989 our name was changed to The Theme Factory, Inc., in March 2001 our name was then changed to the Geyeser Group, Ltd., in September 2001 we changed our name to Xstream Beverage Group, Inc. and in October 2004 we change our name to Xstream Beverage Network, Inc.

         Effective March 9, 2001, we executed agreements to acquire 100% of AquaPure International, Inc., a Nevada corporation, and 100% of Water Star Bottling, Inc., a Wyoming corporation, both in exchange for shares of our common stock. AquaPure was organized in July, 1999 to acquire operating spring water companies through financing and business combinations. Water Star bottled and marketed spring water from a cold water geyser located in the Bridger/Teton National Forest, Wyoming and it marketed fruit flavored spring water nationally. On September 14, 2001 the parties mutually agreed to rescind these agreements and the shares of our common stock issued in these transactions were returned to us and cancelled.

         In September 2001 we acquired 100% of the issued and outstanding capital stock of Power Beverage Corp. from its stockholders. Power Beverage was organization in Florida in September 2001 to acquire and operate specialty beverage companies and it had no revenues at the time of the transaction.

         On April 30, 2002 we entered into an agreement to acquire 100% of Buzzy's Beverages, Inc. in exchange for shares of our common stock. Buzzy's was a ready to drink ice cold coffee manufacturer located in California. As a result of Buzzy's inability to provide us with audited financial statements, we rescinded the agreement prior to the issuance of any consideration.

         On August 26, 2002 we entered into a stock exchange agreement to acquire 100% of Dark Dog Sale & Retail Vertriebe Gmbh, an Austrian company which marketed an energy drink in Europe. The transaction was terminated prior to closing.

         In 2002 we also signed a letter of intent to acquire 90% of Florida Brewery, Inc. In anticipation of closing this transaction, we deposited shares of our common stock which were to be issued as consideration with a third party escrow agent pending closing of this transaction. Prior to closing, the seller terminated the letter of intent and the shares previously deposited in escrow were returned to our company and cancelled.


         On April 9, 2003, we closed on the acquisition of two companies. We acquired all of the issued and outstanding shares of common stock of Total Beverage Network, Inc., a Florida corporation, in exchange for 1,000,000 shares of our common stock. Following the closing of this acquisition, its two shareholders, Jerry Pearring and Barry Willson, become officers and directors of Xstream. Also on April 9, 2003, Total Beverage Network, now our wholly owned subsidiary, acquired substantially all of the assets of Universal Florida Beverage Distributors, Inc., a Florida corporation, in exchange for the issuance to Universal of 550,000 shares of our common stock. Universal is a distributor with distribution routes in the south Florida area. This distribution operation served to launch the Yohimbe brand and enabled our operations and marketing management to gain first hand knowledge of the brands' introduction. We will use our south Florida operation as a similar test market vehicle for future new brand introductions.

         On May 1, 2003, our wholly owned subsidiary, Beverage Network of Connecticut, Inc., acquired substantially all of the assets of Finish-Line Distributors, LLC, a beverage distributor located in Bristol, Connecticut, in exchange for $152,593 and 800,000 shares of our common stock. In addition, we have paid Finish Line Distributors an additional $50,000 in cash plus 100,000 shares of our common stock for meeting performance criteria set forth in the acquisition agreement.

         In August 2003, acquired the customer lists of American Natural Water Distributors in exchange for 550 shares of our common stock and a note in the principal amount of $12,000.

         On January 14, 2004, our wholly owned subsidiary, Xstream Brands, entered into an Assignment of Trademark with Squeeze Beverage, Inc. with Squeeze Beverages, Inc. for the assignment of all of its rights and interests in the trademark "SQUEEZE" for carbonated flavored soft drinks and seltzer water, including all variations thereof such as any spelling, formatives, phonetic variations and stylized designs of the same and all goodwill associated therewith. As consideration we issued 20,000 shares of our common stock to Squeeze Beverages, Inc. We valued the transaction at $48,000.

         On March 1, 2004 our wholly owned subsidiary, Beverage Network of Hawaii, Inc., acquired substantially all of the assets and assumed certain liabilities of Pacific Rim Natural Juice Company, Inc. Through this acquisition, we acquired all of the production assets and personnel used in the manufacture of Maui Juice Company products. We were also able to transfer the lease of the factory used in the manufacture. As consideration we issued the seller 12,500 shares of our common stock and advanced them $15,500. We valued the transactions at $45,500.

         Also on March 1, 2004 our wholly owned subsidiary, Xstream Brands, entered into an Assignment of Trademark with The Maui Juice Company, Inc. for the assignment of all of its rights and interests in the trademark "Maui Juice Company", including all variations thereof such as any spelling, formatives, phonetic variations and stylized designs of the same and all goodwill associated therewith. Maui Juice Company's products contain interesting blends of unusual natural ingredients such as noni, spirulina and aloe. They also bring with them a Hawaiian heritage which we believe is a valuable marketing asset for our future business in the U.S. mainland with this brand. As consideration we agreed to pay The Maui Juice Company, Inc. $300,000 to be paid under the terms of the assignment agreement.

         On March 16, 2004 our wholly owned subsidiary, Beverage Network of Massachusetts, acquired substantially all of the assets and assumed certain liabilities of Ayer Beverages, Inc. The general manager of Ayer Beverages has signed a three year agreement with us to act as vice president of our New England operations. We believe that Ayer Beverages' business also provides us with an important foothold in Massachusetts from which we have been able to open a new warehouse and business in the Boston-metropolitan area. Under the terms of the purchase agreement, as consideration we issued 20,000 shares of our common stock valued at $48,000 and $200,000 in cash.


         Effective July 1, 2004, we purchased the assets of Master Distributors, Inc., d/b/a Atlantic Beverage Co., which included inventory, accounts receivable, office furniture, the rights to the products marketed by Atlantic Beverage and all rights to the operational business of Atlantic Beverage. The Atlantic Beverage business services Washington DC, Virginia and Baltimore/Maryland with a wide range of beverage products including Welch's and Hanson's products, products which we also distribute in our New England operations. Mr. Morris Stoddard, the former General Manager of Master Beverages, Inc., has signed a five year contract with us to oversee the management and growth of our Mid Atlantic States business and to act as an Advisory Director to the our Board of Directors. As consideration for the purchase of the assets of Atlantic Beverage we issued 96,154 shares of our common stock and $570,000 in cash which was delivered at closing, with an additional $554,648 in cash due by September 9, 2004, together with a secured convertible promissory note for $2,000,000 payable in 60 equal monthly payments and bearing 6% interest and a separate $250,000 payment to be made in 12 equal weekly installments pursuant to the terms of the purchase agreement. The note is collateralized by the assets acquired, subject to the first position interest of Laurus Master Fund, L.P. described later in this prospectus. The holder of the secured convertible promissory note may, at his option, elected to receive shares of our common stock valued at $5.20 per share in lieu of cash payments, with the minimum conversion amount being $25,000. As of January 15, 2005 we still owed Master Distributors, Inc. a portion of the cash payment which was due it on September 9, 2004, as well as certain amounts under the secured convertible promissory note. In January 2005 Master Distributors, Inc. agreed to defer those amounts, and Mr. Stoddard agreed to defer amounts due him under his employment agreement, until April 14, 2005. As consideration for these deferments, we issued or agreed to issue Mr. Stoddard and his assigns an aggregate 390,000 shares of his common stock valued at $660,000.


COMPETITION


         We compete with a growing number of new age and traditional beverages from the three global beverage companies and with brands owned by virtual brand owners like Hansen's (makers of "Monster" Energy Drink). Carbonated soft drinks remains the largest single category. However, consumers are increasingly turning away from carbonated beverages and focusing on New Age drinks. This category of beverage includes single-serve fruit beverages, sports beverages such as Gatorade and Power Aide, energy drinks such as Red Bull, bottled water, premium soda, nutrient enhanced drinks, ready to drink coffees and teas, packaged juices, smoothies, and vegetable/fruit blends. In its New Age Beverage Market Overview, Beverage Marketing Corporation shows the New Age category consumption increasing from 7.6 gallons per capita in 1994 to 19.6 gallons per capita in 2003. In its report on the carbonated soft drink market for the same period, Beverage Marketing Corporation shows an increase from 49.9 gallons per capita in 1999 to 53.8 gallons per capita in 2003. Effectively, carbonated soft drinks grew 7.8% over the period when compared to 157.9% growth for New Age beverages. We face significant competition from other companies, especially from Red Bull, the leader in the energy drink field. Most of these companies are better capitalized than us and can obtain financing on more favorable terms.


GOVERNMENTAL REGULATION

         The Food and Drug Administration ("FDA") issues rules and regulations for the beverage industry including, but not limited to, the labeling and formulary ingredients of beverage products. We are also subject to various state and local statutes and regulations applicable to the production, transportation, sale, safety, advertising, and labeling. Compliance with these provisions has not had, and we do not expect such compliance to have, any material adverse effect upon our capital expenditures, net income or competitive position. Regulatory guidelines, however, are constantly changing and there can be no assurance that either our product or our third party manufacturers will be able to comply with ongoing government regulations.

INTELLECTUAL PROPERTY


         We rely on common law rights to our trademarks "Maui Juice Company" and "Squeeze." The common law rights protect the use of these marks used to identify our products. Our earlier application for a trademark of the name "Yohimbe Energy Drink" was cancelled and we are in the process of reapplying. There is no guarantee that our trademark application will mature into registration of the trademark. It is possible that our competitors will adopt product or service names similar to ours, thereby impeding our ability to build brand identity and possibly leading to customer confusion. Our inability to protect our trade names will have a material adverse effect on our business, results of operations and financial condition. We also rely on trade secrets and proprietary know how, and employ various methods, to protect our concepts. However, such methods may not afford complete protection, and there can be no assurance that others will not independently develop similar know how or obtain access to our know how and concepts. There can be no assurance that we will be able to adequately protect our trade secrets. Third parties may assert infringement claims against us or against third parties upon whom we rely and, in the event of an unfavorable ruling on any claim, we may be unable to obtain a license or similar agreement to use technology that we rely upon to conduct our business.

EMPLOYEES


         We currently have approximately 70 employees. None of our employees are covered by a collective bargaining agreement nor are they represented by a labor union. We consider our employee relations to be good.


PROPERTY


         We lease approximately 7,200 square feet of office/warehouse space in Fort Lauderdale, Florida, which also serves as our principal executive offices, under one year lease expiring in December 2005. The lease provides for monthly rental payments of approximately $4,800, together with a pro-rata share of common area expenses.


         Beverage Network of Connecticut leases approximately 13,600 square feet in Bristol, Connecticut under a lease expiring in October 2008. We pay $5,108.25 per month for the leased space. The space is primarily dedicated to a warehouse area, but includes space for administrative and operational offices.

         Beverage Network of Massachusetts leases approximately 4,300 square feet in Ayer, Massachusetts under a lease expiring in June 2004 with an annual renewal option. We pay $1,425 per month for the leased space. The space is primarily dedicated to a warehouse area, but includes space for a small operational office.

         Beverage Network of Hawaii rents approximately 3,000 square feet in Wailuku, Hawaii on a month to month basis. We pay $1,103 per month rent. The primary use of this space is for our Hawaiian manufacturing and warehousing operations.

         Master Distributors, Inc. rents approximately 70,000 square feet of commercial office and warehouse space under a lease expiring in March 2008. We pay an aggregate of approximately $288,640 annually, which amount escalates to approximately $297,300 annually beginning in April 2005. We sub-lease a portion of this space to four unaffiliated companies who pay in the aggregate approximately $155,400 annually in rent.

         All of the foregoing facilities are in good condition and are adequate for currently anticipated needs. We believe that in the event that the leases with respect to any of the aforementioned facilities should not be renewed, alternative space will be available at comparable rates.

LEGAL PROCEEDINGS

         We are not a party to any pending legal proceedings.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         NAME                 AGE           POSITIONS
         ----                 ---           ---------


Theodore Farnsworth            43           Chairman of the Board and
                                            Chief Executive Officer and
                                            principal financial officer

Jerry Pearring                 44           President and a director


Barry Willson                  57           Vice Chairman of the Board,
                                            Chief Scientific Officer,
                                            Secretary and Treasurer


         Theodore Farnsworth. Mr. Farnsworth has served as Chairman since September 2001 and our Chief Executive Officer since November 2004. Mr. Farnsworth also serves as our principal financial officer. Previous thereto, he served as Chairman and Founder of Farmbid.com, an agricultural Internet portal site. Previously, he was President of Fontal Restaurant Group, Inc., parent of Burrito Grill restaurants. In 1995, Mr. Farnsworth founded Psychic Discovery Network, an organization which was the foundation for the Latoya Jackson Network pay per call hotline. Prior thereto, he was president of Cannon Marketing Group, Inc., a company he founded in 1994, which became one of the premier entries into the burgeoning pay-per-call industry and a parent for multiple interactive ventures.

         Jerry Pearring. Mr. Pearring has served as our President and a member of our board of directors since April 2003 and he served as our Chief Executive Officer from April 2003 until November 2004. From March 2003 until its acquisition by us in April 2003 Mr. Pearring was Treasurer of Total Beverage Network, Inc. From September 2001 until December 2002 Mr. Pearring was Senior Vice President of Domestic Business for BEVsystems International, Inc. and from February 1996 until August 2001 he was President and CEO of Total Quality Beverage of New Hampshire. From 1994 to 1996 Mr. Pearring was General Manager of Nantucket Nectars of Washington D.C. Prior to that, he was National Sales Manager of Soho Beverages, Inc. and in Sales and Marketing with Anheuser- Busch in Washington, DC and Boston.


         Barry Willson. Mr. Willson has served as our Vice Chairman, Chief Scientific Officer, Secretary and Treasurer since April 2003. From March 2003 until its acquisition by us in April 2003 Mr. Willson was President of Total Beverage Network, Inc. From 2002 until the formation of Total Beverage Network, Inc. Mr. Willson served as Technical Operations Manager of BEVsystems, International, Inc., a company engaged in the manufacture of super-oxygenated water. From 1994 through 2002, Mr. Willson directed various projects at Drinks International Management, a consulting company for operators in the international beverage industry, where his clients included Cadbury Schweppes, Royal Crown, Snapple and Sunkist. From 1986 through 1994, Mr. Willson served as the Managing Director of Cadbury Schweppes Latin American Operations, including the Mexican company-owned plants and distribution companies, where his responsibilities included overseeing production, sales, marketing and distribution of Crush, Schweppes, Sunkist, Canada Dry, Mott's and Hawaiian Punch brands.

ADVISORY BOARD TO THE BOARD OF DIRECTORS

         In December 2003 our board of directors formed an Advisory Board whose members are asked to make recommendations to our board of directors in their particular area of expertise with respect to the practices, policies and procedures of our company. We issued each member of the Advisory Board 50,000 shares of our common stock as compensation for their services to us, and each member is paid on a project basis in accordance with their normal fee schedule. The following individuals are members of the Advisory Board

         George C. Haas, Jr. Mr. Haas has been with Haas Financial Corporation, a New York investment banking firm, for nearly 45 years. Prior to starting that firm he held various executive positions with the Coca-Cola Company and PepsiCo. As Vice President of U.S. Operations of PepsiCo, Mr. Haas was instrumental in developing plans for bottler financing and for restructuring the U.S. franchise network. The formation of Haas Financial Corporation allowed him to act as an independent industry expert in organizing major financing for PepsiCo's independent bottlers which lead to his association with Coca-Cola Enterprises as an independent negotiator during a time when Coco-Cola Enterprises purchased the former franchises and converted them into company-owned operations. Mr. Haas graduated from Yale University.

         Foster Devereux. Mr. Devereux's career spans the world of investment banking and the soft drink industry. For 25 years he served as an officer and director of Allen Company, a New York-based investment banking firm, which was a major participant in global soft drink company financing. For 10 years Mr. Devereux owned and operated the "Squeeze" carbonated soft drink brand. A graduate of Williams College, Mr. Devereux was appointed by the Governor of Massachusetts to be a Trustee of the Massachusetts College of Liberal Arts.

          Elizabeth Dunn, C.P.A. Ms. Dunn specializes in corporate, LLC, partnership and individual taxes for many closely-held regional, national and international businesses. Ms. Dunn served in both the audit and specialized tax divisions of Ernst & Whinney and Arthur Young & Co. At Merrill Lynch she was responsible for extensive corporate finance department functions, including evaluating and providing current and prospective financial data for top executives. Ms. Dunn earned a BBC from Pace University, Lubin School of Business. She is a member of the American and Florida Institutes of Certified Public Accountants.

         Richard Q. Armstrong. Mr. Armstrong has had a long and distinguished career as a manager and senior executive in a variety of consumer product businesses with particular emphasis in the beverage industry that culminated with positions as President of Canada Dry International, Canada Dry Worldwide and the combined companies of Canada Dry and Dr. Pepper. His storied career began in consumer, packaged goods marketing at LifeSavers International and several major advertising agencies in New York. Active in the wine and spirits industry, he was managing director of LVMH US. Corporation, the U.S. subsidiary of the French luxury good conglomerate. After successfully restructuring regional Adirondack Beverages he returned to RQA Enterprises, his own investment and consulting firm. An honors graduate of Bowdoin College, he presently sits on the board of UBS Paine Webber Mutual Funds Group. He is a former Director of the Board of the Fuqua School of Business Administration at Duke University.


         Morris Stoddard. From 1980 to 1997, Mr. Stoddard was General Manager and partner of Central Distributing, Inc., a Maryland based Coors Beer distributor. From 1997 to 1999 Mr. Stoddard was President and partner in DoMor, Inc., a non-alcoholic beverage broker servicing the Mid-Atlantic states and from 1999 until 2004, he was General Manager and partner in Master Distributors, Inc., a non-alcoholic beverage distributor based in Maryland servicing retail accounts in Maryland, Washington, D.C. and Northern Virginia which we acquired in 2004.

COMPENSATION OF THE ADVISORY BOARD

         Upon an individual joining our Advisory Board, we issue that individual 2,500 shares of our common stock. We have also agreed to pay the Advisory Board members for their time spent on our behalf. Ms. Elizabeth Dunn is paid monthly payment for her services at the rate of $250 per hour, plus $120 per hour for her associate and $75 per hour for her bookkeeper who may provide support services to her. In addition, we reimburse Ms. Dunn for all reasonable out-of-pocket expenses incurred by her relating to her services to use, including attending Advisory Board meetings. All other Advisory Board members are compensation for services rendered to us not exceeding $1,000 per day spent in our service and reimburse for out of pocket expenses. We may also provide additional compensation to Advisory Board members in amounts to be agreed upon for performance of extraordinary services on our behalf.

COMMITTEE OF THE BOARD OF DIRECTORS

         Our Board of Directors has not established any committees, including an Audit Committee or a Nominating Committee. The functions of those committees are being undertaken by the entire board as a whole. No member of our board is a financial expert. As we expand our board in the future we will seek to add one or more members who are financial experts.

CODE OF ETHICS

         We have adopted a Code of Ethics and Business Conduct to provide guiding principles to our principal executive officer, principal financial officer, and principal accounting officer or controller of our company in the performance of their duties. Our Code of Ethics and Business Conduct also strongly recommends that all directors and employees of our company comply with the code in the performance of their duties. Our Code of Ethics and Business Conduct provides that the basic principle that governs all of our officers, directors and employees is that our business should be carried on with loyalty to the interest of our note holders, stockholders, customers, suppliers, fellow employees, strategic partners and other business associates. We believe that the philosophy and operating style of our management are essential to the establishment of a proper corporate environment for the conduct of our business.

         We are committed to a high standard of business conduct. This means conducting business in accordance with the spirit and letter of applicable laws and regulations and in accordance with ethical business practices. In furtherance of the foregoing, our Code of Ethics and Business Conduct provides that no principal executive officer, principal financial officer, or principal accounting officer or controller, or persons performing similar functions shall employ any device, scheme or artifice to defraud our company or any business associate or engage in any act, practice or course of conduct that operates or would operate as a fraud or deceit upon our company or any business associate. Our Code of Ethics and Business Conduct, which also applies to all insiders and their family members, is intended to help in this endeavor by providing a statement of the fundamental principles that govern the conduct of our business.

         Generally, our Code of Ethics and Business Conduct provides guidelines regarding:

         *        transactions with business associates,
         *        non-disclosure of information,
         *        preferential treatment and gifts,
         *        conflicts of interest,
         *        personal securities transactions,
         *        guarding corporate assets,
         *        corporate books and records,
         *        compliance with laws,
         *        document retention, and
         *        compliance with internal controls and disclosure controls.

         Mr. Barry Willson, our Vice Chairman and Chief Scientific Officer, has be designated the compliance officer who is responsible for overseeing, interpreting and monitoring compliance with our Code of Ethics and Business Conduct.

DIRECTOR COMPENSATION


         We do not have an established policy to provide compensation to members of our Board of Directors for their services in that capacity.

EMPLOYMENT AGREEMENTS

         Effective February 5, 2004 we entered into Revised Employment Agreements with each of Messrs. Theodore Farnsworth, Jerry Pearring and Barry Willson, our executive officers and members of our Board of Directors. Under the terms of these Revised Employment Agreements, Mr. Farnsworth is to serve as our Chairman of the Board, Mr. Pearring is to serve as our President and CEO and Mr. Willson is to serve as our Vice-Chairman of the Board, Secretary and Treasurer. All other terms and conditions of the Revised Employment Agreements between our company and each of Messrs. Farnsworth, Pearring and Willson are identical and include the following:

         * the term of the agreement is from February 5, 2004 until December 31, 2007, subject to earlier termination as described below. The agreement renews automatically on a continuing annual basis, subject to 30 day notice by either party of its election not to renew. If either Xstream or the executive wishes to modify the terms of the agreement in conjunction with an annual renewal after the expiration of the initial term, the agreement provides for a procedure and time frame to initiate and conclude negotiations. If the negotiations are not acceptable to both parties, or if the non-initiating party determinates not to enter the negotiations to modify the terms of the agreement, then the agreement expires at the end of the then current annual term, subject to earlier termination as described below;

         * each executive is paid an annual base salary of $130,000 during the first year of the agreement, together with bonuses as may be determined by Xstream during the term of the agreement. The agreements provide that the executive is entitled to participate in any benefits generally made available to all other employees of our company, including medical, disability and life insurance plans. The agreements also provide that the executive is entitled to four weeks paid vacation, an $800 per month automobile allowance and reimbursement for certain expenses;

         *        we can terminate the agreement:


                  *        for cause, which is defined in the agreement to mean:

                           * the inability of the employee, through sickness or other incapacity, to discharge his duties under the agreement for 90 or more consecutive days or 180 or more days out of a period of 270 days;

                           * the failure of the employee to abide by the directions of our board of directors;

                           * dishonesty; theft; insubordination or conviction of a crime; or

                           * a material default in the performance of the employee's obligations, services or duties required under the agreement (other than due to illness) or material breach of any provision of the agreement, which has not been completely remedied within five days after written notice of the default or breach.


                  *        upon the death of the executive,  or

                  *        if we discontinue operating our business.

         In the event of a termination of the agreement for the executive's failure to abide by the directions of the board of directors or the executive's dishonesty, theft, insubordination or conviction of a crime, we are not obligated to pay the executive any severance upon termination. In the event the agreement is terminated for any other reason, including the executive's inability to discharge his duties or a material default by the executive in the performance of obligations under the agreement or a material breach of any term of the agreement, upon termination we are obligated to pay the executive an amount equal to the greater of 200% of his then current base salary and provide him with continued participation in any medical, life and disability programs in which he was participating at the time of termination for an additional year,

         * in the event of a change of control of Xstream, which is defined in the agreement as the occurrence of any event resulting in the current control stockholders individually or collectively beneficially owning less than 50% of the then outstanding common stock, the executive has the option at any time after the change of control to terminate the agreement and receive compensation equal to 2.99 times his then current base salary, less any salary paid from the date of the change of control through the termination date. At the executive's option, this severance payment can be made in installments or in a single, lump sum payment, and

         * the agreements contain customary non-disclosure, exclusivity, non-circumvent and non-compete provisions.


         In February 2004 we issued Messrs. Farnsworth, Pearring and Willson an aggregate of 500,000 shares of our common stock, valued at $1,350,000, as a bonus. In this issuance, Mr. Farnsworth received 250,000 shares, Mr. Pearring received 125,000 shares and Mr. Willson received 125,000 shares.


EXECUTIVE COMPENSATION

Cash Compensation


         The following table summarizes all compensation recorded by us in each of the last three fiscal years for our Chief Executive Officer and each other executive officers serving as such (the "Named Executive Officers") whose annual compensation exceeded $100,000.

                                                                                              LONG-TERM
                                     ANNUAL COMPENSATION                                     COMPENSATION
------------------------------------------------------------------------------------------------------------------------------------
                                                                               RESTRICTED      SECURITIES
NAME AND                                                      OTHER ANNUAL        STOCK        UNDERLYING
PRINCIPAL                  FISCAL     SALARY        BONUS     COMPENSATION       AWARDS         OPTIONS          ALL OTHER
POSITION                    YEAR        ($)          ($)          ($)              ($)           SAR(#)       COMPENSATION
------------------------------------------------------------------------------------------------------------------------------------
Ted Farnsworth              2003     $115,000      $   --      $                 $375,000           --             -0-
Chairman of the             2002     $ 50,000      $   --      $     --          $     --           --             -0-
Board (1)                   2001     $     --      $   --      $     --          $     --           --             (1)

Jerry Pearring              2003     $ 63,750      $   --      $     --          $     --           --             -0-
President and the Board     2002     $     --      $   --      $     --          $     --           --             -0-
CEO(2)                      2001     $     --      $   --      $     --          $     --           --             -0-

Edward Arioli               2003     $     --      $   --      $     --          $200,000           --             -0-
President (3)               2002     $ 25,000      $   --      $     --          $     --           --             -0-
Officer                     2001     $     --      $   --      $     --          $     --           --             -0-

Steve Haglund               2003     $      0      $   --      $     --          $325,000           --             -0-
CEO (4)                     2002     $ 50,000      $   --      $     --          $     --           --             -0-
                            2001     $      0      $   --      $     --          $     --           --             -0-

         (1) Mr. Farnsworth as served as our Chairman since September 2001 and our CEO since November 2004. In September 2001 we issued Mr. Farnsworth 200,000 shares of our Series A Cumulative Convertible Voting Preferred Stock. For accounting purposes the issuance of the shares was treated as compensation to Mr. Farnsworth and we recognized compensation expense of $2,000,000 in fiscal 2001. For accounting purposes, the value ascribed to these shares was equal to the fair market value of the underlying common stock on the date of issuance. A description of the rights and preferences of the Series A Cumulative Convertible Voting Preferred Stock appears later in this prospectus on page 38.

         (2) Mr. Pearring served as our President and CEO from April 2003 until November 2004.

         (3) Mr. Arioli served as our President from September 2001 until April 2003 and served as our Executive Vice President from April 2003 until June 2003.

         (4) Mr. Haglund served as our CEO from February 2002 to June 2003.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

The following table sets forth information concerning individual grants of options made during fiscal 2003 to the Named Executive Officers.

                                                     % OF TOTAL
                           NUMBER OF SHARES OPTIONS GRANTED   EXERCISE OR
                           UNDERLYING OPTIONS        TO EMPLOYEES IN            BASE PRICE       EXPRIRATION
NAME                       GRANTED (#)               FISCAL YEAR                ($/SH)           DATE
------------------------------------------------------------------------------------------------------------
Theodore Farnsworth                 0                n/a                        n/a              n/a
------------------------------------------------------------------------------------------------------------
Jerry Pearring                      0                n/a                        n/a              n/a
------------------------------------------------------------------------------------------------------------
Edward Arioli                 100,000                50%                        $28.00           April 2008
------------------------------------------------------------------------------------------------------------
Steve Haglund                 100,000                50%                        $28.00           April 2008
------------------------------------------------------------------------------------------------------------

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                            NO. OF SECURITIES
                                            UNDERLYING UNEXERCISED              VALUE OF UNEXERCISED
                       SHARES               OPTIONS AT                          IN-THE-MONEY OPTIONS AT
                      ACQUIRED              DECEMBER 31, 2003                   DECEMBER 31, 2003
                        ON         VALUE
NAME                 EXERCISE    REALIZED  EXERCISABLE       UNEXERCISABLE      EXERCISABLE    UNEXERCISABLE
------------------------------------------------------------------------------------------------------------
Theodore
Farnsworth               0          n/a        n/a               n/a              n/a               n/a

Jerry
Pearring                 0          n/a        n/a               n/a              n/a               n/a

Edward
Arioli               5,000      $10,750          0                 0                0                 0

Steve
Haglund              5,000      $10,750          0                 0                0                0

LIMITATION ON LIABILITY AND INDEMNIFICATION MATTERS

         The Nevada Revised Statues allows us to indemnify each of our officers and directors who are made a party to a proceeding if:

         (a) the officer or director conducted himself or herself in good faith;

         (b) his or her conduct was in our best interests, or if the conduct was not in an official capacity, that the conduct was not opposed to our best interests; and

         (c) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. We may not indemnify our officers or directors in connection with a proceeding by or in our right, where the officer or director was adjudged liable to us, or in any other proceeding, where our officer or director are found to have derived an improper personal benefit.

         This provision limits our rights and the rights of our stockholders to recover monetary damages against a director for breach of the fiduciary duty of care except in the situations described above. This provision does not limit our rights or the rights of any stockholder to seek injunctive relief or rescission if a director breaches his duty of care. These provisions will not alter the liability of directors under federal securities laws. Our by-laws require us to indemnify directors and officers against, to the fullest extent permitted by law, liabilities which they may incur under the circumstances described above.

         Our articles of incorporation further provide for the indemnification of any and all persons who serve as our director, officer, employee or agent to the fullest extent permitted under Nevada law.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons according to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         From time to time we have borrowed funds for working capital from Xstream Beverage, Inc., a company which is owned by Mr. Theodore Farnsworth, our Chairman and CEO. These loans are non-interest bearing, unsecured and due on demand. At December 31, 2003 and September 30, 2004 we owed Xstream Beverage, Inc. $224,640 and $50,355, respectively. We believe that the terms of these loans are at least as beneficial to us as terms we could obtain from unaffiliated third parties.

         In March 2004 a principal shareholder of our company who is neither an officer nor a director advanced us $25,000 as a non-interest bearing demand loan. We used these funds for working capital. We believe that the term of this loan was at least as beneficial to us as terms we could obtain from an unaffiliated third party.

         On June 3, 2003 we entered into Consulting Agreements with each of Messrs. Edward Arioli and Steve Haglund, former officers and directors of Xstream. Under the terms of these one year agreements, each of these individuals are providing us with advice regarding ongoing strategic corporate planning, joint ventures, strategic alliances and advice regarding our product lines and potential acquisition candidates. We agreed to pay each of Messrs. Arioli and Haglund $40,000 for the one year agreement, and a monthly non-accountable expense allowance of $550 per month and reimbursement of out-of-pocket expenses. We believe that the terms of these agreements were at least as beneficial to us as terms we could obtain from unaffiliated third parties

         At December 31, 2002 we had accrued compensation due under employment agreements with Messrs. Edward Arioli, Farnsworth and Steve Haglund. of $252,621. On March 31, 2003, our board of directors, which consisted of these three individuals, approved the forgiveness of this accrued compensation through December 31, 2002. As a result of this transaction, we recognized contributed capital of $252,621. We believe that the terms of these transactions are at least as beneficial to us as terms we could obtain from unaffiliated third parties

         Effective April 9, 2003, we entered into amended three-year employment agreements with Messrs. Edward Arioli and Steve Haglund to serve as our President and CEO, respectively. These agreements each provided for annual base compensation of $85,000, and granted each individual options to purchase 2,000,000 shares of our common stock at an exercise price of $1.40 per share, vesting over the term of the agreement. On June 1, 2003, the board accepted the resignations of Messrs. Arioli and Haglund, and concurrent with the resignation of these individuals these options were cancelled. In exchange for cancellation of outstanding options and forgiveness of $106,250 of accrued salaries, we issued Messrs. Arioli and Haglund an aggregate of 1,050,000 shares of our common stock and entered into one-year consulting agreements, which provided for compensation of $40,000 each. We recorded a settlement loss of $418,750. We believe that the terms of these transactions are at least as beneficial to us as terms we could obtain from unaffiliated third parties

         In May 2002 we borrowed $50,000 from an affiliate of our then president, Mr. Arioli. We used these funds to settle a lawsuit. In connection with this loan, we issued Mr. Arioli 100,000 shares of our common stock, valued at $50,000, as a loan fee. We repaid this loan to Mr. Arioli in fiscal 2002. We believe that the term of this loan was at least as beneficial to us as terms we could obtain from an unaffiliated third party.


         In October 2001 we entered into a three year consulting agreement commencing April 1, 2002 with Xstream Beverage, Inc., a company owned by Mr. Farnsworth, to provide us with management consulting services, including independent consulting services by hiring skilled consultants in the beverage industry and to the extent that there was any change in our business objectives, Xstream Beverage, Inc. was to provide us with consultants who could assist us in implementing our business goals and objectives. As compensation for its services, in February 2002 we issued Xstream Beverage, Inc. 4,267,500 shares of our common stock. For purposes of our results of operations, the value of $10,668,750 attributed to these shares was to be a compensation expense recognized over the period of the agreement. In July 2002, effective April 1, 2002, we rescinded this consulting agreement and entered into a subscription agreement with Xstream Beverage, Inc. for the purchase of the 4,267,500 shares of our common stock for an aggregate of $2,133,750, which reflected a decrease in the then fair market value of our common stock. As consideration for the purchase Xstream Beverage, Inc. tendered to us a promissory note in the principal amount of $ 2,133,750, bearing interest at 8% per annum, and due on August 13, 2003. As a result of the cancellation of the consulting agreement, the $10,668,750 of deferred compensation and related $10,664,483 were reversed. This promissory note was cancelled in February 2004 and the 4,267,500 shares of our common stock were returned to our treasury with the status of authorized but unissued securities.


         In September 2001 we authorized the issuance of 200,000 shares of our Series A Cumulative Convertible Voting Preferred Stock to Mr. Farnsworth, and executive officer and director of our company, for his services in connection with our capitalization and in the development of our strategic focus and planning. For accounting purposes, we recognized a compensation expense of $2,000,000 related to this issuance.

                             PRINCIPAL STOCKHOLDERS


         At January 28, 2005, there were 3,162,551 shares of our common stock, 200,000 shares of our Series A Cumulative Convertible Voting Preferred Stock and
43.2 shares of Series B Convertible Preferred Stock issued and outstanding. Our common stock and Series A Cumulative Convertible Voting Preferred Stock are our only classes of our voting securities; the holders of Series B Convertible Preferred Stock have no voting rights except in limited instances in which their rights pursuant to the designations, rights and preferences of the Series B Convertible Preferred Stock could be changed or materially adversely affected. Each share of common stock has one vote per share, and each share of Series A Cumulative Convertible Voting Preferred Stock has five votes per share. The following table sets forth, as of January 28, 2005, information known to us relating to the beneficial ownership of these shares by:


         - each person who is the beneficial owner of more than 5% of the outstanding shares of the class of stock;
         -        each director;
         -        each executive officer; and
         -        all executive officers and directors as a group.


          Unless otherwise indicated, the business address of each person listed is in care of 4800 N.W. 15 Avenue, Bay A, Fort Lauderdale, Florida 33309. We believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. Under securities laws, a person is considered to be the beneficial owner of securities he owns and that can be acquired by him within 60 days from January 28, 2005 upon the exercise of options, warrants, convertible securities or other understandings. We determine a beneficial owner's percentage ownership by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person and which are exercisable within 60 days of January 28, 2005 have been exercised or converted.

Common Stock

NAME OF                    AMOUNT AND NATURE OF               PERCENTAGE             PERCENT OF
BENEFICIAL OWNER           BENEFICIAL OWNERSHIP                 OF CLASS        VOTING CONTROL (1)
----------------           --------------------               ----------        ------------------
Theodore Farnsworth (2)                312,773                   9.9%                    31.5%
Jerry Pearring(13)                     117,500                   3.7%                     2.8%
Barry Willson                          125,000                   3.9%                     3.0%
All officers and directors
  as a group (three persons)(2)        552,273                  17.5%                    37.3%
Laurus Master Fund, Ltd. (3)           157,811                  4.99%                     3.8%
Morris Stoddard (4)                    157,811                  4.99%                     3.8%
Alpha Capital AG (5)(13)               157,811                  4.99%                     3.8%
Enable Growth Partners, LP (6)         157,811                  4.99%                     3.8%
Greenwich Growth Fund, Ltd (7)         157,811                  4.99%                     3.8%
SRG Capital, LLC (8)                   157,811                  4.99%                     3.8%
Stonestreet Limited Partnership (9)    157,811                  4.99%                     3.8%
Sunrise Equity Partners L.P. (10)      157,811                  4.99%                     3.8%
Whalehaven Fund Limited (11)           157,811                  4.99%                     3.8%
Whalehaven Fund Limited #2 AC (12)     157,811                  4.99%                     3.8%

Series A Cumulative Convertible Voting Preferred Stock

NAME OF                    AMOUNT AND NATURE OF               PERCENTAGE             PERCENT OF
BENEFICIAL OWNER           BENEFICIAL OWNERSHIP                 OF CLASS        VOTING CONTROL (1)
----------------           --------------------               ----------        ------------------
Theodore Farnsworth(2)            200,000                        100%                   31.5%
Jerry Pearring                          0                         --                     2.8%
Barry Willson                           0                         --                     3.0%
All officers and directors as
   a group
   (three persons)(2)(14)         200,000                        100%                   37.3%


* represents less than 1%


(1) Percentage of Voting Control is based upon the number of issued and outstanding shares of our common stock and shares of our Series A Cumulative Convertible Voting Preferred Stock at January 28, 2005. At January 28, 2005 the holders of our outstanding shares of common stock and Series A Cumulative Convertible Voting Preferred Stock were entitled to an aggregate of 4,162,551 votes at any meeting of our stockholders, which includes 3,162,551 votes attributable to the outstanding shares of common stock and 1,000,000 votes attributable to the outstanding shares of Series A Cumulative Convertible Voting Preferred Stock. Each share of Series A Cumulative Convertible Voting Preferred Stock entitles the holder to five votes at any meeting of our stockholders and such shares will vote together with our common stockholders.

(2) Includes 12,773 shares of our common stock owned by Xstream Beverage, Inc., a company of which Mr. Farnsworth is the owner, and 200,000 shares of Series A Cumulative Convertible Voting Preferred Stock.

(3) Laurus Master Fund, Ltd. does not presently own any shares of our common stock. Laurus Master Fund, Ltd. holds:

         * a $3,000,000 principal amount secured convertible term note which is convertible into shares of our common stock at a conversion rate of $1.50 per share,


         * 225,000 shares of our common stock issuable upon the exercise of a common stock purchase warrant with an exercise price of $6.40 per share for the first 75,000 shares, $7.80 per share for the next 75,000 shares and $9.00 per share for the remaining 75,000 shares,


         * 22,500 shares of our common stock issuable upon the exercise of a common stock purchase warrant with an exercise price of $ 5.20 per share,


         * 125,000 shares of our common stock issuable upon the exercise of a common stock purchase warrant with an exercise price of $3.00 per share, and


         * 569,000 shares of our common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $2.00 per share.

Under the terms of the secured convertible term note and warrant purchased by Laurus Master Fund, Ltd., these warrants are not exercisable and this note is not convertible to the extent that (a) the number of shares of our common stock held by Laurus Master Fund, Ltd. and (b) the number of shares of our common stock issuable upon the exercise of the warrants and the conversion of the not would result in the beneficial ownership by Laurus Master Fund, Ltd. of more than 4.99% of our then outstanding common stock. Laurus Master Fund, Ltd. may waive these provisions, or increase or decrease that percentage, with respect to the warrants and/or the note on 75 day's prior notice to us, or without notice if we are in default under the note. At January 28, 2005 Laurus Master Fund, Ltd. beneficially owns 157,811 shares of our common stock underlying the note and warrants which convertible or exercisable, as the case may be, within 60 days. Laurus Capital Management, LLC is the entity that exercises voting and investment power on behalf of Laurus Master Fund, Ltd. Mr. David Grin and Mr. Eugene Grin are the natural persons who exercise voting power over Laurus Capital Management, LLC.

(4) Includes 370,370 shares of our common stock issuable upon the conversion of a promissory note in the principal amount of $2,000,000 issued in July 2004 to Master Distributors, Inc. in connection with our acquisition of the assets of Atlantic Beverage. Mr. Morris Stoddard is the person who exercises voting and investment power on behalf of Master Distributors, Inc. Excludes shares of our common stock owned by Mr. Stoddard's children over which he disclaims beneficial ownership and 150,000 shares of our common stock we agree to issue in connection with a deferral of certain amounts due Master Distributors, Inc. and Mr. Stoddard which have yet to be issued. See "Our Business - Our History" beginning on page 24 of this prospectus.

(5) Alpha Capital AG holds shares or our Series Convertible Preferred Stock which are convertible into 233,333 shares of our common stock at a conversion price of $1.50, warrants to purchase 233,333 shares of our common stock at an exercise price of $2.00 per share and warrants to purchase 116,666 shares of our common stock at an exercise price of $4.00 per share. Alpha Capital AG has contractually agreed to limit the conversion of the Series B Convertible Preferred and exercise of the warrants so that upon the conversion or exercise the holder's beneficial ownership would not exceed 4.99% of our common stock outstanding at the time of conversion or exercise, subject to a waiver of this limitation by the holder upon 61 days notice to us, as well as limiting the holder's beneficial ownership upon conversion or exercise to less than 9.9% of our then issued and outstanding common stock, including shares issuable upon the conversion of the Series B Convertible Preferred or the exercise of the warrant, also subject to waiver by the holder upon 61 days notice to us. Alpha Capital AG beneficially owns 157,811 shares of our common stock based upon shares of our Series B Convertible Preferred Stock and warrants which are convertible or exercisable, as the case may be, within 60 days. Mr. Konrad Ackerman is the control person of Alpha Capital AG.

(6) Enable Growth Partners, LP owns shares of our Series B Convertible Preferred which are convertible into 266,666 shares of our common stock at a conversion price of $1.50, warrants to purchase 266,666 shares of our common stock at an exercise price of $2.00 per share and warrants to purchase 133,333 shares of our common stock at an exercise price of $4.00 per share. Enable Growth Partners, LP has contractually agreed to limit the conversion of the Series B Convertible Preferred and exercise of the warrants so that upon the conversion or exercise the holder's beneficial ownership would not exceed 4.99% of our common stock outstanding at the time of conversion or exercise, subject to a waiver of this limitation by the holder upon 61 days notice to us, as well as limiting the holder's beneficial ownership upon conversion or exercise to less than 9.9% of our then issued and outstanding common stock, including shares issuable upon the conversion of the Series B Convertible Preferred or the exercise of the warrant, also subject to waiver by the holder upon 61 days notice to us. Enable Growth Partners, LP beneficially owns 157,811 shares of our common stock based upon shares of our Series B Convertible Preferred Stock and warrants which are convertible or exercisable, as the case may be, within 60 days. Mr. Mitch Levine is the control person of Enable Growth Partners, LP.

(7) Greenwich Growth Fund, Ltd. owns shares of our Series B Convertible Preferred which are convertible into 100,000 shares of our common stock at a conversion price of $1.50, warrants to purchase 100,000 shares of our common stock at an exercise price of $2.00 per share and warrants to purchase 50,000 shares of our common stock at an exercise price of $4.00 per share. Greenwich Growth Fund, Ltd. has contractually agreed to limit the conversion of the Series B Convertible Preferred and exercise of the warrants so that upon the conversion or exercise the holder's beneficial ownership would not exceed 4.99% of our common stock outstanding at the time of conversion or exercise, subject to a waiver of this limitation by the holder upon 61 days notice to us, as well as limiting the holder's beneficial ownership upon conversion or exercise to less than 9.9% of our then issued and outstanding common stock, including shares issuable upon the conversion of the Series B Convertible Preferred or the exercise of the warrant, also subject to waiver by the holder upon 61 days notice to us. Greenwich Growth Fund, Ltd. beneficially owns 157,811 shares of our common stock based upon shares of our Series B Convertible Preferred Stock and warrants which are convertible or exercisable, as the case may be, within 60 days. Messrs. Evan Schemenauer, Jonathan Walk and Don Dunstan are the controlling persons of Greenwich Growth Fund, Ltd.

(8) SRG Capital, LLC owns shares of our Series B Convertible Preferred which are convertible into 133,333 shares of our common stock at a conversion price of $1.50, warrants to purchase 133,333 shares of our common stock at an exercise price of $2.00 per share and warrants to purchase 66,666 shares of our common stock issuable at an exercise price of $4.00 per share. SRG Capital, LLC has contractually agreed to limit the conversion of the Series B Convertible Preferred and exercise of the warrants so that upon the conversion or exercise the holder's beneficial ownership would not exceed 4.99% of our common stock outstanding at the time of conversion or exercise, subject to a waiver of this limitation by the holder upon 61 days notice to us, as well as limiting the holder's beneficial ownership upon conversion or exercise to less than 9.9% of our then issued and outstanding common stock, including shares issuable upon the conversion of the Series B Convertible Preferred or the exercise of the warrant, also subject to waiver by the holder upon 61 days notice to us. SRG Capital, LLC beneficially owns 157,811 shares of our common stock based upon shares of our Series B Convertible Preferred Stock and warrants which are convertible or exercisable, as the case may be, within 60 days. Mr. Edwin Macabe and Ms. Tai May Lee are the controlling persons of SRG Capital LLC.

(9) Stonestreet Limited Partnership owns shares of our Series B Convertible Preferred which are convertible into 300,000 shares of our common stock at a conversion price of $1.50, warrants to purchase 300,000 shares of our common stock at an exercise price of $2.00 per share and warrants to purchase 150,000 shares of our common stock at an exercise price of $4.00 per share. Stonestreet Limited Partnership has contractually agreed to limit the conversion of the Series B Convertible Preferred and exercise of the warrants so that upon the conversion or exercise the holder's beneficial ownership would not exceed 4.99% of our common stock outstanding at the time of conversion or exercise, subject to a waiver of this limitation by the holder upon 61 days notice to us, as well as limiting the holder's beneficial ownership upon conversion or exercise to less than 9.9% of our then issued and outstanding common stock, including shares issuable upon the conversion of the Series B Convertible Preferred or the exercise of the warrant, also subject to waiver by the holder upon 61 days notice to us. Stonestreet Limited Partnership beneficially owns 157,811 shares of our common stock based upon shares of our Series B Convertible Preferred Stock and warrants which are convertible or exercisable, as the case may be, within 60 days. Ms. Elizabeth Leonard and Mr. Michael Finkelstein are the controlling persons of Stonestreet Limited Partnership.

(10) Sunrise Equity Partners L.P. owns shares of our Series B Convertible Preferred which are convertible into 200,000 shares of our common stock at a conversion price of $1.50, warrants to purchase 200,000 shares of our common stock at an exercise price of $2.00 per share and warrants to purchase 100,000 shares of our common stock at an exercise price of $4.00 per share. Sunrise Equity Partners L.P. has contractually agreed to limit the conversion of the Series B Convertible Preferred and exercise of the warrants so that upon the conversion or exercise the holder's beneficial ownership would not exceed 4.99% of our common stock outstanding at the time of conversion or exercise, subject to a waiver of this limitation by the holder upon 61 days notice to us, as well as limiting the holder's beneficial ownership upon conversion or exercise to less than 9.9% of our then issued and outstanding common stock, including shares issuable upon the conversion of the Series B Convertible Preferred or the exercise of the warrant, also subject to waiver by the holder upon 61 days notice to us. Sunrise Equity Partners L.P. beneficially owns 157,811 shares of our common stock based upon shares of our Series B Convertible Preferred Stock and warrants which are convertible or exercisable, as the case may be, within 60 days. Sunrise Equity Partners, L.P., is managed by Level Counter LLC. Nathan

Low, Amnon Mandelbaum, Marilyn Adler and David I. Goodfriend, the member of Level Counter LLC, each may be deemed to be a controlling person of Sunrise Equity Partners, L.P.

(11) Whalehaven Fund Limited owns shares of our Series B Convertible Preferred which are convertible into 100,000 shares of our common stock at a conversion price of $1.50, warrants to purchase 100,000 shares of our common stock at an exercise price of $2.00 per share and warrants to purchase 50,000 shares of our common stock at an exercise price of $4.00 per share. Whalehaven Fund Limited has contractually agreed to limit the conversion of the Series B Convertible Preferred and exercise of the warrants so that upon the conversion or exercise the holder's beneficial ownership would not exceed 4.99% of our common stock outstanding at the time of conversion or exercise, subject to a waiver of this limitation by the holder upon 61 days notice to us, as well as limiting the holder's beneficial ownership upon conversion or exercise to less than 9.9% of our then issued and outstanding common stock, including shares issuable upon the conversion of the Series B Convertible Preferred or the exercise of the warrant, also subject to waiver by the holder upon 61 days notice to us. Whalehaven Fund Limited beneficially owns 157,811 shares of our common stock based upon shares of our Series B Convertible Preferred Stock and warrants which are convertible or exercisable, as the case may be, within 60 days. Messrs. Evan Schemenauer and Arthur Jones and Ms. Jennifer Kelly are the controlling persons of Whalehaven Fund Limited.

(12) Whalehaven Fund Limited #2 AC owns shares of our Series B Convertible Preferred which are convertible into 100,000 shares of our common stock at a conversion price of $1.50, warrants to purchase 100,000 shares of our common stock at an exercise price of $2.00 per share and warrants to purchase 50,000 shares of our common stock at an exercise price of $4.00 per share. Whalehaven Fund Limited #2 AC has contractually agreed to limit the conversion of the Series B Convertible Preferred and exercise of the warrants so that upon the conversion or exercise the holder's beneficial ownership would not exceed 4.99% of our common stock outstanding at the time of conversion or exercise, subject to a waiver of this limitation by the holder upon 61 days notice to us, as well as limiting the holder's beneficial ownership upon conversion or exercise to less than 9.9% of our then issued and outstanding common stock, including shares issuable upon the conversion of the Series B Convertible Preferred or the exercise of the warrant, also subject to waiver by the holder upon 61 days notice to us. Whalehaven Fund Limited #2 AC beneficially owns 157,811 shares of our common stock based upon shares of our Series B Convertible Preferred Stock and warrants which are convertible or exercisable, as the case may be, within 60 days. Messrs. Evan Schemenauer and Arthur Jones and Ms. Jennifer Kelly are the controlling persons of Whalehaven Fund Limited #2.

(13) Includes 10,000 shares of our common stock held by Mr. Pearring's minor children.


                            DESCRIPTION OF SECURITIES


         Our authorized capital stock consists of 50,000,000 shares of common stock, $.001 par value per share, and 10,000,000 shares of preferred stock, par value $.001 per share, of which 200,000 shares have been designated as Series A Cumulative Convertible Voting Preferred Stock and 80 shares have been designated as Series B Convertible Preferred Stock. The remaining 9,799,920 shares of our preferred stock remain without designation. As of January 28, 2005, there are 3,162,551 shares of common stock, 200,000 shares of Series A Cumulative Convertible Voting Preferred Stock and 43.2 shares of Series B Convertible Preferred Stock issued and outstanding or to be issued and outstanding following the date of this prospectus.

COMMON STOCK

         Holders of common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, subject to the preferences of the Series A Cumulative Convertible Preferred Voting Stockholders and Series B Convertible Preferred Stock, each outstanding share entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.


         Holders of common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions for the common stock. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued.


PREFERRED STOCK

         Our board of directors, without further stockholder approval, may issue preferred stock in one or more series from time to time and fix or alter the designations, relative rights, priorities, preferences, qualifications, limitations and restrictions of the shares of each series. The rights, preferences, limitations and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. Our board of directors may authorize the issuance of preferred stock which ranks senior to our common stock for the payment of dividends and the distribution of assets on liquidation. In addition, our board of directors can fix limitations and restrictions, if any, upon the payment of dividends on our common stock to be effective while any shares of preferred stock are outstanding.

         The rights granted to the holders of any series of preferred stock could adversely affect the voting power of the holders of common stock and issuance of preferred stock may delay, defer or prevent a change in our control.

SERIES A CUMULATIVE CONVERTIBLE VOTING PREFERRED STOCK

         The designations, rights and preferences of the Series A Cumulative Convertible Voting Preferred provide:

         * the shares of our Series A Cumulative Convertible Voting Preferred are convertible into shares of our common stock on a one for one basis, subject to adjustment in the event of stock splits, recapitalization and reorganizations,

         *        the shares do not pay any dividends, and

         * each share is entitled to five votes on all matters submitted to our stockholders and the holders of the Series A Cumulative Convertible Voting Preferred vote together with the holders of our common stock on all matters submitted to our stockholders for a vote.

SERIES B CONVERTIBLE PREFERRED STOCK

         The designations, rights and preferences of the Series B Convertible Preferred provide:

         * the shares have a liquidation preference of $50,000 per share, subject to the prior satisfaction of our obligations to Laurus Master Fund, Ltd. as described later in this prospectus under "Selling Security Holders,",

         * the shares of our Series B Convertible Preferred are convertible into shares of our common stock equal to the liquidation preference divided by the conversion price of $1.50 per share. The conversion price is subject to adjustment in the event of stock splits and combinations, dividends or distributions, reclassifications or reorganizations, or in the event we issue or sell any additional shares of common stock or other securities which are convertible into common stock or common stock equivalents at a price less than the then current conversion price. Under the terms of the Series B Convertible Preferred , the holder has contractually agreed to limit the conversion of the Series B Convertible Preferred so that upon the conversion the holder's beneficial ownership would not exceed 4.99% of our common stock outstanding at the time of conversion, subject to a waiver of this limitation by the holder upon 61 days notice to us, as well as limiting the holder's beneficial ownership upon conversion to less than 9.9% of our then issued and outstanding common stock, including shares issuable upon the conversion of the Series B Convertible Preferred, also subject to waiver by the holder upon 61 days notice to us.


         * the holders have the right to require us to redeem all or a portion of the shares the Series B Convertible Preferred under certain circumstances, including:


         * upon the occurrence of a major transaction (as that term is defined below). In this event, the redemption price would be equal to 100% of the liquidation preference plus all accrued but unpaid dividends, and

         * upon the occurrence of a triggering event ( as that term is defined below). In this event, the redemption price would be equal to 120% of the amount of the liquidation preference plus all accrued but unpaid dividends.


         Upon either occurrence, at our discretion we can pay the redemption price in cash or shares of common stock based upon the then current conversion price,

         * on the date which is 42 months from the date of issuance of the Series B Convertible Preferred, at the option of the holder we are required to redeem the outstanding shares of Series B Convertible Preferred into such number of shares of our common stock as equal the liquidation preference plus all accrued but unpaid dividends divided by the conversion price then in effect, or for cash at a price equal to the number of shares of common stock each holder would be entitled to receive at the conversion price then in effect multiplied by $1.85,

         * so long as the Series B Convertible Preferred is outstanding, without the consent of the holders of at least 3/4 of the outstanding shares of Series B Convertible Preferred we cannot:


           * amend the provisions of the Series B Convertible Preferred,
           * repurchase, redeem or pay any dividends on our common stock or any other securities which rank junior to the Series B Convertible Preferred,
           * amend our Articles of Incorporation or By-laws in a manner which would materially and adversely any right of the Series B Convertible Preferred,
           * make any distribution with respect to any junior security,
          * voluntarily file for bankruptcy, liquidate our assets or make an assignment for the benefit of our creditors, or
           * change the nature of our business.

         So long as at least $1,500,000 of the Series B Convertible Preferred is outstanding, we cannot authorize or create any class of securities which ranks senior to or pari passu with the Series B Convertible Preferred with respect to the distribution of assets on liquidation, dissolution or winding up without the affirmative vote or consent of the holders of at least 3/4 of the then outstanding shares of Series B Convertible Preferred Stock, other than in any transaction that we might consummate with Laurus Master Fund, ltd. or any other entity introduced to us by Laurus Master Fund, Ltd. in which instance restriction does not apply.


         Other than in the foregoing instances, the Series B Convertible Preferred has no voting rights.


         * it ranks senior to our common stock and to all other classes of our securities which do not specifically provide that they are senior to our Series B Convertible Preferred Stock, but subordinate to all of our indebtness,


         * it pays cumulative semi-annual dividends of 6% per annum, payable at our option in cash, registered shares of our common stock or additional shares of our Series B Convertible Preferred. If we choose to pay the dividends in registered shares of our common stock, the shares are valued at the then conversion price of the Series B Convertible Preferred and if we choose to pay the dividends in shares of Series B Convertible Preferred, those shares are valued at the liquidation preference of the stock.,


         * all accrued but unpaid dividends are due upon our distribution, liquidation or winding up, the mandatory redemption of the shares, the redemption upon the occurrence of a triggering event or major transaction, or upon the conversion of the shares. A triggering event includes if the registration statement of which this prospectus is a part lapses or becomes unavailable to the holder for a period of more than 20 trading days, the suspension of our common stock from quotation on the OTC Bulletin Board unless it is concurrently listed on The Nasdaq Stock Market, Inc. or an exchange, a notice to us to a holder of our inability or lack of intention to comply with proper requests for the conversion of the shares of Series B Convertible Preferred Stock or our failure to comply with a proper conversion notice within 10 business days of our receipt. A major transaction includes certain mergers, consolidations or other business combinations, the transfer of more than 50% of our assets other than inventory in the ordinary course of business or the closing of a purchase, tender or exchange offer to the holders of more than 50% of our outstanding common shares.

COMMON STOCK PURCHASE WARRANTS

         We have warrants outstanding to purchase an aggregate of 4,653,901 shares of our common stock at exercise prices ranging from $0.20 to $100.00 per share, including:

*        37,500 $0.20 Common Stock Purchase Warrants,

*        598,441 $1.50 Common Stock Purchase Warrants,

*        1,551,920 $2.00 Common Stock Purchase Warrants,

*        634,000 $2.00 Laurus Common Stock Purchase Warrants,

*        37,500 $3.00 Common Stock Purchase Warrants,

*        125,000 $3.00 Laurus Common Stock Purchase Warrants

*        860,665 $4.00 Common Stock Purchase Warrants,

*        26,250 $5.20 Common Stock Purchase Warrants,

*        22,500 $5.20 Laurus Common Stock Purchase Warrants,

*        75,000 $6.40 Common Stock Purchase Warrants,

*        75,000 $7.80 Common Stock Purchase Warrants,

*        75,000 $9.00 Common Stock Purchase Warrants and.

* warrants to purchase an aggregate of 517,125 shares of our common stock at exercise prices ranting from $$0.15 per share to $5.00 per share which have been issued to third parties as partial compensation for services to us.

         WARRANTS ISSUED IN THE LAURUS MASTER FUND, LTD. FINANCING TRANSACTION

         As described later in this prospectus under "Selling Security Holders," in May 2004 as part of the Laurus Master Fund, Ltd. financing transaction we issued Laurus Master Fund, Ltd. common stock purchase warrants to purchase an aggregate of 225,000 shares of our common stock at exercise prices ranging from $6.40 to $9.00 per share. Subsequent to May 2004 we have issued Laurus Master Fund, Ltd. common stock purchase warrants to purchase an aggregate of 781,500 shares of our common stock at exercise prices ranging from $2.00 to $5.20 per share in connection with the release of restricted cash to us.

         Other than the exercise price of the various warrants held by Laurus Master Fund, Ltd., all other terms of the warrants are the same, and provide:

         * the warrants are exercisable for a period of 10 years from the date of issuance,

         * the warrants contain a cashless exercise provision,

         * the number of shares issuable upon the exercise and the exercise price per share are subject to adjustment in the event we issue additional shares of common stock as a dividend or other distribution or for stock splits or combinations, and

         * the number of shares which the holder may acquire upon the exercise of a warrant is limited in that the shares which would be issuable upon the exercise of the warrant when added together with all other shares of our common stock beneficially owned by the holder and its affiliates cannot exceed 4.99% of our outstanding common stock on the exercise date. The holder has the right to revoke this voluntary limitation upon 75 days prior written notice to us, and this limitation automatically terminates in the event of a default under the $3 million secured convertible term note we issued to Laurus Master Fund, Ltd.

         WARRANTS ISSUED IN THE SERIES B CONVERTIBLE PREFERRED STOCK TRANSACTION

         In June 2004 we issued warrants to the purchasers of the Series B Preferred Convertible Preferred Stock in the transaction described below under "Selling Security Holders" Series A warrants to purchase an aggregate of 1,433,333 shares of our common stock at an exercise price of $2.00 per share and

Series B Warrants to purchase an aggregate of 667,167 shares of our common stock at an exercise price of $4.00 per share. The terms of these warrants are described later in this prospectus under "Selling Security Holders - The Series B Convertible Preferred Stock Transaction."

         WARRANTS ISSUED TO H.C. WAINWRIGHT

         In March 30, 2004, as amended on June 10, 2004, we entered into an agreement with H.C. Wainwright & Co., Inc., a broker-dealer and member of the NASD, under which we engaged H.C. Wainwright as our placement agent to arrange for the sale of debt, equity or equity-linked securities on our behalf for a period of one year. Under this agreement we issued H.C. Wainwright, including certain of its employees, warrants to purchase an aggregate of 112,500 shares of our common stock (the "Retainer Warrants") with exercise prices ranging from $0.20 per share to $3.00 per share, as a retainer for its services.

         In May 2004 following the closing of the Laurus Master Fund, Ltd. Financing Transaction described later in this prospectus under "Selling Security Holders," we issued H.C. Wainwright and certain of its employees warrants to purchase an aggregate of 426,250 shares of our common stock (the "Wainwright Laurus Warrants") with exercise prices ranging from $1.50 to $5.20 per share as partial compensation for serving as placement agent in that transaction.

         In August 2004 following the closing of the Series B Convertible Preferred Stock Transaction described later in this prospectus under "Selling Security Holders," we issued H.C. Wainwright and certain of its employees warrants to purchase an aggregate of 455,929 shares of our common stock (the "Wainwright Series B Warrants") with exercise prices ranging from $1.50 to $4.00 per share as partial compensation for serving as placement agent in that transaction.

         Other than the exercise prices, the terms of the Retainer Warrants and the Wainwright Laurus Warrants are identical, including:

         * the warrants are exercisable for a period of five years from the date of issuance,

         * the number of shares of our common stock and the exercise price of the warrant are subject to adjustment in the event of stock splits and dividends, distributions of cash, common stock equivalents, evidences of indebtedness, securities, properties or rights to purchase any of the foregoing,

         * the number of shares of our common stock and the exercise price of the warrant are also subject to adjustment in the event we sell additional shares of our common stock at a per share price less than the exercise price of the warrant, and * the holders contractually agreed to limit the exercise of the warrants so that upon the exercise the holder's beneficial ownership would not exceed 4.99% of our common stock outstanding at the time of exercise, subject to a waiver of this limitation by the holder upon 61 days notice to us, as well as limiting the holder's beneficial ownership upon exercise to less than 9.9% of our then issued and outstanding common stock, including shares issuable upon the exercise of the warrant, also subject to waiver by the holder upon 61 days notice to us.

         The terms of the Wainwright Series B Warrants are identical to those of the Retainer Warrants and Wainwright Laurus Warrants, other than the exercise price, and also contain a cashless exercise provision.

OTHER OUTSTANDING WARRANTS


         We presently have outstanding common stock purchase warrants to purchase an aggregate of 517,125 shares of our common stock at exercise prices ranging from $0.15 per share to $5.00 per share. These warrants contain standard anti-dilution protection for the warrant holder in the event of stock splits, recapitalization or reorganization by us.


TRANSFER AGENT

         Our transfer agent is Interwest Stock Transfer, 1981 East 4800 South, Suite 100, Salt Lake City, Utah 85117 and its telephone number is 801-272-9294.

                            SELLING SECURITY HOLDERS


         This prospectus relates to periodic offers and sales of shares of common stock, including shares underlying outstanding common stock purchase warrants, as well as common stock purchase warrants, by the selling security holders listed below and their pledgees, donees and other successors in interest, which includes:


         * 43,750 shares of our common stock which are presently outstanding;

         * 1,439,998 shares underlying our Series B Convertible Preferred Stock;


         * 4,118,776 shares of our common stock issuable upon the exercise of outstanding common stock purchase warrants with exercise prices ranging from $0.20 to $9.00 per share;

         * 2,113,426 shares underlying the outstanding principal and accrued interest due at January 28, 2005 under the $3,000,000 principal amount secured convertible term note issued to Laurus Master Fund, Ltd.; and

         * 4,118,776 outstanding common stock purchase warrants, including:

                  -        37,500 $0.20 Common Stock Purchase Warrants,
                  -        598,441 $1.50 Common Stock Purchase Warrants,
                  -        1,551,920 $2.00 Common Stock Purchase Warrants,
                  -        634,000 $2.00 Laurus Common Stock Purchase Warrants,
                  -        37,500 $3.00 Common Stock Purchase Warrants,
                  -        122,500 $3.00 Laurus Common Stock Purchase Warrants,
                  -        860,665 $4.00 Common Stock Purchase Warrants,
                  -        26,250 $5.20 Common Stock Purchase Warrants,
                  -        22,500 $5.20 Laurus Common Stock Purchase Warrants,
                  -        75,000 $6.40 Common Stock Purchase Warrants,
                  -        75,000 $7.80 Common Stock Purchase Warrants, and
                  -        75,000 $9.00 Common Stock Purchase Warrants.


         These securities were issued in the following transactions:

THE LAURUS MASTER FUND, LTD. FINANCING TRANSACTION

         On May 14, 2004, we entered into a securities purchaser agreement with Laurus Master Fund, Ltd. The securities purchase agreement provided for the purchase and sale of our secured convertible term note in the principal amount of $3,000,000. The transaction was exempt from registration under the Securities Act of 1933 in reliance on an exemption under Section 4(2) of that act. Under the terms of the agreement, the net proceeds were $2,855,500 after payment to Laurus Capital Management, LLC, an affiliate of Laurus Master fund, Ltd., of a closing fee of $131,000. We have granted a security interest to Laurus Master Fund, Ltd. in all of our assets, and the obligations under the secured convertible term note have been guaranteed by our subsidiaries. The security arrangements also include a pledge of stock of all of our current and any future subsidiaries acquired by us during the term of the secured convertible term note.


         Initially, $2,855,000 of the proceeds of the secured convertible term note were held in a restrictive account controlled by Laurus Master Fund, Ltd. Of this amount, approximately $2,465,000 has been released to us for working capital purposes and was used by us to close our acquisition of the assets of Atlantic Beverage. The balance of the funds held in the restricted account are controlled by Laurus Master Fund, Ltd. until we consummate one or more acquisitions which will be subject to the approval of Laurus Master Fund, Ltd. or until all of the outstanding principal amount of the secured convertible term note is converted into shares of our common stock. The funds in the restricted account may be released to us from time to time by Laurus Master Fund, Ltd. for acquisitions. Laurus Master Fund, Ltd.'s only criteria for the release of funds is that such acquisition falls within our current business model.


         SECURED CONVERTIBLE TERM NOTE

         The note consists of two tranches, tranche A, for $50,000, and tranche B for $2,950,000. Both tranches mature on May 14, 2007. Beginning on September 1, 2004, we began making monthly payments of $1,470.59 together with accrued interest as to the tranche A principal amount and monthly payments of $16,176.47 together with accrued interest as to the tranche B principal amount. Interest on the principal amount of the secured convertible term note is equal to the "prime rate" published in The Wall Street Journal plus 2%. The interest will be increased or decreased as that rate adjusts from time to time; however, the interest rate cannot be less than 6%. Interest was payable monthly beginning June 1, 2004.

         The interest rate on the secured convertible term note will be adjusted downward provided we have completed the registration under the Securities Act of 1933 of the securities issuable under the securities purchase agreement based on the price of our common stock. The registration statement of which this prospectus is a part of when declared effective by the Securities and Exchange Commission will satisfy that registration requirement. On a monthly basis, if on the last business day of each calendar month the average closing price of our common stock, as reported by Bloomberg, L.P., for the five trading days immediately preceding that last business date exceeds the tranche B conversion price (initially $5.20), then the interest rate for the next calendar month will be reduced by 100 basis points (1.00%) for each incremental 25% increase in the market price of our common stock above the tranche B conversion price. However, the interest rate does not increase based on any corresponding decline in the market price of our common stock.

         Prior to each monthly repayment, Laurus Master Fund, Ltd. will provide a written notice to us and advise us as to whether it chooses to receive cash or common stock or a combination in satisfaction of the repayment amount due for the succeeding month. If we do not receive a repayment notice by the applicable notice date, we will pay the monthly amount in cash. Any cash payment will be made in an amount equal to 102% of the principal portion of the monthly amount due. If Laurus Master Fund, Ltd. chooses to convert all or a portion of the monthly amount into shares of our common stock, the number of shares to be issued will be determined by dividing the monthly amount that is due by the then fixed conversion price, which is presently $1.50, having been adjusted downward as a result of the sale of our Series B Preferred as described below.

         On the other hand, Laurus Master Fund, Ltd. is obligated to convert the monthly amount due into shares of common stock if the average closing price for our shares for the five trading days preceding the repayment date is:


         o in the case of tranche A, equal to or greater than the tranche A fixed conversion price of $1.50 per share;


         o in the case of tranche B, equal to or greater than 110% of the tranche B fixed conversion price of $1.50 per share

         Any mandatory or voluntary conversions represent payments in satisfaction of the monthly amount then due or next due; however, the aggregate of these conversions in any payment period cannot exceed 25% of the total dollar trading volume of the common stock during that five-day trading period. No conversion into common stock will take place unless:

         o the securities covered by the securities purchase agreement are covered by an effective registration statement; or

         o an exemption from registration for the resale of the common stock is available under the Securities Act of 1933;and

         o no event of default exists and is continuing.

         We have the right, in any case, to redeem the entire principal amount of the secured convertible term note together with accrued and unpaid interest by paying to Laurus Master Fund, Ltd. cash equal to 125% of that amount. In addition, no conversion will take place if the number of shares received upon conversion, combined with other common shares beneficially owned by Laurus Master Fund, Ltd., would exceed 4.99% of the outstanding shares of our common stock. The conversion price of the note is subject adjustment in the event of stock splits, dividends and combinations, distributions upon account of common stock and/or our issuance of additional common stock or securities convertible into common stock or exercisable under options or warrants at less than the then conversion price of the secured convertible term note.

         In the event of a default as set forth in the securities purchase agreement which occurs and is continuing, Laurus Master Fund, Ltd. has the right to demand the payment of all principal, interest and other fees payable. In the event of this acceleration, the amount due and owing will be 120% of the remaining portion of the secured convertible term note.


         In connection with the securities purchase agreement, we issued a 10 year common stock purchase warrants to Laurus Master Fund, Ltd. to purchase 225,000 shares of our common stock with an exercise price of $6.40 per share for the first 75,000 shares, $7.80 per share for the next 75,000 shares and $9.00 per share for the remaining 75,000 shares. Subsequent to May 2004 we have issued Laurus Master Fund, Ltd. common stock purchase warrants to purchase an aggregate of 781,500 shares of our common stock at exercise prices ranging from $2.00 to $5.20 per share in connection with the release of restricted cash to us. Other than the exercise prices, these additional warrants are identical to the warrants issued in the transaction. The warrants contain a cashless basis whereby Laurus Master Fund, Ltd. rather than paying the exercise price in cash may surrender a number of warrants equal to the exercise price of the warrants being exercised. The number of shares issuable upon exercise of the warrants and the exercise prices are subject to adjustment in the event of subdivisions, combinations, stock dividends, mergers and/or reclassifications of our common stock, certain distributions on account of our common stock and/or our issuance of additional common stock or securities convertible or exercisable into our common stock at less than the exercise price of the warrants on the date of issuance.

         HC Wainwright & Co. acted as placement agent for us in this offering and we paid that firm a 10% cash commission ($300,000) and issued that firm 43,750 shares of our common stock and five year common stock purchase warrants to purchase 426,250 shares of our common stock, of which warrants to purchase 400,000 shares are exercisable at $1.50 per share and warrants to purchase the remaining 26,250 shares are exercisable $5.20 per SHARE. These warrants contain cashless exercise provisions.

THE SERIES B CONVERTIBLE PREFERRED STOCK TRANSACTION

         On August 2, 2004 we sold 43.2 shares of our Series B Convertible Preferred Stock to nine accredited investors and issued the purchasers Series A Common Stock Purchase Warrants and Series B Common Stock Purchase Warrants in a private transaction exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) of that act and Rule 506 of Regulation D. We received gross proceeds of $2,160,000. The designations, rights and preferences of the Series B Preferred appear elsewhere in this prospectus under "Description of Securities - Series B Convertible Preferred Stock" beginning on page 32.

         We issued the purchasers of the Series B Preferred two series of five year common stock purchase warrants. The Series A Warrants are exercisable into a number of shares of our common stock equal to 100% of the shares issuable upon the conversion of the Series B Preferred at an exercise price of $2.00 per share. The Series B Warrants are exercisable into a number of shares of our common stock equal to 50% of the shares issuable upon the conversion of the Series B Preferred at an exercise price of $4.00 per share. All other terms of the warrants are identical, and include:

         *        the warrants are transferable at the discretion of the holder,

         * the number of shares underlying the warrant and the exercise price of each warrant are subject to adjustment in the event of recapitalization, reorganization, reclassifications, consolidations, mergers or a sale of all or substantially all of our assets or properties, stock dividends, subdivisions and combinations and distributions as well as issuance of additional shares of our common stock or any common stock equivalents (as that term is defined in the warrant) at a price less than the then current exercise price of the warrant or if we purchase any shares of our common stock at a price greater than the market value or the current exercise price,


         * the holders have contractually agreed to limit the exercise of the warrants so that upon the exercise the holder's beneficial ownership would not exceed 4.9% of our common stock outstanding at the time of exercise, subject to a waiver of this limitation by the holder upon 61 days notice to us, as well as limiting the holder's beneficial ownership upon exercise to less than 9.9% of our then issued and outstanding common stock, including shares issuable upon the exercise of the warrant, also subject to waiver by the holder upon 61 days notice to us, and

         * beginning 12 months from the effective date of the registration statement covering the resale of the shares of common stock underlying the warrants at our option upon 20 days notice we can call up to 100% of the warrants at $0.01 per share if the market value of our common stock has been greater than 400% of the conversion price then in effect for our Series B Preferred for 20 trading days immediately preceding the call notice, subject to certain requirements.

         HC Wainwright & Co. acted as placement agent for us in this offering and we paid that firm a 10% cash commission ($216,000) and five year common stock purchase warrants to purchase 423,529 shares of our common stock at an exercise prices ranging from $1.50 per share to $4.00 per share, all of which contain a cashless exercise provision.

         The following table sets forth


         o the name of each selling security holder,
         o the number of shares and/or common stock purchase warrants owned, and
         o the number of shares and/or common stock purchase warrants being registered for resale by the selling security holder.

         We may amend or supplement this prospectus from time to time to update the disclosure set forth in this prospectus. All of the securities owned by the selling security holders may be offered hereby. Because the selling security holders may sell some or all of the securities owned by them, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the securities, no estimate can be given as to the number of securities that will be held by the selling security holders upon termination of any offering made hereby. If all the securities offered hereby are sold, the selling security holders will not own any securities after the offering.

Shares of Common Stock to be Offered by the Selling Security Holders

                                    NUMBER           PERCENTAGE          SHARES      SHARES TO     PERCENTAGE
NAME OF SELLING                     OF SHARES        OWNED BEFORE         TO BE      BE OWNED      OWNED AFTER
SECURITY HOLDER                     OWNED            OFFERING           OFFERED   AFTER OFFERING      OFFERING
---------------                     -----            --------           -------   --------------      --------
Laurus Master Fund, Ltd. (1)        157,811          4.99%            3,119,926            0            0
Alpha Capital AG (2)                157,811          4.99%              583,332            0            0
Enable Growth Partners, LP (3)      157,811          4.99%              666,665            0            0
Greenwich Growth Fund, Ltd (4)      157,811          4.99%              250,000            0            0
SRG Capital, LLC (5)                157,811          4.99%              333,332            0            0
Stonestreet Limited Partnership (6) 157,811          4.99%              750,000            0            0
Sunrise Equity Partners L.P. (7)    157,811          4.99%              500,000            0            0
Whalehaven Fund Limited (8)         157,811          4.99%              250,000            0            0
Whalehaven Fund Limited #2 AC (9)   157,811          4.99%              250,000            0            0
H.C. Wainwright & Co.(10)           479,576          16.1%              479,576            0            0
John R. Clarke(11)                  166,710           6.2%              166,710            0            0
Scott F. Koch (12)                  166,710           6.2%              166,710            0            0
Richard H. Kreger (13)              166,710           6.2%              166,710            0            0
Ari J. Fuchs (14)                    26,323           1.0%               26,323            0            0
Chris Phillips (15)                  16,665             *                16,665            0            0


*    represents less than 1%


(1) Laurus Master Fund, Ltd. does not presently own any shares of our common stock. Laurus Master Fund, Ltd. holds:

         * a $3,000,000 principal amount secured convertible term note which is convertible into shares of our common stock at a conversion rate of $1.50 per share,

         * 225,000 shares of our common stock issuable upon the exercise of a common stock purchase warrant with an exercise price of $6.40 per share for the first 75,000 shares, $7.80 per share for the next 75,000 shares and $9.00 per share for the remaining 75,000 shares,

         * 22,500 shares of our common stock issuable upon the exercise of a common stock purchase warrant with an exercise price of $ 5.20 per share,

         * 125,000 shares of our common stock issuable upon the exercise of a common stock purchase warrant with an exercise price of $3.00 per share, and

         * 569,000 shares of our common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $2.00 per share.

Under the terms of the secured convertible term note and warrant purchased by Laurus Master Fund, Ltd., these warrants are not exercisable and this note is not convertible to the extent that (a) the number of shares of our common stock held by Laurus Master Fund, Ltd. and (b) the number of shares of our common stock issuable upon the exercise of the warrants and the conversion of the not would result in the beneficial ownership by Laurus Master Fund, Ltd. of more than 4.99% of our then outstanding common stock. Laurus Master Fund, Ltd. may waive these provisions, or increase or decrease that percentage, with respect to the warrants and/or the note on 75 day's prior notice to us, or without notice if we are in default under the note. At January 28, 2005 Laurus Master Fund, Ltd. beneficially owns 157,811 shares of our common stock underlying the note and warrants which convertible or exercisable, as the case may be, within 60 days. Laurus Capital Management, LLC is the entity that exercises voting and investment power on behalf of Laurus Master Fund, Ltd. Mr. David Grin and Mr. Eugene Grin are the natural persons who exercise voting power over Laurus Capital Management, LLC.

(2) Alpha Capital AG holds shares or our Series Convertible Preferred Stock which are convertible into 233,333 shares of our common stock at a conversion price of $1.50, warrants to purchase 233,333 shares of our common stock at an exercise price of $2.00 per share and warrants to purchase 116,666 shares of our common stock at an exercise price of $4.00 per share. Alpha Capital AG has contractually agreed to limit the conversion of the Series B Convertible Preferred and exercise of the warrants so that upon the conversion or exercise the holder's beneficial ownership would not exceed 4.99% of our common stock outstanding at the time of conversion or exercise, subject to a waiver of this limitation by the holder upon 61 days notice to us, as well as limiting the holder's beneficial ownership upon conversion or exercise to less than 9.9% of our then issued and outstanding common stock, including shares issuable upon the conversion of the Series B Convertible Preferred or the exercise of the warrant, also subject to waiver by the holder upon 61 days notice to us. Alpha Capital AG beneficially owns 157,811 shares of our common stock based upon shares of our Series B Convertible Preferred Stock and warrants which are convertible or exercisable, as the case may be, within 60 days. Mr. Konrad Ackerman is the control person of Alpha Capital AG.

(3) Enable Growth Partners, LP owns shares of our Series B Convertible Preferred which are convertible into 266,666 shares of our common stock at a conversion price of $1.50, warrants to purchase 266,666 shares of our common stock at an exercise price of $2.00 per share and warrants to purchase 133,333 shares of our common stock at an exercise price of $4.00 per share. Enable Growth Partners, LP has contractually agreed to limit the conversion of the Series B Convertible Preferred and exercise of the warrants so that upon the conversion or exercise the holder's beneficial ownership would not exceed 4.99% of our common stock outstanding at the time of conversion or exercise, subject to a waiver of this limitation by the holder upon 61 days notice to us, as well as limiting the holder's beneficial ownership upon conversion or exercise to less than 9.9% of our then issued and outstanding common stock, including shares issuable upon the conversion of the Series B Convertible Preferred or the exercise of the warrant, also subject to waiver by the holder upon 61 days notice to us. Enable Growth Partners, LP beneficially owns 157,811 shares of our common stock based upon shares of our Series B Convertible Preferred Stock and warrants which are convertible or exercisable, as the case may be, within 60 days. Mr. Mitch Levine is the control person of Enable Growth Partners, LP.

(4) Greenwich Growth Fund, Ltd. owns shares of our Series B Convertible Preferred which are convertible into 100,000 shares of our common stock at a conversion price of $1.50, warrants to purchase 100,000 shares of our common stock at an exercise price of $2.00 per share and warrants to purchase 50,000 shares of our common stock at an exercise price of $4.00 per share. Greenwich Growth Fund, Ltd. has contractually agreed to limit the conversion of the Series B Convertible Preferred and exercise of the warrants so that upon the conversion or exercise the holder's beneficial ownership would not exceed 4.99% of our common stock outstanding at the time of conversion or exercise, subject to a waiver of this limitation by the holder upon 61 days notice to us, as well as limiting the holder's beneficial ownership upon conversion or exercise to less than 9.9% of our then issued and outstanding common stock, including shares issuable upon the conversion of the Series B Convertible Preferred or the exercise of the warrant, also subject to waiver by the holder upon 61 days notice to us. Greenwich Growth Fund, Ltd. beneficially owns 157,811 shares of our common stock based upon shares of our Series B Convertible Preferred Stock and warrants which are convertible or exercisable, as the case may be, within 60 days. Messrs. Evan Schemenauer, Jonathan Walk and Don Dunstan are the controlling persons of Greenwich Growth Fund, Ltd.

(5) SRG Capital, LLC owns shares of our Series B Convertible Preferred which are convertible into 133,333 shares of our common stock at a conversion price of $1.50, warrants to purchase 133,333 shares of our common stock at an exercise price of $2.00 per share and warrants to purchase 66,666 shares of our common stock issuable at an exercise price of $4.00 per share. SRG Capital, LLC has contractually agreed to limit the conversion of the Series B Convertible Preferred and exercise of the warrants so that upon the conversion or exercise the holder's beneficial ownership would not exceed 4.99% of our common stock outstanding at the time of conversion or exercise, subject to a waiver of this limitation by the holder upon 61 days notice to us, as well as limiting the holder's beneficial ownership upon conversion or exercise to less than 9.9% of our then issued and outstanding common stock, including shares issuable upon the conversion of the Series B Convertible Preferred or the exercise of the warrant, also subject to waiver by the holder upon 61 days notice to us. SRG Capital, LLC beneficially owns 157,811 shares of our common stock based upon shares of our Series B Convertible Preferred Stock and warrants which are convertible or exercisable, as the case may be, within 60 days. Mr. Edwin Macabe and Ms. Tai May Lee are the controlling persons of SRG Capital LLC.

(6) Stonestreet Limited Partnership owns shares of our Series B Convertible Preferred which are convertible into 300,000 shares of our common stock at a conversion price of $1.50, warrants to purchase 300,000 shares of our common stock at an exercise price of $2.00 per share and warrants to purchase 150,000 shares of our common stock at an exercise price of $4.00 per share. Stonestreet Limited Partnership has contractually agreed to limit the conversion of the Series B Convertible Preferred and exercise of the warrants so that upon the conversion or exercise the holder's beneficial ownership would not exceed 4.99% of our common stock outstanding at the time of conversion or exercise, subject to a waiver of this limitation by the holder upon 61 days notice to us, as well as limiting the holder's beneficial ownership upon conversion or exercise to less than 9.9% of our then issued and outstanding common stock, including shares issuable upon the conversion of the Series B Convertible Preferred or the exercise of the warrant, also subject to waiver by the holder upon 61 days notice to us. Stonestreet Limited Partnership beneficially owns 157,811 shares of our common stock based upon shares of our Series B Convertible Preferred Stock and warrants which are convertible or exercisable, as the case may be, within 60 days. Ms. Elizabeth Leonard and Mr. Michael Finkelstein are the controlling persons of Stonestreet Limited Partnership.

(7) Sunrise Equity Partners L.P. owns shares of our Series B Convertible Preferred which are convertible into 200,000 shares of our common stock at a conversion price of $1.50, warrants to purchase 200,000 shares of our common stock at an exercise price of $2.00 per share and warrants to purchase 100,000 shares of our common stock at an exercise price of $4.00 per share. Sunrise Equity Partners L.P. has contractually agreed to limit the conversion of the Series B Convertible Preferred and exercise of the warrants so that upon the conversion or exercise the holder's beneficial ownership would not exceed 4.99% of our common stock outstanding at the time of conversion or exercise, subject to a waiver of this limitation by the holder upon 61 days notice to us, as well as limiting the holder's beneficial ownership upon conversion or exercise to less than 9.9% of our then issued and outstanding common stock, including shares issuable upon the conversion of the Series B Convertible Preferred or the exercise of the warrant, also subject to waiver by the holder upon 61 days notice to us. Sunrise Equity Partners L.P. beneficially owns 157,811 shares of our common stock based upon shares of our Series B Convertible Preferred Stock and warrants which are convertible or exercisable, as the case may be, within 60 days. Sunrise Equity Partners, L.P., is managed by Level Counter LLC. Nathan Low, Amnon Mandelbaum, Marilyn Adler and David I. Goodfriend, the member of Level Counter LLC, each may be deemed to be a controlling person of Sunrise Equity Partners, L.P.

(8) Whalehaven Fund Limited owns shares of our Series B Convertible Preferred which are convertible into 100,000 shares of our common stock at a conversion price of $1.50, warrants to purchase 100,000 shares of our common stock at an exercise price of $2.00 per share and warrants to purchase 50,000 shares of our common stock at an exercise price of $4.00 per share. Whalehaven Fund Limited has contractually agreed to limit the conversion of the Series B Convertible Preferred and exercise of the warrants so that upon the conversion or exercise the holder's beneficial ownership would not exceed 4.99% of our common stock outstanding at the time of conversion or exercise, subject to a waiver of this limitation by the holder upon 61 days notice to us, as well as limiting the holder's beneficial ownership upon conversion or exercise to less than 9.9% of our then issued and outstanding common stock, including shares issuable upon the conversion of the Series B Convertible Preferred or the exercise of the warrant, also subject to waiver by the holder upon 61 days notice to us. Whalehaven Fund

Limited beneficially owns 157,811 shares of our common stock based upon shares of our Series B Convertible Preferred Stock and warrants which are convertible or exercisable, as the case may be, within 60 days. Messrs. Evan Schemenauer and Arthur Jones and Ms. Jennifer Kelly are the controlling persons of Whalehaven Fund Limited.

(9) Whalehaven Fund Limited #2 AC owns shares of our Series B Convertible Preferred which are convertible into 100,000 shares of our common stock at a conversion price of $1.50, warrants to purchase 100,000 shares of our common stock at an exercise price of $2.00 per share and warrants to purchase 50,000 shares of our common stock at an exercise price of $4.00 per share. Whalehaven Fund Limited #2 AC has contractually agreed to limit the conversion of the Series B Convertible Preferred and exercise of the warrants so that upon the conversion or exercise the holder's beneficial ownership would not exceed 4.99% of our common stock outstanding at the time of conversion or exercise, subject to a waiver of this limitation by the holder upon 61 days notice to us, as well as limiting the holder's beneficial ownership upon conversion or exercise to less than 9.9% of our then issued and outstanding common stock, including shares issuable upon the conversion of the Series B Convertible Preferred or the exercise of the warrant, also subject to waiver by the holder upon 61 days notice to us. Whalehaven Fund Limited #2 AC beneficially owns 157,811 shares of our common stock based upon shares of our Series B Convertible Preferred Stock and warrants which are convertible or exercisable, as the case may be, within 60 days. Messrs. Evan Schemenauer and Arthur Jones and Ms. Jennifer Kelly are the controlling persons of Whalehaven Fund Limited #2.

 (10) Includes 15,312 shares of our common stock presently issued and outstanding, 13,125 shares of our common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $0.20 per share, 293,595 shares of our common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $1.50 per share, 59,294 shares of our common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $2.00 per share, 13,125 shares of our common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $3.00 per share, 72,000 shares of our common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $4.00 per share and 13,125 shares of our common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $5.20 per share. Mr. Michael Bradford exercises sole voting and investment power over the securities held by H.C. Wainwright & Co. Accordingly, he may be deemed to be the beneficial owner of such shares. Mr. Bradford disclaims beneficial ownership of such shares except to the extent of his pecuniary interest.


(11) Includes 9,006 shares of our common stock presently issued and outstanding, 7,718 shares of our common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $0.20 per share, 96,534 shares of our common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $1.50 per share, 18,776 shares of our common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $2.00 per share, 7,719 shares of our common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $3.00 per share, 22,800 shares of our common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $4.00 per share and 4,157 shares of our common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $5.20 per share.

(12) Includes 9,006 shares of our common stock presently issued and outstanding, 7,718 shares of our common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $0.20 per share, 96,534 shares of our common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $1.50 per share, 18,776 shares of our common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $2.00 per share, 7,719 shares of our common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $3.00 per share, 22,800 shares of our common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $4.00 per share and 4,157 shares of our common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $5.20 per share.

(13) Includes 9,006 shares of our common stock presently issued and outstanding, 7,718 shares of our common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $0.20 per share, 96,534 shares of our common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $1.50 per share, 18,776 shares of our common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $2.00 per share, 7,719 shares of our common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $3.00 per share, 22,800 shares of our common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $4.00 per share and 4,157 shares of our common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $5.20 per share.

(14) Includes 1,420 shares of our common stock presently issued and outstanding, 1,221 shares of our common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $0.20 per share, 15,244 shares of our common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $1.50 per share, 2,966 shares of our common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $2.00 per share, 1,218 shares of our common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $3.00 per share, 3,600 shares of our common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $4.00 per share and 654 shares of our common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $5.20 per share.

(15) Includes 6,666 shares of our common stock issuable upon conversion of our Series B Convertible Preferred at a conversion price of $1.50, 6,666 shares of our common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $2.00 per share and 3,333 shares of our common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $4.00 per share. Under the terms of the Series B Convertible Preferred and the warrants, the holder has contractually agreed to limit its beneficial ownership of our common stock at any one time to 4.99% and 9.99% of our then outstanding common stock, subject to a waiver of this limitation by the holder upon 61 days notice to us.


Common Stock Purchase Warrants to be Offered by the Selling Security Holders

$0.20 Common Stock Purchase Warrants

                                    NUMBER           PERCENTAGE          WARRANTS    WARRANTS TO   PERCENTAGE
NAME OF SELLING                     OF WARRANTS      OWNED BEFORE         TO BE      BE OWNED      OWNED AFTER
SECURITY HOLDER                     OWNED            OFFERING           OFFERED   AFTER OFFERING      OFFERING
---------------                     -----            --------           -------   --------------      --------
H.C. Wainwright & Co.(1)             13,125          35.0%                13,125             0            0
John R. Clarke                        7,718          20.6%                 7,718             0            0
Scott F. Koch                         7,718          20.6%                 7,718             0            0
Richard H. Kroger                     7,718          20.6%                 7,718             0            0
Ari J. Fuchs                          1,221           3.2%                 1,221             0            0

(1) Mr. Michael Bradford exercises sole voting and investment power over the securities held by H.C. Wainwright & Co.. Accordingly, he may be deemed to be the beneficial owner of such shares. Mr. Bradford disclaims beneficial ownership of such shares except to the extent of his pecuniary interest.

$1.50 Common Stock Purchase Warrants

                                    NUMBER           PERCENTAGE          WARRANTS    WARRANTS TO    PERCENTAGE
NAME OF SELLING                     OF WARRANTS      OWNED BEFORE         TO BE      BE OWNED       OWNED AFTER
SECURITY HOLDER                     OWNED            OFFERING           OFFERED   AFTER OFFERING      OFFERING
---------------                     -----            --------           -------   --------------      --------
H.C. Wainwright & Co.(1)             293,595         49.1%              293,595              0            0
John R. Clarke                        96,534         16.1%               96,534              0            0
Scott F. Koch                         96,534         16.1%               96,534              0            0
Richard H. Kreger                     96,534         16.1%               96,534              0            0
Ari J. Fuchs                          15,244          2.6%               15,244              0            0

(1) Mr. Michael Bradford exercises sole voting and investment power over the securities held by H.C. Wainwright & Co.. Accordingly, he may be deemed to be the beneficial owner of such shares. Mr. Bradford disclaims beneficial ownership of such shares except to the extent of his pecuniary interest.

$2.00 Common Stock Purchase Warrants


                                    NUMBER           PERCENTAGE          WARRANTS    WARRANTS TO   PERCENTAGE
NAME OF SELLING                     OF WARRANTS      OWNED BEFORE         TO BE      BE OWNED      OWNED AFTER
SECURITY HOLDER                     OWNED            OFFERING           OFFERED   AFTER OFFERING      OFFERING
---------------                     -----            --------           -------   --------------      --------
H.C. Wainwright & Co.(1)             59,294            3.8%              59,294              0            0
John R. Clarke                       18,776            1.3%              18,776              0            0
Scott F. Koch                        18,776            1.3%              18,776              0            0
Richard H. Kreger                    18,776            1.3%              18,776              0            0
Ari J. Fuchs                          2,966             *                 2,966              0            0
Alpha Capital AG (2)                233,333           15.1%             233,333              0            0
Enable Growth Partners, LP (3)      266,666           17.2%             266,666              0            0
Greenwich Growth Fund, Ltd (4)      100,000            6.4%             100,000              0            0
SRG Capital, LLC (5)                133,333            8.6%             133,333              0            0
Stonestreet Limited Partnership (6) 300,000           19.3%             300,000              0            0
Sunrise Equity Partners L.P. (7)    200,000           12.9%             200,000              0            0
Whalehaven Fund Limited (8)         100,000            6.4%             100,000              0            0
Whalehaven Fund Limited #2 AC (9)   100,000            6.4%             100,000              0            0

* represents less than 1%

(1) Mr. Michael Bradford exercises sole voting and investment power over the securities held by H.C. Wainwright & Co.. Accordingly, he may be deemed to be the beneficial owner of such shares. Mr. Bradford disclaims beneficial ownership of such shares except to the extent of his pecuniary interest.
(2) Mr. Konrad Ackerman is the control person of Alpha Capital AG.
(3) Mr. Mitch Levine is the control person of Enable Growth Partners, Ltd.
(4) Messrs. Evan Schemenauer, Jonathan Walk and Don Dunstan are the controlling persons of Greenwich Growth Fund, Ltd.
(5) Mr. Edwin Macabe and Ms. Tai May Lee are the controlling persons of SRG Capital LLC.
(6) Ms. Elizabeth Leonard and Mr. Michael Finkelstein are the controlling persons of Stonestreet Limited Partnership.
(7) Sunrise Equity Partners, L.P., is managed by Level Counter LLC. Nathan Low, Amnon Mandelbaum, Marilyn Adler and David I. Goodfriend, the member of Level Counter LLC, each may be deemed to be a controlling person of Sunrise Equity Partners, L.P.
(8) Messrs. Evan Schemenauer and Arthur Jones and Ms. Jennifer Kelly are the controlling persons of Whalehaven Fund Limited.
(9) Messrs. Evan Schemenauer and Arthur Jones and Ms. Jennifer Kelly are the controlling persons of Whalehaven Fund Limited #2.

$2.00 Laurus Common Stock Purchase Warrants

                                    NUMBER           PERCENTAGE          WARRANTS    WARRANTS TO   PERCENTAGE
NAME OF SELLING                     OF WARRANTS      OWNED BEFORE         TO BE      BE OWNED      OWNED AFTER
SECURITY HOLDER                     OWNED            OFFERING           OFFERED   AFTER OFFERING      OFFERING
---------------                     -----            --------           -------   --------------      --------
Laurus Master Fund Ltd. (1)         634,000          100%            634,000                 0            0

(1) Laurus Capital Management, LLC is the investment manager of Laurus Master Fund Ltd. By virtue of such relationship, Messrs. David Grin and Eugene Grin may be deemed to have dispositive power over the warrants owned by Laurus Master Fund Ltd. and each disclaims beneficial ownership of such warrants.

$3.00 Common Stock Purchase Warrants

                                    NUMBER           PERCENTAGE          WARRANTS    WARRANTS TO   PERCENTAGE
NAME OF SELLING                     OF WARRANTS      OWNED BEFORE         TO BE      BE OWNED      OWNED AFTER
SECURITY HOLDER                     OWNED            OFFERING           OFFERED   AFTER OFFERING      OFFERING
---------------                     -----            --------           -------   --------------      --------
H.C. Wainwright & Co.(1)               13,125         35.0%             13,125               0            0
John R. Clarke                          7,719         20.6%              7,719               0            0
Scott F. Koch                           7,719         20.6%              7,719               0            0
Richard H. Kreger                       7,719         20.6%              7,719               0            0
Ari J. Fuchs                            1,218          3.2%              1,218               0            0

* represents less than 1%
(1) Mr. Michael Bradford exercises sole voting and investment power over the securities held by H.C. Wainwright & Co.. Accordingly, he may be deemed to be the beneficial owner of such shares. Mr. Bradford disclaims beneficial ownership of such shares except to the extent of his pecuniary interest.

$3.00 Laurus Common Stock Purchase Warrants

                                    NUMBER           PERCENTAGE          WARRANTS    WARRANTS TO   PERCENTAGE
NAME OF SELLING                     OF WARRANTS      OWNED BEFORE         TO BE      BE OWNED      OWNED AFTER
SECURITY HOLDER                     OWNED            OFFERING           OFFERED   AFTER OFFERING      OFFERING
---------------                     -----            --------           -------   --------------      --------
Laurus Master Fund Ltd. (1)         147,500          100%            147,500                 0            0

(1) Laurus Capital Management, LLC is the investment manager of Laurus Master Fund Ltd. By virtue of such relationship, Messrs. David Grin and Eugene Grin may be deemed to have dispositive power over the warrants owned by Laurus Master Fund Ltd. and each disclaims beneficial ownership of such warrants.

$4.00 Common Stock Purchase Warrants

                                    NUMBER           PERCENTAGE          WARRANTS    WARRANTS TO   PERCENTAGE
NAME OF SELLING                     OF WARRANTS      OWNED BEFORE         TO BE      BE OWNED      OWNED AFTER
SECURITY HOLDER                     OWNED            OFFERING           OFFERED   AFTER OFFERING      OFFERING
---------------                     -----            --------           -------   --------------      --------
H.C. Wainwright & Co.(1)              72,000            8.4%              72,000              0            0
John R. Clarke                        22,800            2.6%              22,800              0            0
Scott F. Koch                         22,800            2.6%              22,800              0            0
Richard H. Kreger                     22,800            2.6%              22,800              0            0
Ari J. Fuchs                           3,600             *                 3,600              0            0
Alpha Capital AG (2)                 116,666           13.6%             116,666              0            0
Enable Growth Partners, LP (3)       133,333           15.5%             133,333              0            0
Greenwich Growth Fund, Ltd (4)        50,000            5.8%              50,000              0            0
SRG Capital, LLC (5)                  66,666            7.7%              66,666              0            0
Stonestreet Limited Partnership (6)  150,000           17.4%             150,000              0            0
Sunrise Equity Partners L.P. (7)     100,000           12.9%             200,000              0            0
Whalehaven Fund Limited (8)           50,000            5.8%              50,000              0            0
Whalehaven Fund Limited #2 AC (9)     50,000            5.8%              50,000              0            0

* represents less than 1%

(1) Mr. Michael Bradford exercises sole voting and investment power over the securities held by H.C. Wainwright & Co.. Accordingly, he may be deemed to be the beneficial owner of such shares. Mr. Bradford disclaims beneficial ownership of such shares except to the extent of his pecuniary interest.
(2) Mr. Konrad Ackerman is the control person of Alpha Capital AG.
(3) Mr. Mitch Levine is the control person of Enable Growth Partners, Ltd.
(4) Messrs. Evan Schemenauer, Jonathan Walk and Don Dunstan are the controlling persons of Greenwich Growth Fund, Ltd.
(5) Mr. Edwin Macabe and Ms. Tai May Lee are the controlling persons of SRG Capital LLC.
(6) Ms. Elizabeth Leonard and Mr. Michael Finkelstein are the controlling persons of Stonestreet Limited Partnership.
(7) Sunrise Equity Partners, L.P., is managed by Level Counter LLC. Nathan Low, Amnon Mandelbaum, Marilyn Adler and David I. Goodfriend, the member of Level Counter LLC, each may be deemed to be a controlling person of Sunrise Equity Partners, L.P.
(8) Messrs. Evan Schemenauer and Arthur Jones and Ms. Jennifer Kelly are the controlling persons of Whalehaven Fund Limited.
(9) Messrs. Evan Schemenauer and Arthur Jones and Ms. Jennifer Kelly are the controlling persons of Whalehaven Fund Limited #2.

$5.20 Common Stock Purchase Warrants

                                    NUMBER           PERCENTAGE          WARRANTS    WARRANTS TO   PERCENTAGE
NAME OF SELLING                     OF WARRANTS      OWNED BEFORE         TO BE      BE OWNED      OWNED AFTER
SECURITY HOLDER                     OWNED            OFFERING           OFFERED   AFTER OFFERING      OFFERING
---------------                     -----            --------           -------   --------------      --------
H.C. Wainwright & Co.(1)               13,125        50.1%              13,125               0            0
John R. Clarke                          4,157        15.8%               4,157               0            0
Scott F. Koch                           4,157        15.8%               4,157               0            0
Richard H. Kreger                       4,157        15.8%               4,157               0            0
Ari J. Fuchs                              654         2.5%                 654               0            0

* represents less than 1%

(1) Mr. Michael Bradford exercises sole voting and investment power over the securities held by H.C. Wainwright & Co.. Accordingly, he may be deemed to be the beneficial owner of such shares. Mr. Bradford disclaims beneficial ownership of such shares except to the extent of his pecuniary interest.

$5.20 Laurus Common Stock Purchase Warrants

                                    NUMBER           PERCENTAGE          WARRANTS    WARRANTS TO   PERCENTAGE
NAME OF SELLING                     OF WARRANTS      OWNED BEFORE         TO BE      BE OWNED      OWNED AFTER
SECURITY HOLDER                     OWNED            OFFERING           OFFERED   AFTER OFFERING      OFFERING
---------------                     -----            --------           -------   --------------      --------
Laurus Master Fund Ltd. (1)         22,500           100%                 22,500             0            0

(1) Laurus Capital Management, LLC is the investment manager of Laurus Master Fund Ltd. By virtue of such relationship, Messrs. David Grin and Eugene Grin may be deemed to have dispositive power over the warrants owned by Laurus Master Fund Ltd. and each disclaims beneficial ownership of such warrants.

$6.40 Common Stock Purchase Warrants

                                    NUMBER           PERCENTAGE          WARRANTS    WARRANTS TO   PERCENTAGE
NAME OF SELLING                     OF WARRANTS      OWNED BEFORE         TO BE      BE OWNED      OWNED AFTER
SECURITY HOLDER                     OWNED            OFFERING           OFFERED   AFTER OFFERING      OFFERING
---------------                     -----            --------           -------   --------------      --------
Laurus Master Fund Ltd. (1)         75,000           100%               75,000               0            0

(1) Laurus Capital Management, LLC is the investment manager of Laurus Master
Fund Ltd. By virtue of such relationship, Messrs. David Grin and Eugene Grin may be deemed to have dispositive power over the warrants owned by Laurus Master
Fund Ltd. and each disclaims beneficial ownership of such warrants.

$7.80 Common Stock Purchase Warrants

                                    NUMBER           PERCENTAGE          WARRANTS    WARRANTS TO   PERCENTAGE
NAME OF SELLING                     OF WARRANTS      OWNED BEFORE         TO BE      BE OWNED      OWNED AFTER
SECURITY HOLDER                     OWNED            OFFERING           OFFERED   AFTER OFFERING      OFFERING
---------------                     -----            --------           -------   --------------      --------
Laurus Master Fund Ltd. (1)         75,000           100%               75,000               0            0

(1) Laurus Capital Management, LLC is the investment manager of Laurus Master Fund Ltd. By virtue of such relationship, Messrs. David Grin and Eugene Grin may be deemed to have dispositive power over the warrants owned by Laurus Master Fund Ltd. and each disclaims beneficial ownership of such warrants.

$9.00 Common Stock Purchase Warrants

                                    NUMBER           PERCENTAGE          WARRANTS    WARRANTS TO   PERCENTAGE
NAME OF SELLING                     OF WARRANTS      OWNED BEFORE         TO BE      BE OWNED      OWNED AFTER
SECURITY HOLDER                     OWNED            OFFERING           OFFERED   AFTER OFFERING      OFFERING
---------------                     -----            --------           -------   --------------      --------
Laurus Master Fund Ltd. (1)         75,000           100%               75,000               0            0

(1) Laurus Capital Management, LLC is the investment manager of Laurus Master Fund Ltd. By virtue of such relationship, Messrs. David Grin and Eugene Grin may be deemed to have dispositive power over the warrants owned by Laurus Master Fund Ltd. and each disclaims beneficial ownership of such warrants.


         None of the selling security holders are broker-dealers or affiliates of broker-dealers, other than:

         * H.C. Wainwright & Co., Inc., an NASD member firm, acted as placement agent for us in the transaction with Laurus Master Fund, Ltd. and the offering of our Series B Convertible Preferred Stock described earlier in this prospectus. H.C. Wainwright & Co., Inc. received the shares and warrants as compensation for their placement agent services, and


         * Messrs. Clarke, Koch, Kreger and Fuchs are employees of H.C. Wainwright & Co., Inc. H.C. Wainwright & Co., Inc. transferred the securities to Messrs. Clarke, Koch, Kreger and Fuchs as compensation to them in the regular course of their employment with that firm.

         None of these firms or individuals have any arrangement with any person to participate in the distribution of such securities. None of the selling security holders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates, other than as described previously in this section.

         We have agreed to pay full costs and expenses, incentives to the issuance, offer, sale and delivery of the shares, including all fees and expenses in preparing, filing and printing the registration statement and prospectus and related exhibits, amendments and supplements thereto and mailing of those items. We will not pay selling commissions and expenses associated with any sale by the selling security holders.


                              PLAN OF DISTRIBUTION


         The shares offered hereby by the selling security holders may be sold from time to time by the selling security holder. As used in this prospectus, "selling security holders" includes donees, pledgees, transferees and other successors in interest selling shares received from a selling security holder after the date of this prospectus as a gift, pledge, partnership distribution or other non-sale transfer. Upon our being notified by a selling security holder that a donee, pledgee, transferee or other successor in interest intends to sell shares, a supplement to this prospectus will be filed. These sales may be made on one or more exchanges or in the over-the-counter market, or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The shares may be sold by one or more of the following methods, including, without limitation:


         - a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

         - purchases by a broker or dealer as principal and resale by a broker or dealer for its account under this prospectus;

         - ordinary brokerage transactions and transactions in which the broker solicits purchasers;

         - face-to-face or other direct transactions between the selling security holders and purchasers without a broker-dealer or other intermediary; and

         - ordinary brokerage transactions and transactions in which the broker solicits purchasers.

         In effecting sales, brokers or dealers engaged by a selling security holder may arrange for other brokers or dealers to participate in the resales. Brokers, dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling security holder in amounts to be negotiated in connection with the sale. The selling security holder and these broker-dealers and agents and any other participating broker-dealers, or agents may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, in connection with the sales. In addition, any securities covered by this prospectus that qualify for sale under Rule 144 might be sold under Rule 144 rather than under this prospectus.

         In connection with distributions of the shares or otherwise, the selling security holder may enter into hedging transactions with broker-dealers. In connection with the transactions, broker-dealers may engage in short sales of the shares registered hereunder in the course of hedging the positions they assume with selling security holder. The selling security holder may also sell shares short and deliver the shares to close out the positions. We have been advised by the selling security holder that it does not have any open short positions in our common stock as of the date of this prospectus. The selling security holder may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the shares registered hereunder, which the broker-dealer may resell under this prospectus. The selling security holder may also pledge the shares registered hereunder to a broker or dealer and upon a default, the broker or dealer may effect sales of the pledged shares under this prospectus.

         Information as to whether an underwriter(s) who may be selected by the selling security holder, or any other broker-dealer, is acting as principal or agent for the selling security holder, the compensation to be received by underwriters who may be selected by the selling security holder, or any broker-dealer, acting as principal or agent for the selling security holder and the compensation to be received by other broker-dealers, in the event the compensation of other broker-dealers is in excess of usual and customary commissions, will, to the extent required, be set forth in a supplement to this prospectus. Any dealer or broker participating in any distribution of the shares may be required to deliver a copy of this prospectus, including the supplement, if any, to any person who purchases any of the shares from or through a dealer or broker.


         We have advised the selling security holders that during the time as they may be engaged in a distribution of the shares included in this prospectus each of them are required to comply with Regulation M of the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchase made in order to stabilize the price of a security in connection with a market offering such as this offering. All of the foregoing may affect the marketability of our common stock.

Special considerations related to penny stock rules

         Shares of our common stock may be subject to rules adopted by the SEC that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document which contains the following:

         * a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

         * a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to these duties or other requirements of securities laws;

         * a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;

         * a toll-free telephone number for inquiries on disciplinary actions;

         * definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and

         * other information as the SEC may require by rule or regulation.

         Prior to effecting any transaction in a penny stock, the broker-dealer also must provide the customer the following:

         *        the bid and offer quotations for the penny stock;

         * the compensation of the broker-dealer and its salesperson in the transaction;

         * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

         * monthly account statements showing the market value of each penny stock held in the customer's account.

         In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock may be subject to the penny stock rules.

                         SHARES ELIGIBLE FOR FUTURE SALE


         As of the date hereof, we have 3,162,551 shares of common stock issued and outstanding, all of which are restricted securities. We have included 43,750 shares of restricted common stock in the registration statement of which this prospectus is a part. In general, Rule 144 permits a stockholder who has owned restricted shares for at least one year, to sell without registration, within a three-month period, up to one percent of our then outstanding common stock. In addition, stockholders other than our officers, directors or 5% or greater stockholders who have owned their shares for at least two years, may sell them without volume limitation or the need for our reports to be current.


         We cannot predict the effect, if any, that market sales of common stock or the availability of these shares for sale will have on the market price of the shares from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market could adversely affect market prices for the common stock and could damage our ability to raise capital through the sale of our equity securities.

                                  LEGAL MATTERS

         The validity of the securities offered by this prospectus will be passed upon for us by Schneider Weinberger & Beilly LLP, 2200 Corporate Boulevard, N.W., Suite 210, Boca Raton, Florida 33431.

                                     EXPERTS

         Our financial statements as of and for the years ended December 31, 2003 and 2002 included in this prospectus have been audited by Salberg & Company, P.A., independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

                             ADDITIONAL INFORMATION


         We have filed with the SEC the registration statement on Form SB-2 under the Securities Act for the common stock offered by this prospectus. This prospectus is part of the registration statement. This prospectus does not contain all the information included in the registration statement because we have omitted certain parts of the registration statement as permitted by the SEC rules and regulations. For further information about us and our common stock, you should refer to the registration statement. Statements contained in this prospectus as to any contract, agreement or other document referred to are not necessarily complete. Where the contract or other document is an exhibit to the registration statement, each statement is qualified by the provisions of that exhibit.


         We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

                  Public Reference Room Office
                  450 Fifth Street, N.W.
                  Room 1024
                  Washington, D.C. 20549

         You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Callers in the United States can also call 1-800-732-0330 for further information on the operations of the public reference facilities.

                          Xstream Beverage Group, Inc.
                                and Subsidiaries

                                    Contents


                                                                 Page
                                                                 -----

September 30, 2004

Consolidated Balance Sheet                                        F-2

Consolidated Statements of Operations                             F-3

Consolidated Statements of Cash Flows                             F-4

Notes to Consolidated Financial Statements                        F-5

December 31, 2003

Independent Auditors' Report                                      F-21

Consolidated Balance Sheet                                        F-22

Consolidated Statements of Operations                             F-23

Consolidated Statements of Changes in Stockholders'
   Equity (Deficiency)                                            F-24

Consolidated Statements of Cash Flows                             F-25

Notes to Consolidated Financial Statements                        F-26

              XSTREAM BEVERAGE NETWORK INC. and SUBSIDIARIES
                        CONSOLIDATED BALANCE SHEET

                                                                        September 30, 2004  December 31, 2003
                                                                            (Unaudited)         (Audited)
                                                                           ------------       ------------
ASSETS
  Cash                                                                     $    261,942       $     51,764
  Accounts Receivable, net of allowance for doubtful                            925,040             89,533
    accounts of $130,544 and $52,787, respectively
  Inventory                                                                   1,019,834            198,847
  Other Current Assets                                                           68,654              7,405
                                                                           ------------       ------------
               Total Current Assets                                           2,275,470            347,549
                                                                           ------------       ------------

  Property and Equipment, net of accumulated                                    315,592             46,088
    depreciation of $31,062 and $8,440, respectively
  Cash - restricted                                                             919,591                 --
  Trademarks                                                                    303,017                 --
  Customer Lists, net                                                         2,040,219                 --
  Goodwill                                                                    1,953,936                 --
  Other Assets                                                                   41,595             39,635
                                                                           ------------       ------------
                Total Long Term Assets                                        5,573,950             85,723
                                                                           ------------       ------------
TOTAL ASSETS                                                               $  7,849,420       $    433,272
                                                                           ============       ============

LIABILITIES & STOCKHOLDERS' EQUITY/(DEFICIENCY)

  Accounts Payable                                                         $  1,582,250       $    707,286
  Accrued Expenses                                                              591,720            508,775
  Loans and notes payable                                                     1,083,154            215,974
  Loans Payable - Related Party                                                  50,355            224,640
  Other Current Liabilities                                                          --             31,337
                                                                           ------------       ------------
                Total Current Liabilities                                     3,307,479          1,688,012
                                                                           ------------       ------------

  Lease Payable                                                                  41,432                 --
  Long Term Notes, net of discount                                            3,154,248             55,628
  Other long term liabilities                                                    14,350                 --
                                                                           ------------       ------------
                 Total Long Term Liabilities                                  3,210,030             55,628

                 Total Liabilities                                            6,517,509          1,743,640

 Preferred Series B (43.2 shares), net of discount of $2,057,143               126,857                 --

                                                                           ------------       ------------
STOCKHOLDERS' Equity/(Deficiency)

Preferred Stock, $0.001 par value, 10,000,000 shares authorized,
  Series A, 200,000 shares issued and outstanding                                   200                200
Common Stock, $0.001 par value, 50,000,000 shares authorized,                     2,656              1,014
  2,656,423 and 1,013,814 shares issued and outstanding, respectively
Common Stock Issuable, 35,840 and 70, 640 shares, respectively                       36                 71
Paid in Capital                                                              24,046,776         18,440,558
Accumulated Deficit                                                         (22,806,114)       (16,868,669)
Less: Deferred costs                                                            (38,500)          (450,750)
Less: Stock subscription receivable                                                  --         (2,432,792)
                                                                           ------------       ------------
Total Stockholders' Equity/(Deficiency)                                       1,205,054         (1,310,368)
                                                                           ------------       ------------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY/(DEFICIENCY)                      $  7,849,420       $    433,272
                                                                           ============       ============

                 See accompanying notes to financial statements.

                 XSTREAM BEVERAGE NETWORK INC. and SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                             Three Months Ended September 30,  Nine Months Ended September 30,
                                                  2004             2003             2004            2003
                                              -----------      -----------      -----------      -----------
Sales                                         $ 3,752,738      $   860,339      $ 5,622,281      $ 1,465,940

Cost of Goods Sold                              2,607,159          590,626        4,026,682          960,784
                                              -----------      -----------      -----------      -----------
Gross Profit                                    1,145,579          269,713        1,595,599          505,156
Expense
   Marketing & Selling                             22,582           22,773          395,998          117,987
   Warehouse & Delivery                           188,594           79,824          298,483          127,271
   Compensation                                 1,229,936          419,762        3,540,996          846,136
   Rent                                            90,037           36,201          179,432           64,413
   Consulting Fees                                328,137          880,552          710,043        1,437,248
   Professional Fees                              229,278           38,821          352,565          247,298
   Guarantee Fee                                       --               --          167,000               --
   Bad Debt Expense                                64,482            1,689           81,546           14,379
   Impairment Expense                                  --          334,324               --          334,324
   Other General & Administrative                 451,682           52,669          953,011          173,491
                                              -----------      -----------      -----------      -----------
     Total Operating Expense                    2,604,728        1,866,615        6,679,074        3,362,547
                                              -----------      -----------      -----------      -----------
Loss From Operations                           (1,459,149)      (1,596,902)      (5,083,475)      (2,857,391)
Other Income/(Expense)
   Other Income                                    28,557               --           33,590               --
   Settlement of employee options                      --               --               --         (418,750)
   Conversion loss on debentures                       --               --               --          (85,050)
   Interest Expense, net                         (669,055)              --         (759,136)              --
   Settlement gain/(loss)                          50,399               --           35,378         (193,000)
   Other expense                                  (32,689)         (52,640)         (14,855)        (134,214)
                                              -----------      -----------      -----------      -----------
     Total Other Income/(Expense)                (622,788)         (52,640)        (705,023)        (831,014)
                                              -----------      -----------      -----------      -----------
Net Loss                                      $(2,081,937)     $(1,649,542)     $(5,788,498)     $(3,688,405)
                                              ===========      ===========      ===========      ===========
Preferred Stock Dividends                        (147,806)              --         (147,806)              --
                                              -----------      -----------      -----------      -----------
Net Loss Available to Common Stockholders     $(2,229,743)     $(1,649,542)     $(5,936,304)     $(3,688,405)
                                              ===========      ===========      ===========      ===========

Net Loss per share - Basic and diluted        $     (0.86)     $     (1.98)     $     (2.92)     $     (5.46)
                                              ===========      ===========      ===========      ===========
Weighted Average Shares Outstanding
 -Basic and diluted                             2,589,786          832,060        2,032,601          676,149
                                              ===========      ===========      ===========      ===========

                 XSTREAM BEVERAGE NETWORK INC. and SUBSIDIARIES
                             CONSOLIDATED CASH FLOWS
                     FOR THE NINE MONTHS ENDED SEPTEMBER 30,

                                                                          2004            2003
                                                                      -----------      -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss                                                               (5,788,498)      (3,688,405)
Adjustments to reconcile net cash and operations:
Bad debt                                                                   80,405           17,233
Depreciation                                                               22,622            4,462
Amortization of deferred consulting                                       110,250          385,875
Amortization of debt discount and fees to interest expense                612,105               --
Amortization of Intangibles                                               119,145           53,818
Amortization of unearned compensation                                          --            7,000
Amortization of redemption premium on Series B                             43,200               --
Contributed Services                                                           --          252,621
Loss on conversion of debt                                                 23,921           85,050
Stock Based Settlement Gain/Loss                                           (3,000)       1,195,000
Stock Based Loan fee                                                      375,000               --
Interest Income on Subscription Receivable                                (14,030)        (124,188)
Stock Based expenses                                                    2,098,442          794,652
Goodwil Impairment                                                             --          334,324
Changes in operating assets and liabilities:
Accounts Receivable                                                      (325,180)         (12,588)
Inventory                                                                  32,659          (35,014)
Other current and non-current assets                                      (41,839)         (16,585)
Accounts Payable                                                         (200,342)         248,708
Accrued expenses                                                         (376,863)         150,431
Other current and non-current liabilities                                 429,861           28,030
                                                                      -----------      -----------
Net cash used in operating activities                                  (2,802,142)        (319,576)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment                                     (88,626)         (22,240)
Payment for purchase of Ayer Beverage, net of cash acquired              (100,000)              --
Payment for purchase of Maui Juice Brand, net of cash acquired            (25,000)              --
Payment for purchase of Pacific Rim, net of cash acquired                 (15,500)              --
Payment for purchase of Master Distributors, net of cash acquired        (570,000)              --
Acquisitions, net of cash acquired                                             --         (240,093)
                                                                      -----------      -----------
Net Cash used in investing activities                                    (799,126)        (262,333)

CASH FLOWS FROM FINANCING ACTIVITIES:
Loan proceeds, net of loan costs                                        2,809,400          415,991
Restricted cash portion of loan proceeds                               (2,451,154)              --
Disbursement of restricted cash                                         1,531,563               --
Loan repayments                                                        (1,579,229)          (9,801)
Proceeds from sales of common stock, net of offering costs              1,340,866          142,223
Proceeds from sales of preferred stock                                  2,160,000               --
                                                                      -----------      -----------
Net cash provided by financing activities                               3,811,446          548,413
                                                                      -----------      -----------
Net cash increase (decrease)                                              210,178          (33,496)
Cash at beginning of period                                                51,764           46,298
                                                                      -----------      -----------
Cash at end of period                                                 $   261,942      $    12,802
                                                                      ===========      ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid during the period for:
  Interest paid                                                       $   117,602      $    11,760
  Taxes paid                                                                   --               --

SUPPLEMENT DISCLOSURE OF NON-CASH INVESTING AND
  FINANCING ACTIVITIES:

Acquisition of Customer List (Note payable and Stock)                 $        --           17,500
Common Stock issued for acquisitions                                      356,769        1,237,500
Common Stock issued for debt conversion                                   140,000           70,000
Common Stock issued for debt settlement                                    57,418            2,450
Cancellation of Common Stock for subscription receivable                2,446,822               --
Common Stock issued for deferred services                                  38,500          297,500
Common Stock issued for deferred compensation                              34,501           21,842
Equity Related Debt Discount                                            1,419,251               --
                                                                      -----------      -----------
                                                                        4,493,261        1,646,792
                                                                      ===========      ===========

    XSTREAM BEVERAGE NETWORK, INC.NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004
                                   (UNAUDITED)

NOTE 1 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

(A) Basis of Presentation
-------------------------

The accompanying unaudited consolidated financial statements of Xstream Beverage Network, Inc. and its subsidiaries ("Xstream" or "the Company") have been prepared in accordance with generally accepted accounting principles for interim consolidated financial information. Accordingly, they do not include all the information and notes necessary for comprehensive consolidated financial statements.

It is management's opinion, all material adjustments (consisting of normal recurring adjustments) that are considered necessary for a fair presentation have been included. Results for the interim periods presented are not necessarily indicative of the results that might be expected for the entire fiscal year.

XStream has completed five acquisitions according to its business strategy as follows, Beverage Network of South Florida, Inc. ("BNSF")on April 9, 2003; Beverage Network of Connecticut, Inc. ("BNCT") on May 1, 2003; Beverage Network of Hawaii, Inc. ("BNHI") on March 1, 2004; Beverage Network of Massachusetts, Inc. ("BNMA") on March 15, 2004; Beverage Network of Maryland, Inc. ("BNMD")on July 1, 2004. These acquisitions were accounted for under the purchase method. (See Note 3 for details.)

For further information, refer to the audited consolidated financial statements and footnotes for the year ended December 31, 2003 included in XStream's Form 10-KSB.

(B) Principles of Consolidation
-------------------------------

The accompanying consolidated financial statements include the accounts of XStream and its subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation.

(C) Revenue Recognition
-----------------------

The Company follows the criteria of the United States Securities and Exchange Commission Staff Accounting Bulletin 104 for revenue recognition. The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery of product has occurred, the sales price is fixed or determinable, and collectibility is reasonably assured. The Company recognizes revenue upon acceptance of delivery of its product by its customers at agreed prices. Based on market conditions, the Company or its suppliers may choose to promote certain brands by offering free product or case volume discounts. The cost of any supplier-sponsored promotion is recoverable in whole or in part from the supplier. The Company follows the guidance of Emerging Issues Task Force (EITF) Issue 01-9 "Accounting for Consideration Given by a Vendor to a Customer" and
(EITF) Issue 02-16 "Accounting By a Customer (Including a Reseller) for Certain Considerations Received from Vendors." Accordingly, the Company does not recognize revenue on free promotional products, discounts or rebates received. These incentives are recognized as a reduction of the cost of products. Promotional products given to customers are recognized as a cost of sales, net of any charge-backs received from vendors. Cash incentives provided to customers are recognized as a reduction of the related sale price, and, therefore, are a reduction in sales.

(D) Goodwill, Trademarks and Other Intangibles
------------------------------------------------

Acquired goodwill is considered to have an indefinite life pursuant to Statement of Financial Accounting Standards No. SFAS 142, "Goodwill and Other Intangible Assets," and accordingly is not amortized but subject to periodic impairment tests. Acquired customer lists are considered to have a finite life, and pursuant to SFAS 142, are to be amortized over the period the asset is expected to contribute to the future cash flows. XStream expects the period to be five years. The customer lists will also be subject to periodic impairment tests. Acquired trademarks are considered to have an infinite life but will be subject to impairment analysis on an annual basis. In accordance with SFAS No. 142, the Company is required to evaluate the carrying value of its intangible assets (goodwill, trademarks and customer lists) subsequent to their acquisition. Between April 2003 through September 30, 2004, the Company acquired five beverage distribution companies together with a natural juice company and certain intellectual property rights related to other new age beverage names. The Company's intangible assets, including goodwill, trademarks and customers lists, were acquired in these acquisitions.

(E) Reverse Stock Split
-------------------------

On July 19, 2004, the Company affected a one-for-twenty reverse stock split. All references in the consolidated financial statements to shares, share prices and per share amounts have been adjusted retroactively for the one-for-twenty reverse stock split.

(F) Accounting Estimates
-------------------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Estimates are used when accounting for allowances for doubtful accounts, inventory reserves, depreciation and amortization, taxes, contingencies and impairment allowances. Such estimates are reviewed on an on-going basis and actual results could differ from those estimates.

(G) Restricted Cash
------------------------

The Company completed a $3,000,000 financing with Laurus Master Fund, Ltd. ("Laurus") in May 2004 through the issuance of a secured convertible term note ("Secured Note"). The terms of the Secured Note required Laurus to deposit $2,855,000 of the proceeds of the Secured Note in a restrictive account controlled by Laurus. The funds held in the restricted account are controlled by Laurus until the Company consummates one or more acquisitions which will be subject to the approval of Laurus or until all of the outstanding principal amount of the Secured Note is converted into shares of the Company's common stock. Of this amount, approximately $1,935,409 has been released to the Company for working capital purposes and to close certain of its acquisitions. At September 30, 2004 $919,591 remained on deposit in the restricted account.

(H) Going Concern
-----------------------

As reflected in the accompanying consolidated financial statements, the Company, for the nine months ended September 30, 2004, has a net loss and cash used in operations of $5,788,498 and $2,802,142, respectively, and an accumulated deficit and working capital deficit of $22,806,114 and $1,032,009, respectively, at September 30, 2004. The ability of the Company to continue as a going concern is dependent on the Company's ability to further implement its business plan, raise capital, and generate revenues. The Company continues to seek to raise additional working capital to fund its current operations and to pursue its acquisition plan. There are no assurances, however, that the Company will be successful in raising additional working capital upon terms satisfactory to it, if at all. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 2 - NET LOSS PER COMMON SHARE:

Basic net income (loss) per common share (Basic EPS) excludes dilution and is computed by dividing net income (loss) available to common stockholder by the weighted-average number of common shares outstanding for the period. Diluted net income per share (Diluted EPS) reflects the potential dilution that could occur if stock options or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of XStream. For the nine months ended September 30, 2004 and 2003, the diluted loss per share is the same as basic loss per share since the effect of all common stock equivalents was anti-dilutive due to the net loss. The total outstanding warrants which have been excluded from the calculation of loss per share were 3,601,900 and 300,000 at September 30, 2004 and 2003, respectively. In addition the Company has Series A Cumulative Convertible Preferred Stock that could convert into 200,000 and 200,000 shares of common stock and Series B Convertible Preferred Stock that could convert into 1,440,000 and 0 shares of common stock at September 30, 2004 and 2003, respectively. The Company also has convertible notes that could convert into 365,385 and 0 shares of common stock as a result of Master Distributors acquisition and 2,000,000 and 0 shares of common stock as a result of the Secured Note at September 30, 2004 and 2003, respectively. (See note 3-Acquisitions and Note 13 -Notes Payable) The potential dilutive effects of the convertible preferred stock and convertible notes have been excluded from the calculation of net loss per common share.

NOTE 3 - ACQUISITIONS:

Squeeze Transaction - On January 14th, 2004, the Company's wholly owned subsidiary, XStream Brands, Inc., a Florida corporation, entered into an Assignment of Trademark with Squeeze Beverage, Inc., for the assignment of all of its rights and interests in the mark "SQUEEZE" for carbonated flavored soft drinks and seltzer water, including all variations thereof such any spelling, formatives, phonetic variations and stylized designs of the same and all goodwill associated therewith. The Company issued 20,000 shares of common stock to Squeeze Beverages, Inc. in exchange for the assignment of the trademark. Based upon the contemporaneous private placement offering price of $2.40 per share the Company valued the acquisition at $48,000.

Maui Juice Transaction - On March 1, 2004, the Company's wholly owned subsidiary, Xstream Brands, Inc., a Florida corporation, ("XStream Brands"), entered into an Assignment of Trademark with The Maui Juice Company, Inc. ("Maui"), for the assignment of all of its rights and interests in the mark "Maui Juice Company", including all variations thereof such any spelling, formatives, phonetic variations and stylized designs of the same and all goodwill associated therewith. The purchase price for the assignment of the mark was $255,017 in cash with $25,000 paid at the acquisition date and $230,017 to be paid under the terms of the agreement. The $230,017 is the present value of the two notes imputing an annual interest rate at 6%, one for $75,000 gross and the other for $200,000 gross. The terms of the $75,000 note are three quarterly payments beginning July 1, 2004 of $25,000. As of September 30, 2004, the Company has paid $50,000 on this note. The terms of the $200,000 note are 32 quarterly payments of $6,250 beginning April 1, 2005.

Pacific Rim Transaction - On March 1, 2004, the Company's wholly owned subsidiary, Beverage Network of Hawaii, Inc. a Florida corporation ("BNHI"), acquired substantially all of the assets and assumed certain liabilities of Pacific Rim Natural Juice Company, Inc., a Hawaii corporation ("Pacific Rim"). This acquisition was consummated pursuant to an Asset Purchase Agreement (the "Purchase Agreement") dated March 1, 2004 by and among BNHI (the "Acquirer") and Pacific Rim. Under the terms of the Purchase Agreement, the Acquirer purchased substantially all of the assets of Pacific Rim and assumed certain liabilities for in exchange for 12,500 shares of XStream's common stock, which, based upon the contemporaneous private placement offering price of $2.40 per share had a value of $30,000. In addition, prior to the closing, the Company advanced Pacific Rim, $15,500 resulting in a total purchase price of $45,500.

Simultaneously with the Asset Purchase agreement, Beverage Network of Hawaii, Inc. entered in to a one-year consulting agreement (with the option for annual renewals as agreed upon by both parties) with the owner of Pacific Rim. The consulting fee (to be paid quarterly) is a calculation based on 1% of adjusted gross profit with a minimum guaranteed payment of $1,250 per quarter.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition of Pacific Rim.


                                                       March 1, 2004
                                                        -------------

         Aggregate purchase price                          $ 45,500
                                                           ========
         Current assets                                    $ 10,911
         Fixed assets                                        17,650
         Customer list                                       38,350
         Goodwill                                            44,695
                                                           --------
                            Total assets acquired           111,606
                                                           --------
         Current liabilities assumed                         66,106
                                                           --------
                                   Net assets acquired     $ 45,500
                                                           ========

Goodwill recognized is expected to be deducted over a 15-year period for tax purposes.

The table below summarizes the pro forma information of the results of operations as though the business combinations had been completed as of January 1, 2003:

                                           Nine Months Ended
                                              September 30,
                                     ---------------------------------
                                         2004                 2003
                                     -----------           -----------

     Sales                           $ 5,674,228           $ 1,545,780
     Cost of Goods                     4,057,003             1,030,618
                                     -----------           -----------

     Gross Profit                      1,617,225               515,162
     Operating Expenses                6,821,088             3,625,153
                                     -----------           -----------

     Net Ordinary Loss                (5,203,863)           (3,109,991)

     Other Income (Expense)             (123,981)            (858,242)
                                     -----------           -----------

     Net Loss                        $(5,327,844)          $(3,968,233)
                                     ===========           ===========

     Net Loss per Share              $    (2.11)           $    (5.67)
                                     ===========           ===========

Ayer Beverage Transaction - On March 15, 2004, the Company's wholly owned subsidiary, Beverage Network of Massachusetts, Inc., a Florida corporation ("BNMA") acquired substantially all of the assets and assumed certain liabilities of Ayer Beverages, Inc., a Massachusetts corporation ("Ayer Beverage"). This acquisition was consummated pursuant to an Asset Purchase agreement (the "Purchase Agreement") dated March 15, 2004, by and among BNMA (the "Acquirer") and Ayer Beverage. Under the terms of the purchase Agreement, the Acquirer purchased substantially all of the assets of Ayer Beverage and assumed certain of its liabilities for $100,000 cash, $100,000 in notes payable and 20,000 shares of XStream's common stock which, based upon the contemporaneous private placement offering price of $2.40 per share had a value of $48,000 resulting in a total purchase price of $248,000. The terms of the non-interest bearing note payable are four quarterly payments of $25,000 each, not earlier than July 15, 2004; the first of the four payments of $25,000 was made in August, 2004. BNMA has also entered into an employment agreement with existing key management of Ayer Beverage. The employment agreement is for a period of thirty-six months, commencing March 15, 2004, at a base salary of $80,000 per year. The employee is also entitled to receive an issue of 750 common shares of Xstream's common stock upon completion of each the first and second anniversary of the agreement and 1,500 shares upon completion of the third anniversary of the agreement.
The agreement also stipulates for an employee bonus to be calculated on the quarterly gross profit (from 2% - 3%) based upon performance as mandated by management's profit targets.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition of Ayer Beverages.

                                                      March 15, 2004
                                                      --------------

         Aggregate purchase price                        $248,000
                                                         ========

         Current assets                                  $ 39,041
         Fixed assets                                      44,450
         Customer list                                    147,773
         Goodwill                                         171,620
                                                         --------
                            Total assets acquired         402,884
                                                         --------

         Current liabilities assumed                      154,884
                                                         --------
                                   Net assets acquired   $248,000
                                                         ========

Goodwill recognized is expected to be deducted over a 15-year period for tax purposes.

The table below summarizes the pro forma information of the results of operations as though the business combinations had been completed as of January 1, 2003:

                                           Nine Months Ended
                                               September 30,
                                     ---------------------------------
                                        2004                  2003
                                     -----------           -----------
     Sales                           $ 5,815,168           $ 1,829,822
     Cost of Goods                     4,255,769             1,480,598
                                     -----------           -----------
     Gross Profit                      1,559,399               349,224
     Operating Expenses                6,816,074             3,558,475
                                     -----------           -----------

     Net Ordinary Loss                (5,256,675)          (3,209,251)

     Other Income (Expense)             (121,536)            (836,176)
                                     -----------           -----------
     Net Loss                        $(5,378,211)         $(4,045,427)
                                     ===========           ===========

     Net Loss per Share              $     (2.13)          $    (5.78)
                                     ===========           ===========

Master Distributors Transaction - On July 9, 2004, the Company's wholly owned subsidiary, Beverage Network of Maryland, Inc., a Florida corporation, announced it has completed, effective July 1, 2004, the acquisition of substantially all of the assets and certain liabilities of Master Distributors Inc. (d/b/a Atlantic Beverage Company.), a Mid-Atlantic distributor of non-alcoholic beverages serving Washington, D.C., Virginia and Maryland. Atlantic Beverage Company, which operates under the corporate entity of Master Distributors, Inc., has a leased warehouse in Jessup, Maryland just outside of Baltimore. The consideration and terms of the acquisition were 96,154 shares of the Company's common stock (valued at $2.40 for accounting purposes), $570,000 in cash, $554,648 in cash due within 60 days of the closing, a convertible promissory note for $2,000,000 payable in 60 equal monthly payments and bearing 6% interest and a separate $250,000 payment to be made in 12 equal weekly installments commencing July 15, 2004 totaling $3,605,417. (See Note 14) As of September 30, 2004, the Company has paid $42,000 toward the $554,648 note, has paid off the $250,000 installment note and paid $100,000 toward the $2,000,000 promissory note. The holder of the convertible promissory note, at his discretion, may elect to receive shares of Xstream's common stock in lieu of a cash payment. The minimum conversion is $25,000 at a predetermined value of $5.20 per share. In addition, Xstream issued 21,250 common stock shares to various non-owner employees as an incentive to retain them. Beverage Network of Maryland, Inc, has also entered into an employment agreement with existing key management of Master Distributors, Inc. The initial term of the agreement is for a period of six months, commencing July 1, 2004, at a monthly salary of $18,750. The final term of the employment agreement, commencing December 31, 2004, for a period of eight months, provides for a per-diem rate of $1,000 for each day that XStream may request the services of the employee.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition of Master Distributors, Inc.

                                                 July 1, 2004
                                                 ------------
         Accounts receivable                     $   554,648
         Inventory                                   841,519
         Fixed assets                                140,800
         Other assets                                 21,371
         Customer list                             1,973,240
         Goodwill                                  1,737,621
         Current liabilities                        (951,183)
         Loans and notes                            (700,249)
         Other liabilities                           (12,350)
                                                  ----------
             TOTAL PURCHASE PRICE                 $3,605,417
                                                  ==========

Goodwill recognized is expected to be deducted over a 15 year period for tax purposes.

The table below summarizes the pro forma information of the results of operations as though the business combinations had been completed as of January 1, 2003:

                                              Nine Months Ended
                                                September 30,
                                     ---------------------------------
                                        2004                  2003
                                     -----------           -----------
     Sales                           $ 6,100,225           $ 4,995,003
     Cost of Goods                     4,099,762             3,344,171
                                     -----------           -----------

     Gross Profit                      2,000,463             1,650,832
     Operating Expenses                2,164,637             2,470,040
                                     -----------           -----------
     Net Ordinary Loss                  (164,174)             (819,208)

     Other Income (Expense)              (67,721)              (93,080)
                                     -----------           -----------
     Net Loss                        $  (231,895)          $  (912,288)
                                     ===========           ===========

     Net Loss per Share              $      (.09)          $     (1.30)
                                     ===========           ===========

NOTE 4 - ACCOUNTS RECEIVABLE:

Accounts receivable, net of allowance for doubtful accounts for the nine months ending September 30, 2004 and December 31, 2003 were $925,040 and $89,533, respectively.

NOTE 5 - INVENTORY:

Inventories are stated at the lower of "first-in, first-out" cost or market. The inventory balance consisted of the following:

                                                 September 30, 2004        December 31, 2003
                                                 ------------------        -----------------
Resalable products                                 $   952,407                 $  198,847
Proprietary brand raw materials                         67,427                        -0-
                                                   -----------                 ----------
         Total:                                    $ 1,019,834                 $  198,847
                                                   ==========                  ==========

NOTE 6 - FIXED ASSETS:

Property and equipment, net of accumulated depreciation was $315,592 and $46,088 at September 30, 2004 and December 31, 2003, respectively. Depreciation expense for the nine months ended September 30, 2004, and September 30, 2003 was $22,622 and $3,909, respectively.

NOTE 7 - TRADEMARKS:

Trademarks consist of the following:

                                                 September 30, 2004    December 31, 2003
                                                 ------------------    -----------------
Squeeze Soda                                        $   48,000                      -0-
Maui Juice                                             255,017                      -0-
                                                    ----------              ----------
         Total:                                     $  303,017              $       -0-
                                                    ==========              ===========

In March 2004 and January 2004, respectively, the Company acquired the trademarks Maui Juice Company and Squeeze. Management believes that these trademarks have indefinite life cycles based on the market life of the products. In accordance with SFAS No. 142 , the Company has determined that the trademarks acquired for Maui Juice Company and Squeeze have indefinite lives, as supported by the Company's ability and intent to renew the trademarks as legally required to continue the company's ownership of the trademark and management's belief that these products have indefinite life cycles based on the market. (See Note 3
- Acquisitions)

NOTE 8 - CUSTOMER LIST:

The table below summarizes the balance of customer lists as of September 30, 2004:

                                                  September 30, 2004    December 31, 2003
                                                  ------------------    -----------------
Beverage Network of Hawaii, Inc.                    $   38,350                      -0-
Beverage Network of Massachusetts, Inc.                147,774                      -0-
Beverage Network of Maryland, Inc.                   1,973,240                      -0-
                                                    ----------              -----------
Accumulated Amortization:                             (119,145)                     -0-
                                                    ----------              -----------
                  Total:                            $2,040,219                      -0-
                                                    ==========              ===========

As a result of the acquisitions of the assets of Ayer Beverages, Pacific Rim Natural Juice Company and Master Distributors, Inc., the Company recorded an identifiable tangible asset classified as customer lists. The customer lists are being amortized over a five-year period. Management does not believe that there have been any events or circumstances that have resulted in the need for a revision to the remaining period of amortization as defined in of SFAS No. 142. Amortization expense for the nine months ending September 30, 2004 and September 30, 2003 is $119,145 and $39,018, respectively. (See Note 3 - Acquisitions)

NOTE 9 - GOODWILL:

The table below summarizes the balance of goodwill as of September 30, 2004:

                                                September 30, 2004    December 31, 2003
                                                ------------------    -----------------
Beverage Network of Hawaii, Inc.                    $   44,695                   -0-
Beverage Network of Massachusetts, Inc.                171,620                   -0-
Beverage Network of Maryland, Inc.                   1,737,621                   -0-
                                                    ----------            ----------
                  Total:                            $1,953,936                   -0-
                                                    ==========            ==========

Pursuant to SFAS No. 142, goodwill of a reporting unit is required to be tested for impairment on an annual basis and between annual tests in certain circumstances. Testing for impairment, beyond an annual basis, is required if there is a significant adverse change in the entity carrying the goodwill. The Company evaluates the carrying value of intangible assets as of the fiscal year end for all entities. Management believes that there has been no significant adverse change in the businesses of BNMA, BNHI or BNMD. Accordingly, management has deemed it not necessary to perform an impairment evaluation at this interim period.

NOTE 10 - ACCRUED EXPENSE-SALARIES, ACCRUED EXPENSE-OTHER:

Effective April 9, 2003, concurrent with closing its first acquisition, Xstream entered into three-year employment agreements for President and CEO calling for annual base compensation of $85,000 each. These employment agreements also granted 100,000 options each at an exercise price of $28.00 per share, vesting over the term of the agreement. Based on the contemporaneous offering price of $10.00 per common share there was no compensation expense computed under the intrinsic value method of APB 25. On June 1, 2003, concurrent with the resignation of the previous officers, the options were cancelled under amended employment agreements with each officer.

Effective February 5, 2004, the Company executed revised employment agreements for its Chairman, President, and Vice Chairman stipulating an annual base compensation of $130,000 each. Accrued compensation reflecting officers, new hires, and acquisitions, for the period ending September 30, 2004 was as follows:

         Accrued Expense Salaries-Officers/Directors:     $ 311,793
         Accrued Expense Salaries-Other                     196,631
         Accrued Expense - Other                             40,096
                                                          ---------

                                Total Accrued Expenses:   $ 548,520
                                                          =========

The Company has accrued salaries at September 30, 2004 of $311,793, in aggregate, due to the Chairman, President and Vice Chairman. The remaining accrued salaries balance at September 30, 2004 of $196,631 consists of $36,908 due to a former employee and $159,723 of current payroll paid in October 2004.

NOTE 11 - LOANS PAYABLE AND LOANS PAYABLE, RELATED PARTY:

Loans payable at September 30, 2004 were as follows:

Loans Payable:

   Bank Line of Credit 6% Interest (1)                                  11,200
   Automotive equipment loan (1)                                           923
   $100,000 non-interest bearing, due April, 2005 (2)                   75,435
   $275,000 notes in aggregate (3)                                     182,429
   $22,692 Plus 8%, due June 2004 (1) (loan in default)                 22,692
   July 2004, interest bearing demand note 6%, (1)                     462,277
   July 2004, secured convertible Note 6%, (1)                         328,198
                                                                    ----------
  Total Loans Payable - Other                                       $1,083,154

  Loans Payable, Related Party                                          50,355
                                                                    ----------
   Total Loans Payable                                              $1,133,509
                                                                    ==========

(1)  Loans were assumed as part of the Ayer Beverage acquisition.

(2)  Note issued as part of the Ayer Beverage acquisition purchase price.

(3) This represents the notes issued as part of the Maui Juice Brand acquisition purchase price.

(4)  Notes issued as part of the Master Distributors acquisition purchase price.

 (See details at Note 3 - Acquisitions).

In January 2004, an agreement was made to convert a $15,000 third party, non-interest bearing demand note to equity with the common shares valued at the contemporaneous private placement offering price of $2.40 per share. The transaction resulted in the Company recognizing a gain on conversion of $3,000.

In March 2004, a principal shareholder advanced an additional $32,500 to the Company. All advances from the shareholder are represented by a non-interest bearing demand note with no specified term.


NOTE 12 - LEASE PAYABLE:

BNMD assumed an equipment lease from Master Distributors, Inc. The agreement was executed on July 16, 2003 with a term of five years. The Company settled with the leasing company on October 11, 2004 by paying $19,230, and will recognize a settlement gain of $22,202 in the fourth quarter of fiscal 2004.

NOTE 13 -LONG TERM NOTES, NET OF DISCOUNT:

The following table reflects long-term notes at September 30, 2004:

               Senior secured convertible note                    $ 3,000,000
               Secured 6% convertible note                          1,913,572
               Debt discount on senior secured convertible note    (1,431,126)
                                                                  -----------
                                                                    3,482,446
               Current portion of secured 6% convertible note        (328,198)
                                                                  -----------
                                                                  $ 3,154,248
                                                                  ===========

On May 14, 2004, the Company secured a financing arrangement with Laurus. The financing consists of a $3 million Secured Note that bears interest at the rate of prime plus two percent and has a term of three years (May 14, 2007). The Secured Note is convertible into shares of the Company's common stock, only upon effectiveness of a registration statement registering the underlying shares, at an initial fixed price of $4.60 per share for the first $50,000 with the remaining $2,950,000 convertible at a fixed price of $5.20 per share, a premium to the 22-day average closing share price as of May 14, 2004. The conversion price of the Secured Note is subject to adjustment upon the occurrence of certain events. As a result of the subsequent sale of the Series B Convertible Preferred Stock, the initial conversion price was reduced to $1.50 per share (See Note 14 - Series B Convertible Preferred Offering)

In connection with the financing, Laurus was also issued warrants to purchase up to 225,000 shares of the Company's common stock. The warrants are exercisable as follows: 75,000 shares at $6.40 per share; 75,000 shares at $7.80 per share and the balance at $9.00 per share. The Company recorded a debt discount of (i) $822,000 for the valuation of the 225,000 warrants issued with the note (computed using a Black-Scholes model with an interest rate of 2.53%, volatility of 149%, zero dividends and expected term of three years); (ii) $597,251 for a beneficial conversion feature inherent in the Secured Note and (iii) $131,000 for debt issue costs paid to affiliates of the lender, for a total discount of $1,550,251. The $822,000 and $131,000 are being amortized over the term of the Secured Note. Since the conversion is contingent on the effectiveness of the registration statement, which date cannot be determined, the Company will begin amortizing the $597,251 over the remaining term of the debt once the registration statement is declared effective. On September 30, 2004 the Company filed the registration statement with the Securities and Exchange Commission and the registration statement remains pending as of the date of this report. Amortization of the debt discounts through September 30, 2004 was $119,125.

On July 20, 2004, the Company issued Laurus warrants to purchase 125,000 shares of the Company's common stock with an exercise price of $3.00 per share and a term of 10 years. The warrants were issued as compensation to Laurus for the release of $250,000 of the restricted cash. The Company recognized interest expense from this issuance of $492,980 during the three and nine months ending September 30, 2004.

To secure the payment of all obligations, Xstream entered into a Master Security Agreement which assigns and grants to Laurus a continuing security interest in all of the following property now owned or at any time upon execution of the agreement, acquired by the Company or subsidiaries, or in which any assignor now have or at any time in the future may acquire any right, title or interest: all cash, cash equivalents, accounts, deposit accounts, inventory, equipment, goods, documents, instruments (including, without limitation, promissory notes), contract rights, general tangibles, chattel paper, supporting obligations, investment property, letter-of-credit rights, trademarks, trademark applications, patents, patent applications, copyrights, copyright applications, tradestyles and any other intellectual property, in each case, in which any Assignor now have or may acquire any right, title or interest, all proceeds and products thereof (including, without limitation, proceeds of insurance) and all additions, accessions and substitutions. In the event any Assignor wishes to finance an acquisition in the ordinary course of business of any hereafter-acquired equipment and have obtained a commitment from a financing source to finance such equipment from an unrelated third party, Laurus agrees to release its security interest on such hereafter-acquired equipment so financed by such third party financing source.

The Secured Notes stipulates that the Secured Note is to be repaid using cash payment along with an equity conversion option; the details of both methods for repayment are as follows: The cash repayments stipulate that beginning on September 1, 2004, or the first amortization date, the Company shall make monthly payments to Laurus on each repayment date until the maturity date, each in the amount of $1,470.59 (the "Tranche A Monthly Principal Amount"), together with any accrued and unpaid interest to date on such portion of the first $50,000 aggregate principal amount of the note ("Tranche A") and each in the amount of $16,176.47 (the "Tranche B Monthly Principal Amount"), together with any accrued and unpaid interest to date on such portion of the next $2,950,000 aggregate principal amount of the note ("Tranche B"). The conversion repayment states that each month by the fifth business day prior to each amortization date, Laurus shall deliver to the Company a written notice converting the monthly amount payable on the next repayment date in either cash or shares of common stock, or a combination of both. If a repayment notice is not delivered by Laurus on or before the applicable notice date for such repayment date, then the Company pays the monthly amount due in cash. Any portion of the monthly amount paid in cash shall be paid to Laurus in an amount equal to 102% of the principal portion of the monthly amount due. If Laurus converts all or a portion of the monthly amount in shares of the Company's common stock, the number of such shares to be issued by the Company will be the number determined by dividing the portion of the monthly amount to be paid in shares of common stock, by the applicable fixed conversion price, which is presently $1.50 per share.

The allocation of proceeds was as follows: $131,000 was used to pay an affiliate of Laurus for management, due diligence/documentation fees and escrow agent fees; $102,292 was used to payoff a term loan and line of credit at a commercial lending institution; $50,000 was paid to Master Distributors, Inc., as a deposit, and $266,708 was used by the Company as operating capital.
The balance of $2,450,000 was deposited by Laurus on behalf of the Company into an account, which is in the sole dominion and control of Laurus. The purpose of the account is to ensure funds are readily accessible for the cash-financing portion of acquisitions or for any other purpose that Laurus Funds deemed appropriate for use of such funds. The balance with accumulated interest at September 30, 2004 was $919,591. SEE NOTE 1 - (G) RESTRICTED CASH.

A registration rights agreement was executed requiring the Company to register the shares of its common stock underlying the Secured Note and warrants so as to permit the public resale thereof. Liquidated damages of 2% of the Secured Note balance per month accrue if stipulated deadlines are not met. The registration statement was filed with the Securities and Exchange Commission on September 30, 2004.

Pursuant to the terms of the acquisition of substantially all of the assets of Master Distributors, Inc. as partial consideration for the purchase price the Company issued a secured convertible note for $2,000,000 payable in 60 equal monthly payments and bearing 6% interest. The holder, at his discretion, may elect to receive shares of Xstream's common stock in lieu of a cash payment. The minimum conversion is $25,000 at a predetermined value of $5.20 per share.

NOTE 14 - SERIES B CONVERTIBLE PRFERRED STOCK OFFERING

On August 2, 2004 the Company sold 43.2 shares of Series B Convertible Preferred Stock to nine accredited investors and issued the purchasers Series A Common Stock Purchase Warrants and Series B Common Stock Purchase Warrants in a private transaction exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) of that act and Rule 506 of Regulation D. The Company received gross proceeds of $2,160,000. See Note 16, Stockholders' Equity and Recapitalization - Preferred Stock for a description of the designations, rights and preferences of the Series B Convertible Preferred Stock.

The Company issued the purchasers of the Series B Preferred two series of five-year common stock purchase warrants. The Series A Warrants are exercisable into a number of shares of the Company's common stock equal to 100% of the shares issuable upon the conversion of the Series B Preferred at an exercise price of $2.00 per share. The Series B Warrants are exercisable into a number of shares of the Company's common stock equal to 50% of the shares issuable upon the conversion of the Series B Preferred at an exercise price of $4.00 per share. All other terms of the warrants are identical, and include:

         (i) the warrants are transferable at the discretion of the holder,

         (ii) the number of shares underlying the warrant and the exercise price of each warrant are subject to adjustment in the event of recapitalization, reorganization, reclassifications, consolidations, mergers or a sale of all or substantially all of the Company's assets or properties, stock dividends, subdivisions and combinations and distributions as well as issuance of additional shares of the Company's common stock or any common stock equivalents (as that term is defined in the warrant) at a price less than the then current exercise price of the warrant or if the Company purchases any shares of its common stock at a price greater than the market value or the current exercise price,

         (iii) holders are restricted in their ability to exercise the warrants if at the time of exercise the number of shares of common stock to be issued, together with all other shares of common stock owned by the holder, would result in the holder owning in excess of either 4.9% or 9.9% of the then issued and outstanding shares of the Company's common stock, subject to a waiver by the holder of these limitations upon 61 days notice to the Company, and

         (iv) beginning 12 months from the effective date of the registration statement covering the resale of the shares of common stock underlying the warrants as described below, at the Company's option upon 20 days notice the Company can call up to 100% of the warrants at $0.01 per share if the market value of its common stock has been greater than 400% of the conversion price then in effect for the Series B Preferred for 20 trading days immediately preceding the call notice, subject to certain requirements.

The Company paid a 10% cash commission ($216,000) and five year common stock purchase warrants to purchase 228,000 shares of its common stock at an exercise price of $1.50 per share as an offering cost, which is charged against the proceeds of the offering for financial accounting purposes. In connection with the transaction, the Company also agreed to pay the attorney's fees of the purchasers in an amount not to exceed $35,000. The Company also granted the purchasers a three year right of first offer and refusal for certain subsequent financings, other than those it may enter into with Laurus, Ltd. or any entity, which Laurus, Ltd. may introduce to the Company.

The Company also granted the purchasers registration rights covering the shares of its common stock issuable upon the conversion of the Series B Preferred and the exercise of the Series A and Series B warrants, including the shares underlying the warrants issued to the placement agent (the "Registrable Securities"). The Company agreed to file a registration statement with the Securities and Exchange Commission within 30 days of the closing of this offering which, when declared effective, will permit the public resale of the Registrable Securities. If the Company should fail to file the registration statement on a timely basis or if the registration statement is not declared effective by the Securities and Exchange Commission within 120 days from its filing date, or in certain other instances specified in the registration rights agreement, the Company is required to pay the holders liquidated damages equal to 2% of their initial investment for the first month or any portion of that month and thereafter 1.25% for each successive month or any portion of that month until the registration statement is effective or the Company has cured the other events of default. The Company did not file the registration statement until September 30, 2004; accordingly, the Company has recognized an expense of $43,200 during the three months ended September 30, 2004 representing the liquidated damages during that quarter for the failure to file the registration statement on a timely basis.

The Company recorded the fair value of the 1,440,000 Series A warrants and the 720,000 Series B warrants issued with the Series B preferred stock utilizing the Black-Scholes pricing model with the following assumptions: an interest rate of 2.53%, volatility of 149%, zero dividends and expected term of five years. The Company calculated the fair value of the warrants at $2,160,000, which will be recognized as a constructive dividend ratably over the 42 month term to the redemption date.

Pursuant to the terms of the placement documents (stipulating the debt instrument is convertible or redeemable at the discretion of the holders at the end of the 42 month term), the transaction was classified as mezzanine financing and the balance of the $2,160,000 gross proceeds and the discount of $2,160,000 resulting from the fair value of the warrants are reflected as of September 30, 2004 (See Note 16 - Preferred Stock). Additionally, if the instrument is redeemed, the redemption price is the result of the number of shares that would be issued upon conversion times $1.85 per share. The result is a premium of $504,000 that based upon the current conversion price of $1.50. The redemption premium will be accreted into dividends during the term of the instrument, 42 months. Therefore, for the three and nine month periods ending September 30, 2004, the Company recognized an additional dividend of $24,000 on the Series B preferred stock.

NOTE 15 - COMMITMENTS AND CONTINGENCIES:

 (A) FACILITY LEASES
-------------------

Effective December 1, 2003, XStream terminated its month-to-month lease at its corporate headquarters in Boca Raton and co-located with its subsidiary, BNSF. Effective June 1, 2003, BNSF entered into a 24-month lease for new distribution facilities. In November 2003, this lease was cancelled by the landlord and succeeded by another lease effective December 1, 2003 for a 12-month term ending November 30, 2004. The rent is $4,552 per month. Rent expense for corporate headquarters and BNSF was $38,341 and $25,308 for the nine months ending September 30, 2004 and 2003, respectively.

Effective November 1, 2003, BNCT entered into a 60-month lease for new distribution facilities. The rent is $5,108 per month for the 13,622 square foot facility. Rent expense for BNCT was $48,474 and $7,500 for the nine months ending September 30, 2004 and 2003, respectively.

BNHI assumed the current lease as part of acquiring the assets of Pacific Rim. The terms are month-to-month with the rent of $1,038 per month. In March of 2004, BNHI entered into a month-to-month lease agreement for management facilities with monthly rent of $4,200. The space is being utilized as housing for marketing consultants and other individuals active in expanding the brand and current distribution territory. Rent expense charged to operations for the nine months ending September 30, 2004 was $29,532.

BNMA assumed the lease from Ayer Beverage, Inc., consisting of a 4,300 square foot facility at a cost of $1,425 monthly. The current lease expires on June 30, 2005 with an annual renewal option. On June 1, 2004, BNMA entered into a second lease agreement for 13,500 sq. ft. of space located in Lawrence, MA. The terms are month-to-month at a cost of $5,000 per month. The rent charged to operations was $31,775 as of September 30, 2004.

BNMD assumed the lease from Master Distributors, Inc., consisting of a 70,261 square foot facility at a cost of $24,053 monthly. The current lease expires on March 31, 2008. BNMD also subleases to four tenants, 12,250 square feet of warehouse space along with parking spaces adjacent to the building. The total space subleased yields $12,950 per month, which is offset against rent expense.

The total rent charged to operations, post acquisition, was $31,309 for the nine months ending September 30, 2004.

B) EMPLOYMENT AGREEMENTS
-------------------------

See Note 10 for details regarding employment agreements with the Company's chairman, president and Vice Chairman.

NOTE 16 - STOCKHOLDER'S EQUITY AND RECAPITALIZATION:

 (A) PREFERRED STOCK
-------------------

The Company has authorized 10,000,000 shares of preferred stock at $0.001 par value, issuable in such series and with such designations, rights and preferences as the Board of Directors may determine from time to time in its sole discretion. In October 2001, the Board of Directors authorized 200,000 shares of Series A preferred stock, which is cumulative voting and convertible and does not have dividend rights. Each share of Series A preferred stock is convertible to one share of common stock and each share of Series A preferred stock is entitled to five votes on each matter submitted to a vote of the Company's shareholders. There were 200,000 preferred Series A shares outstanding at September 30, 2004.

In August 2004 in connection with its sale of 43.2 shares of Series B Convertible Preferred Stock the Board of Directors authorized a series of 80 shares of Series B Convertible Preferred Stock.

The designations, rights, and preferences of the Series B Preferred provide that the shares of Series B preferred stock (i) the shares have a liquidation preference of $50,000 per share; (ii) dividends are cumulative and payable at the option of the Company into cash, shares of Series B preferred series or registered common shares; (iii) the shares are convertible at any time on or after the effective date of a registration statement registering the underlying shares into shares of common stock equal to the liquidation preference divided by the current conversion price of $1.50 per share. The conversion price is subject to adjustment in the event of stock splits and combinations, dividends or distributions, reclassifications or reorganizations, or in the event the Company should issue or sell any additional shares of common stock or other securities, which are convertible into common stock or common stock equivalents at a price less than the then current conversion price. Holders are restricted in their ability to convert the Series B Preferred into common stock if at the time of conversion the number of shares of common stock to be issued, together with all other shares of common stock owned by the holder, would result in the holder owning in excess of either 4.9% or 9.9% of the then issued and outstanding shares of the Company's common stock, subject to a waiver by the holder of these limitations upon 61 days notice to the Company. The Series B Preferred, which has a liquidation preference of $50,000 per share, is convertible into shares of the Company's common stock equal to the liquidation preference divided by the conversion price of $1.50 per share. The estimated fair value of the warrants and the beneficial conversion feature, in accordance with EITF 00-27, is $2,160,000, which is allocated to additional paid in capital and recorded as a dividend over the term of the Series B Preferred, 42 months. As of September 30, 2004, the Company recorded $102,857 of the discount to dividend. The commission on this financing is 10% of the gross proceeds. The commission results in a reduction of additional paid in capital of $216,000.

The holders have the right to require XStream to redeem all or a portion of the shares the Series B Preferred under certain circumstances, including (i) upon the occurrence of a Major Transaction (as that term is defined in the designations of the Series B Preferred). In this event, the redemption price would be equal to 100% of the liquidation preference plus all accrued but unpaid dividends, and (ii) upon the occurrence of a Triggering Event (as that term is defined in the designations of the Series B Preferred). In this event, the redemption price would be equal to 120% of the amount of the liquidation preference plus all accrued but unpaid dividends. Upon either occurrence, at the Company's discretion XStream can pay the redemption price in cash or shares of common stock based upon the then current conversion price.

On the date which is 42 months from the date of issuance of the Series B Preferred , at the option of the holder XStream is required to redeem the outstanding shares of Series B Preferred into such number of shares of its common stock as equal to the liquidation preference plus al l accrued but unpaid dividends divided by the conversion price then in effect, or at the option of the holder for cash at a price equal to the number of shares of common stock each holder would be entitled to receive at the conversion price then in effect multiplied by $1.85 which as of the issuance date is computed as $2,664,000. The $504,000 premium is being accreted over the 42 month term with a charge to accumulated deficit as a constructive dividend. Accretion for the period ended September 30, 2004 was $24,000 as a constructive dividend.

So long as the Series B Preferred is outstanding, without the consent of the holders of at least 3/4 of the outstanding shares of Series B Preferred the Company cannot (i) amend the provisions of the Series B Preferred, (ii) repurchase, redeem or pay any dividends on its common stock or any other securities which rank junior to the Series B Preferred, (iii) amend its Articles of Incorporation or By-laws in a manner which would materially and adversely any right of the Series B Preferred, (iv) make any distribution with respect to any junior security, (v) voluntarily file for bankruptcy, liquidate its assets or make an assignment for the benefit of its creditors (vi) change the nature of its business, or, (vii) so long as at least $1,500,000 of the Series B Preferred is outstanding (which represents 30 shares), the Company cannot authorize or create any class of securities which ranks senior to or pari passu with the Series B Preferred.

The Series B Preferred has no voting rights. The Series B ranks senior to the Company's common stock and to all other classes of its securities which do not specifically provide that they are senior to the Series B, but subordinate to all of the Company's indebtedness, and it pays cumulative semi-annual dividends of 6% per annum, payable at the Company's option in cash, registered shares of the Company's common stock or additional shares of the Company's Series B Preferred. The dividends payable as of September 30, 2004, were $20,949. If the Company elects to pay the dividends in registered shares of its common stock, the shares are valued at the then conversion price of the Series B Preferred and if the Company elects to pay the dividends in shares of Series B Preferred, those shares are valued at the liquidation preference of the stock.

The Company recorded cumulative dividend in Series B preferred stock of $20,949 for the quarter ended September 30, 2004.

(B) COMMON STOCK
----------------

In February 2002, the Company issued 213,375 of its common shares to its founder and principal stockholder, XStream Beverage, Inc. ("XBI"). XBI is controlled by an officer of the Company. For purposes of results of operations, the issuance was considered in substance, a compensation expense to be recognized during the service period pursuant to a verbal consulting agreement, which was effective April 1, 2002. Accordingly, the value of $10,668,750 had been recorded as a deferred compensation expense at March 31, 2002. In July 2002, effective April 1, 2002 the Company rescinded the consulting agreement and received a subscription for the 213,375 common shares, paid for in the form of a promissory note at the contemporaneous offering price of $10.00 per share resulting in a subscription promissory note receivable of $2,133,750. Under Nevada law, the promissory note was considered valid consideration for the issuance of capital stock. The note bore interest at 8% and was due August 13, 2003. Due to the rescission of the consulting agreements, the $10,668,750 deferred compensation and related $10,664,483 additional paid-in capital were reversed. Interest income for 2003 and 2002 was $170,700 and $128,142, respectively and accrued interest receivable was $299,042 and was deducted from equity as a subscription receivable at December 31, 2003. In January 2004, the Company forgave the subscription receivable promissory note for its parent and related accrued interest in exchange for the return of the 213,375 subscribed shares. The shares have been returned to the Company's treasury and have been cancelled.

On January 15, 2003, the Company issued 17,500 shares pursuant to a twelve-month consulting agreement. The 17,500 shares were vested at the grant date resulting in a value of $350,000 based on the trading price on the grant date to be recognized over the twelve-month service period. During the twelve months ended December 31, 2003, $321,450 was recognized as consulting expense $28,550 as deferred. The deferred balance of $28,550 was recognized as consulting expense during the nine months ending September 30, 2004.

In November 2003, the company issued 25,000 shares as a loan fee in consideration of a one-year $125,000 note. The value of $250,000 based on the contemporaneous offering price of $10.00 per share was being recognized over the one-year term. On May 31, 2004, the principal balance of note was converted into 52,083 common shares based on the then contemporaneous offering price of $2.40. For the year ending December 31, 2003, the Company recognized $42,000 as a loan fee. The remaining deferred component was recognized as an expense as of September 30, 2004.

In November of 2003, the Company issued 25,050 shares of common stock in consideration of $109,000 of substituted collateral to secure a commercial line of credit for Beverage Network of Connecticut. A guarantee fee computed as $250,500 based on the then contemporaneous private placement offering of $10.00 per share is recognized over the six month term with $83,500 charged to loan and loan guarantee fees in 2003 and $167,000 deferred as a component of equity at December 31, 2003. The Company recognized an expense of $125,250 with a deferred balance of $41,750 as of March 31, 2004. The $41,750 balance was expensed as of June 30, 2004.

In December 2003, the Company issued 15,000 shares of common stock to a consultant for services under a nine month contract. The resulting expense of $36,000 based on the then contemporaneous offering price of $2.40 per share was to be recognized over the nine month term beginning in 2004.

In January 2004, the Company issued 5,500 shares of common stock as compensation for legal services provided to the Company. The shares were valued at the then contemporaneous private placement offering price of $2.40 per share with the expense of $13,200 recognized immediately.

In the first quarter of fiscal 2004, a $15,000 third party, non-interest bearing demand note was converted into 5,000 common shares valued at the then contemporaneous private placement offering price of $2.40 per share. The transaction resulted in the Company recognizing a gain on conversion of $3,000.

In January 2004, the Company issued 775 of common stock to consultants for past services. The shares were valued at the then contemporaneous offering price of $2.40 per share with the expense of $1,860 recognized immediately.

In January 2004, our wholly owned subsidiary, XStream Brands, Inc. entered into an Assignment of Trademark with Squeeze Beverage, Inc., for the assignment of all of its rights and interests in the Mark of "SQUEEZE" for carbonated flavored soft drinks and seltzer water, including all variations thereof such any spelling, formatives, phonetic variations and stylized designs of the same an all goodwill associated therewith. The Company issued 20,000 shares of common stock valued based upon the then contemporaneous private placement offering price of $2.40 per share resulting in a valuation of $48,000. (See Note 3 - Acquisitions)

The Company also issued 3,750 common shares to a consultant valued at the then contemporaneous private placement offering price of $2.40 per share as compensation for services. The services provided were for a period of six months, January 1, 2004 through June 30, 2004) with the entire $9,000 expensed as of September 30, 2004.

In February 2004, the Company issued 500,000 shares of common stock in consideration of employment services provided to the Company, with 300,000 shares issued to Theodore Farnsworth, Chairman and 100,000 shares each issued to Jerome Pearring, President and Barry Willson, Vice Chairman/Secretary. The Company retained the services of an independent accounting firm to perform a valuation analysis on this transaction which resulted in the 300,000 shares being valued at $2.50 per share, and the remaining 200,000 shares were valued at $3.00 per share. The shares were issued as a bonus, therefore, the expense of $1,350,000 was recognized immediately.

In February 2004, the Company entered into a Termination Agreement, Waiver and Release with two prior officers, terminating their consulting agreement of June 2003 by issuing 16,268 shares of common stock valued at the then contemporaneous offering price of $2.40 per share. A loss of $23,921 was recognized immediately as a result of the transaction.

In March of 2004, the Company issued 5,208 shares of common stock for as compensation for legal services provided to the Company. The shares were valued at the then contemporaneous offering price of $2.40 per share with the expense of $12,500 recognized immediately.

In March 2004, the Company also issued 147 shares of common stock to a consultant as compensation pursuant to the execution of a 12-month agreement, which stipulated that 147 shares are to be issued quarterly. Pursuant to the agreement, the shares were valued at $8.20 per share and an expense of $1,206 was recognized immediately.

In March 2004, the Company issued 30,000 shares of common stock to an investment banker for consulting services. The shares were valued at the then contemporaneous offering price of $2.40, with the Company recognizing an expense of $72,000.

In March 2004, the Company issued 12,500 shares of common stock as partial consideration for the acquisition of all of the assets and the assumption of certain liabilities of Pacific Rim Natural Juice Company. The shares were valued at the then $2.40 contemporaneous private placement offering price resulting in a value of $30,000. (See Note 3)

In March 2004, the Company issued 20,000 shares of its common stock as partial consideration for the acquisition of substantially all of the assets and the assumption of certain liabilities of Ayer Beverage, Inc. The shares were valued at $48,000 based on the then contemporaneous private placement offering price of $2.40 per share.
(See Note 3 - Acquisitions)

In January 2004, the Company issued 16,268 common shares to two former officers in exchange for $57,418 of liabilities due to them. The shares were valued at the closing price of the Company's common stock of $5.00 on the agreement date or a total $81,339 resulting in a loss on settlement of $23,921.

During the first quarter, 2004, the Company issued 330,707 shares of common stock in consideration of subscriptions for the then contemporaneous private placement memorandum at an offering price of $2.40 per share for gross proceeds of $793,696 and received an additional $137,000 pursuant to subscriptions for which 57,083 shares were recorded as issuable. Offering costs were $108,370.

In April 2004, the Company issued 32,500 shares of common stock to employees. The shares were valued at the then contemporaneous private placement offering price of $2.40 per share with Company recognizing a compensation expense of $78,000.

In April 2004 the Company entered into a six-month consulting agreement and agreed to pay 5,000 shares of common stock as consideration for the services. The Company issued the shares recognizing an expense of $11,000, with a remaining deferred component of $1,000 as of September 30, 2004.

On April 8, 2004, the Company executed a contract with a member of its Advisory Board. The term of the contract will continue until either advisor or the Company terminates the agreement or the advisor's participation in the Advisory Board by sending written notice to the other party. The Company issued 2,500 shares of common stock pursuant to the terms of the contract and recognized an expense of $6,000 based on the then contemporaneous offering price of $2.40 per share.

The company also issued 2,500 shares to a second member of its strategic advisory board for the execution of a consulting agreement. The term of the contract will continue until either Advisor or the Company terminates the agreement or the Advisor's participation in the advisory board by sending written notice to the other party. The company recognized an expense of $6,000 based on the then contemporaneous private placement offering price of $2.40 per share.

In May 2004, the company issued 30,000 shares to an investment banker for past services rendered. The company recognized an expense of $72,000 based on the then contemporaneous offering price of $2.40 per share.

In May 2004, a note payable of $125,000 was converted into 52,083 common shares valued at the then contemporaneous private placement offering price of $2.40 per share, resulting in no gain or loss.

On July 9, 2004 in connection with the Company's purchase of substantially all of the assets of Master Distributors, Inc. the Company agreed to issue 21,250 shares of its common stock to current employees of Master Distributors, Inc. as consideration of services rendered as well as being an incentive to remain in their current positions to ensure a seamless transition for all parties involved. The Company issued 21,250 shares of stock on June 8, 2004 with the contingency that the certificates were to be held by an escrow agent until after the six month anniversary date of the closing of the asset purchase agreement. The Company also issued 96,154 shares to the principal owner of Master Distributors, Inc. in advance of the purchase agreement and upcoming closing of the transaction. The shares, totaling 96.154, were valued at the then contemporaneous offering price of $2.40 with the Company recording an acquisition cost of $230,769 and 21,250 shares recorded as compensation for employees valued at $51,000 as of September 30, 2004.

In April, May and June 2004, the Company issued 69,861 shares of common stock, previously recorded as issuable as of March 31, 2004.

During the quarter ended June 30, 2004, the Company issued 255,000 shares of common stock in consideration of subscriptions from the then current private placement memorandum at an offering price of $2.40 per share for gross proceeds of $612,000. Additionally, as of June 2004, 100,000 shares of common stock became issuable for $240,000 proceeds received as of June 30, 2004. Offering costs were $138,590.

In July, August and September 2004, the Company issued 67,500 shares of common stock, previously recorded as issuable, as of June 30, 2004.

During the third quarter, 2004, the Company issued 48,300 shares of common stock in consideration of subscriptions for the then contemporaneous private placement memorandum at an offering price of $2.40 per share for gross proceeds of $115,920 and received an additional $24,000 pursuant to subscriptions for which 10,000 shares of common stock were recorded as issuable. Offering costs were $23,790.

In July 2004, the Company entered into a 90-day contract with a firm to provide for investor relations services. The contract stipulated that the consultants were to be issued 15,000 shares of common stock as compensation. The shares of common stock were valued at the current offering price of $2.40 and an expense of $36,000 was recognized as of September 30, 2004.

A six-month consulting agreement was executed on July 1, 2004 which provided that the consultant was to be issued 2,500 shares of common stock as compensation for his services under the agreement. For the nine months ending September 30, 2004 the Company recognized an expense of $3,000, with a deferred component of $3,000 as of September 30, 2004.

In August 2004, the Company issued 7,500 shares of its common stock to an employee pursuant to the stipulations of the employment agreement which has a term of six months. The shares were valued at the private placement offering price of $2.40; an expense of $9,000 was recognized for the period ending September 30, 2004, with the remaining component of $9,000 being deferred.

In September 2004, the Company issued 47,098 shares of common stock to employees. The stock was valued at $2.40 per share with the Company recognizing a compensation expense of $113,035.

In August, 2004 the Company issued 4,167 shares of common stock as a settlement for a note on behalf of its subsidiary, Beverage Network of Hawaii, Inc. and for services rendered. The shares were valued at $2.40, which resulted in a settlement gain of $39,999.

In September 2004, the Company issued 3,600 shares of common stock to a consultant as compensation for services. The shares were valued at $2.40 and the company recognized an expense of $8,640 for the period ending September 30, 2004.

In August 2004, the Company issued 2,500 shares of common stock to a member of its Advisory Board for the execution of a consulting agreement. The term of the contract will continue until either advisor or the Company terminates the agreement or the advisor's participation in the advisory board by sending written notice to the other party. The Company recognized an expense of $6,000 for this period.

In September 2004, the Company issued 43,750 shares of common stock to an investment banking firm as compensation for its services in connection with the Series B Convertible Preferred Stock offering. The shares were valued at $2.40; the Company recognized offering costs charged to additional paid in capital of $105,000 as of September 30, 2004.

In September 2004, the Company issued 20,000 shares of common stock to a consultant as compensation under the terms of an agreement for investor relations services. The agreement is to remain in effect until cancelled by either party. Upon valuing the shares at $2.40, the Company recognized an expense of $48,000 for the period ending September 30, 2004.

NOTE 17 - SUBSEQUENT EVENTS:

On October 7, 2004 the Company filed an amendment to its Articles of Incorporation which increased the number of our authorized shares of common stock from 5,000,000 to 50,000,000 shares and changed the name of the company from Xstream Beverage Group, Inc. to Xstream Beverage Network, Inc. These changes were approved by its Board of Directors and the holders of a majority of its outstanding voting securities. On September 13, 2004 the Company filed a definitive Information Statement on Schedule 14C with the SEC regarding these actions.

In November 2004 the Company issued 46,269 shares of its common stock to consultants for services rendered. These shares were valued at $61,075 on the date of issuance and an expense in that amount will be recognized during the fourth quarter of fiscal 2004.

In November 2004 the Company issued 5,000 shares of its common stock which was classified as issuable at September 30, 2004.

On November 11, 2004, the Company issued Laurus warrants to purchase 100,000 shares of the Company's common stock with an exercise price of $2.00 per share and a term of 10 years. The warrants were issued as compensation to Laurus for the release of $1000, 000 of the restricted cash. The Company will recognize interest expense from this issuance of $161,692 during the fourth quarter of fiscal 2004.

                          Independent Auditors' Report
                          ----------------------------



To the Board of Directors of:
Xstream Beverage Group, Inc.


We have audited the accompanying consolidated balance sheet of Xstream Beverage Group, Inc. and Subsidiaries as of December 31, 2003 and the related consolidated statements of operations, changes in stockholder's equity (deficiency) and cash flows for the years ended December 31, 2003 and 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the consolidated financial position of Xstream Beverage Group, Inc. and Subsidiaries as of December 31, 2003, and the consolidated results of its operations and its cash flows for the years ended December 31, 2003 and 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 18 to the consolidated financial statements, the Company's net loss in 2003 of $6,436,607, cash used in operations in 2003 of $627,392, and accumulated deficit of $16,868,669, shareholders' deficiency of $1,310,369 and working capital deficit of $1,340,464 at December 31, 2003 raises substantial doubt about its ability to continue as a going concern. Management's Plan in regards to these matters is also described in Note 18. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



SALBERG & COMPANY, P.A.
Boca Raton, Florida
March 27, 2004

                  XSTREAM BEVERAGE GROUP INC. and SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2003




ASSETS
    Current Assets:
      Cash                                                         $     51,764
      Accounts Receivable, net                                           89,533
      Inventory                                                         198,847
      Other Current Assets                                                7,405
                                                                   ------------
         Total Current Assets                                           347,549
                                                                   ------------
    Property and Equipment, Net                                          46,088
    Other Assets                                                         39,635
                                                                   ------------
TOTAL ASSETS                                                       $    433,272
                                                                   ============
LIABILITIES & SHAREHOLDER'S DEFICIENCY
    Liabilities:
      Current Liabilities:
         Accounts Payable                                          $    679,387
         Accrued Expenses                                               508,775
         Cash Overdraft                                                  27,900
         Loans and notes payable                                        215,974
         Loans Payable-Related Party                                    224,640
         Other Current Liabilities                                       31,337
                                                                   ------------
           Total Current Liabilities                                  1,688,013


      Long Term Liabilities:
         Term Loan Payable                                               55,628
                                                                   ------------
           Total Long Term Liabilities                                   55,628


    Shareholder's Deficiency:
      Preferred Stock, $0.001 par value, 10,000,000
        shares athorized,
           Series A, 200,000 shares issued and
           outstanding                                                      200
      Common Stock, $0.001 par value, 50,000,000                         20,276
        shares authorized, 20,276,279 shares issued
        and outstanding
      Common Stock Issuable (1,412,931 shares)                            1,413
      Paid in Capital                                                18,419,953
      Accumulated Deficit                                           (16,868,669)
                                                                   ------------
                                                                      1,573,173


         Less: Subscription promissory note                          (2,432,792)
         Less: Deferred consulting                                      (75,750)
         Less: Deferred Loan and Loan Guarantee Fees                   (375,000)
                                                                   ------------
           Total Shareholder's Deficiency                            (1,310,369)
                                                                   ------------

TOTAL LIABILITIES & SHAREHOLDER'S DEFICIENCY                       $    433,272
                                                                   ============


          See accompanying notes to consolidated financial statements.

                  XSTREAM BEVERAGE GROUP INC. and SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                         2003           2002
                                                     -----------    -----------

Sales                                                $ 2,028,265    $        --

Cost of Goods Sold                                     1,458,198             --
                                                     -----------    -----------

Gross Profit                                             570,067             --
Expense
  Marketing & Selling                                    147,710             --
  Warehouse & Delivery                                   105,722             --
  Compensation                                         1,200,816        386,594
  Rent                                                   109,757         23,645
  Consulting Fees                                      1,788,919      3,758,365
  Professional Fees                                      270,732      1,552,933
  Loan and Loan Guarantee Fees                           325,500         50,000
  Bad Debt Expense                                        39,266             --
  Impairment Loss                                      1,720,274             --
  Other General & Administrative                         613,402        257,329
                                                     -----------    -----------

    Total Operating Expense                            6,322,098      6,028,866
                                                     -----------    -----------
Loss From Operations                                  (5,752,031)    (6,028,866)
Other Income/(Expense)
  Other Income                                            10,799             --
  Settlement gain                                             --        262,500
  Interest Income                                        170,820        128,651
  Interest Expense                                       (66,793)       (21,049)
  Settlement loss                                       (696,800)       (92,900)
  Other expense                                         (102,602)            --
                                                     -----------    -----------
    Total Other Income/(Expense)                        (684,576)       277,202
                                                     -----------    -----------

Net Loss                                             $(6,436,607)   $(5,751,664)
                                                     ===========    ===========

Net Loss per share - Basic and diluted               $     (0.43)   $     (0.83)
                                                     ===========    ===========

Weighted Average Shares Outstanding                   14,839,134      6,926,392
                                                     ===========    ===========

          See accompanying notes to consolidated financial statements.

                  XSTREAM BEVERAGE GROUP, INC. AND SUBSIDIARIES
                STATEMENT OF CHANGES IN STOCKHOLDER'S DEFICIENCY
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                                           Preferred Stock                 Common Stock                    Common Stock
                                         Shares         Amount         Shares          Amount         Issuable         Amount
                                      ------------   ------------   ------------    ------------    ------------    ------------
Balance, December 31, 2001                 200,000   $        200      1,740,145    $      1,740               0    $         --
Stock issued for cash                           --             --      1,357,000           1,357              --              --
Offering costs                                  --             --             --              --              --              --
Stock issued for services and gifts             --             --      2,065,301           2,065          45,000              45
Cancellation of escrowed shares                 --             --       (175,000)           (175)             --              --
Stock issued as settlement                      --             --        175,000             175              --              --
Cashless exercise of warrants                   --             --          4,964               5              --              --
Stock issued as loan fee                        --             --        100,000             100              --              --
Stock issued to parent as
  promissory note
  subscription receivable                       --             --      4,267,500           4,268              --              --
Stock options granted for services              --             --             --              --              --              --
Amortization of deferred fees                   --             --             --              --              --              --
Stock issuable for cash                         --             --             --              --         156,230             156
Stock issuable for services                     --             --             --              --          20,000              20
Stock issuable as future
  offering costs                                --             --             --              --          47,200              47
Discount on convertible
  debenture                                     --             --             --              --              --              --
Interest on prommisory note
  subscription receivable                       --             --             --              --              --              --
Net loss, 2002                                  --             --             --              --              --              --
                                      ------------   ------------   ------------    ------------    ------------    ------------
Balance, December 31, 2002                 200,000            200      9,534,910           9,534         268,430             268
                                      ============   ============   ============    ============    ============    ============


Stock issued for cash                           --             --        439,650             440         748,183             748
Stock issued as settlement                      --             --      2,295,000           2,295              --              --
Stock issued for services                       --             --      3,482,439           3,482              --              --
Stock issued for loans and loan
  guarantee fees                                --             --      1,401,000           1,401              --              --
Cancellation of subscription                    --             --        (44,000)            (44)             --              --
Cashless exercise of warrants                   --             --        200,000             200              --              --
Shares issued for debt                          --             --        315,000             315         562,598             563
Issuance of shares
  previously issuable                           --             --        166,280             166        (166,280)           (166)
Amortization of deferred fees                   --             --             --              --              --              --
Offering costs                                  --             --             --              --              --              --
Contributed accrued compensation                --             --             --              --              --              --
Stock issued for acquisition                    --             --      2,486,000           2,486              --              --
Interest on prommisory note
  subscription receivable                       --             --             --              --              --              --
Net Loss, 2003                                  --             --             --              --              --              --
                                      ------------   ------------   ------------    ------------    ------------    ------------
Balance, December 31, 2003                 200,000   $        200     20,276,279          20,276       1,412,931    $      1,413
                                      ============   ============   ============    ============    ============    ============
[RESTUBBED]

                                         Additional      Accumulated       Deferred       Deferred
                                       Paid-in CapitaL     Deficit        Consulting    Compensation
                                      ---------------    ------------    ------------    ------------
Balance, December 31, 2001               $  4,309,987    $ (4,680,398)   $    (95,392)   $         --
Stock issued for cash                         824,143              --              --              --
Offering costs                               (109,059)             --              --              --
Stock issued for services and gifts         3,968,412              --       3,933,557)             --
Cancellation of escrowed shares                   175              --              --              --
Stock issued as settlement                     87,325              --              --              --
Cashless exercise of warrants                      (5)             --              --              --
Stock issued as loan fee                       49,900              --              --              --
Stock issued to parent as
  promissory note
  subscription receivable                   2,129,483              --              --              --
Stock options granted for services          1,159,283              --              --              --
Amortization of deferred fees                      --              --       3,780,086              --
Stock issuable for cash                       156,074              --              --              --
Stock issuable for services                    19,980              --              --              --
Stock issuable as future
  offering costs                               47,153              --              --              --
Discount on convertible
  debenture                                    70,000              --              --              --
Interest on prommisory note
  subscription receivable                          --              --              --              --
Net loss, 2002                                     --      (5,751,664)             --              --
                                         ------------    ------------    ------------    ------------
Balance, December 31, 2002                 12,712,850     (10,432,062)       (248,863)              0
                                         ============    ============    ============    ============



Stock issued for cash                         327,912              --              --              --
Stock issued as settlement                  1,192,705              --              --              --
Stock issued for services                   1,644,708              --        (281,842)        (37,500)
Stock issued for loans and loan
  guarantee fees                              699,099              --              --              --
Cancellation of subscription                  (43,956)             --              --              --
Cashless exercise of warrants                    (200)             --              --              --
Shares issued for debt                        455,078              --              --              --
Issuance of shares
  previously issuable                              --              --              --              --
Amortization of deferred fees                      --              --         454,955          37,500
Offering costs                                (61,377)             --              --              --
Contributed accrued compensation              252,621              --              --              --
Stock issued for acquisition                1,240,514              --              --              --
Interest on prommisory note
  subscription receivable                          --              --              --              --
Net Loss, 2003                                     --      (6,436,607)             --              --
                                         ------------    ------------    ------------    ------------
Balance, December 31, 2003                 18,419,953    $(16,868,669)   $    (75,750)   $         --
                                         ============    ============    ============    ============
[RESTUBBED]


                                            Deferred
                                          Loan & Loan    Subscription
                                           Guarantee     Promissory Note
                                             Fees         Receivable         Total
                                         ------------    ------------    ------------
Balance, December 31, 2001               $         --    $         --    $   (463,863)
Stock issued for cash                              --         (44,200)        781,300
Offering costs                                     --              --        (109,059)
Stock issued for services and gifts                --              --          36,965
Cancellation of escrowed shares                    --              --               0
Stock issued as settlement                         --              --          87,500
Cashless exercise of warrants                      --              --               0
Stock issued as loan fee                           --              --          50,000
Stock issued to parent as
  promissory note
  subscription receivable                          --      (2,133,750)              0
Stock options granted for services                 --              --       1,159,283
Amortization of deferred fees                      --              --       3,780,086
Stock issuable for cash                            --              --         156,230
Stock issuable for services                        --              --          20,000
Stock issuable as future
  offering costs                                   --              --          47,200
Discount on convertible
  debenture                                        --              --          70,000
Interest on prommisory note
  subscription receivable                          --        (128,142)       (128,142)
Net loss, 2002                                     --              --      (5,751,664)
                                         ------------    ------------    ------------
Balance, December 31, 2002                          0      (2,306,092)       (264,164)
                                         ============    ============    ============



Stock issued for cash                              --              --         329,100
Stock issued as settlement                         --              --       1,195,000
Stock issued for services                          --              --       1,328,848
Stock issued for loans and loan
  guarantee fees                             (375,000)             --         325,500
Cancellation of subscription                       --          44,000               0
Cashless exercise of warrants                      --              --               0
Shares issued for debt                             --              --         455,954
Issuance of shares
  previously issuable                              --              --               0
Amortization of deferred fees                      --              --         492,455
Offering costs                                     --              --         (61,377)
Contributed accrued compensation                   --              --         252,621
Stock issued for acquisition                       --              --       1,243,000
Interest on prommisory note
  subscription receivable                          --        (170,700)       (170,700)
Net Loss, 2003                                     --              --      (6,436,607)
                                         ------------    ------------    ------------
Balance, December 31, 2003               $   (375,000)   $ (2,432,792)   $ (1,310,369)
                                         ============    ============    ============



          See accompanying notes to consolidated financial statements

          XSTREAM BEVERAGE GROUP INC. AND SUBSIDIARIES
              CONSOLIDATED STATEMENTS OF CASH FLOWS
             YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                                        2003         2002
                                                                   -----------    -----------
  CASH FLOWS FROM OPERATING ACTIVITIES:
    Net Loss                                                       $(6,436,607)   $(5,751,664)
    Adjustments to reconcile net cash used in operations:
      Depreciation                                                       8,067            373
      Amortization                                                      44,500         18,333
      Bad debt                                                          39,266             --
      Loss on Conversion of Debt                                        85,050             --
      Contributed officer services                                     252,621             --
      Interest Income on subscription receivable                      (170,700)      (128,142)
      Stock based loan and loan guarantee fees                         325,500         50,000
      Stock based expenses                                           1,821,303      5,006,034
      Stock based settlement                                         1,195,000        107,500
      Gain on settlement                                                    --       (262,500)
      Impairment loss                                                1,720,274             --

    Changes in operating assets and liabilities:
      Accounts receivable                                              (12,022)            --
      Inventory                                                        (51,733)            --
      Other assets and deposits                                         20,658        (30,085)
      Accounts payable                                                 254,716         23,342
      Accrued expenses                                                 256,578        254,097
      Other taxes                                                           --         11,350
      Other current liabilities                                         20,137             --
                                                                   -----------    -----------


  Net cash used in operating activities                               (627,392)      (701,362)
  CASH FLOWS FROM INVESTING ACTIVITIES:
    Disposal/Acquisition of Fixed Assets                               (25,845)        (5,889)
    Prepaid Acquisition Costs                                          (30,000)            --
    Loans to principal stockholder                                          --           (438)
    Acquisitions, net of cash acquired                                (230,599)            --
                                                                   -----------    -----------


  Net cash used in investing activities                               (286,444)        (6,327)

  CASH FLOWS FROM FINANCING ACTIVITIES:
    Settlement payment                                                      --        (50,000)
    Proceeds from sale of common stock, net                            267,723        828,471
    Cash overdraft (repayment)                                          27,900           (453)
    Loan proceeds                                                      408,840             --
    Repayments of non-related party loans                               (9,801)            --
    Proceeds from related party loans                                  224,640         50,000
    Repayments of related party loans                                       --        (74,031)
                                                                   -----------    -----------

  Net cash provided by financing activities                            919,302        753,987
                                                                   -----------    -----------
Net cash increase                                                        5,466         46,298
Cash at beginning of period                                             46,298             --
                                                                   -----------    -----------
Cash at end of period                                              $    51,764    $    46,298
                                                                   ===========    ===========

Supplemental Disclosure of Non-cash Investing and
Financing Activities:


      Common stock issued for convertible debenture and interest   $    72,450    $        --
      Common stock issued for debt                                     298,454             --
      Common stock issued for acquisitions (see Note 2)              1,237,500             --
                                                                   -----------    -----------


                                                                   $ 1,608,404    $        --
                                                                   ===========    ===========



          See accompanying notes to consolidated financial statements.

                          XSTREAM BEVERAGE GROUP, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003
                                -----------------


NOTE 1  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
-------------------------------------------------------------------

         (A) ORGANIZATION AND NATURE OF BUSINESS

         Xstream Beverage Group, Inc. (the "Company" or "Xstream") was incorporated in Nevada on November 13, 1989.

         On September 14, 2001, the Company acquired Power Beverage Corp. in a transaction accounted for as a recapitalization of Power Beverage Corp. ("Power"). Power was incorporated in Florida on September 9, 2001. The Company was formed to acquire or merge with and operate specialty beverage companies.

         XStream completed the first two acquisitions anticipated in its business strategy, one on April 9, 2003, and one on May 1, 2003. These acquisitions were accounted for under the purchase method. See Note 2 for details. As a result of these initial acquisitions, XStream has ended its development stage and is now an operating brand development and distribution company.

         (B) PRINCIPLES OF CONSOLIDATION

         The accompanying consolidated financial statements include the accounts of the Company and its two active subsidiaries Beverage Network of South Florida, Inc. ("BNSF") and Beverage Network of Connecticut, Inc. ("BNCT"). All material intercompany balances and transactions have been eliminated in consolidation.

         (C) USE OF ESTIMATES

         The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. During 2003 and/or 2002, significant estimates include the valuation of intangible assets and resulting impairment charge, the allowance for doubtful accounts, the valuations of inventories and the value of capital stock issued for services.

         (D) ACCOUNTS RECEIVABLE

         Accounts receivable result from the sale of the Company's products and is reported at anticipated realizable value. The Company estimates its allowance for doubtful accounts based on a specific identification basis and additional allowances as needed based upon historical collections experience. Accounts receivable is considered past due if payment has not been received from the customer within thirty days and management reviews the customer accounts on a routine basis to determine if an account should be charged off.

                          XSTREAM BEVERAGE GROUP, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003
                                -----------------

         (E) PROPERTY AND EQUIPMENT

         Property and equipment are stated at cost and depreciation is computed using the declining balance method over the estimated economic useful life of 5 years. Leasehold improvements are amortized using the straight-line method over the lease term. Maintenance and repairs are charged to expense as incurred. Major improvements are capitalized.

         (F) INTANGIBLE ASSETS AND IMPAIRMENT

         Acquired goodwill is considered to have an indefinite life pursuant to SFAS 142 and accordingly is not amortized but subject to periodic impairment tests. Acquired customer lists are considered to have a finite life pursuant to SFAS 142 to be amortized over the period the asset is expected to contribute to the future cash flows. XStream expected the period to be five years. Since BNSF and BNCT have operated at a loss since their acquisition, management has decided to record a 100% write down (the entire, remaining unamortized balance) of the acquired goodwill and other intangibles of BNSF and BNCT as of December 31, 2003 which management believes more properly reflects the current goodwill and other acquired intangibles valuation. The impairment loss in 2003 was $1,720,274.

         (G) Accounting for the Impairment of Long-Lived Assets

         We account for the impairment of long-lived assets in accordance with Financial Accounting Standards, SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the book value of the asset may not be recoverable. Recoverability of the asset is measured by comparison of its carrying amount to the undiscounted cash flow that the asset or asset group is expected to generate. If such assets or asset groups are considered to be impaired, the loss recognized is the amount by which the carrying amount of the property if any exceeds its fair market value.

         (H) Stock-Based Compensation

         The Company accounts for stock options issued to employees in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation cost is measured on the date of grant as the excess of the current market price of the underlying stock over the exercise price. Such compensation amounts are amortized over the respective vesting periods of the option grant. The Company adopted the disclosure provisions of SFAS No. 123 "Accounting for Stock-Based Compensation," and SFAS No. 148 "Accounting for Stock Based Compensation - Transition and Disclosure," which permits entities to provide pro forma net income (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair-valued based method defined in SFAS No. 123 had been applied.

         The Company accounts for stock options or warrants issued to non-employees for goods or services in accordance with the fair value method of SFAS 123. Under this method, the Company records an expense equal to the fair value of the options or warrants issued. The fair value is computed using an options pricing model.

                          XSTREAM BEVERAGE GROUP, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003
                                -----------------

         In accordance with SFAS 123, for options issued to employees, the Company applies APB Opinion No. 25 and related interpretations in accounting for its plan and options granted to employees outside of the plan. Had compensation cost for options granted under the employment agreements been determined on the fair value at the grant dates for awards under that plan, consistent with Statement of Accounting Standards No 123, "Accounting for Stock Based Compensation" (Statement No. 123), the Company's net loss and net loss per share for the years ended December 31, 2003 and 2002 would have increased to the pro-forma amounts indicated below:

         The fair market value of the stock options granted to the employees in 2002 was estimated on the date of grant using the Black-Scholes Model in accordance with Statement No. 123 using the following assumptions: expected dividend yield 0%, risk-free interest rate of 3.02%, volatility 144% and expected term of two years and in 2003 with expected dividend yield 0%, risk-free interest rate of 1%, volatility 200% and expected term of three years.

                                                                                2003                    2002
                                                                           ---------------          ---------------

         Net loss                                          As reported     $    (6,436,607)         $ (5,751,664)
         Add: Stock-based employee compensation
         expense included in reported net loss, net
         of related tax effects                                            $         -              $      -
         Deduct: Total stock based employee
         compensation expense determined under fair
         value based method for all awards, (5) 1 net
         of related tax effects                                            $         -              $ (2,329,125)
                                                           Pro forma       $    (6,436,607)         $ (8,080,789)
         Net loss per share - basic and diluted            As reported     $         (0.43)         $      (0.83)
                                                           Pro forma       $         (0.43)         $      (1.17)

         (I) REVENUE RECOGNITION


         The Company follows the criteria of the Securities and Exchange Commission Staff Accounting Bulletin 104 for revenue recognition. The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery of product has occurred, the sales price is fixed or determinable, and collectability is reasonably assured.


         The Company recognizes revenue upon acceptance of delivery of its product by its customers at agreed prices. Based on market conditions, the Company or its suppliers may choose to promote certain brands by offering free product or case volume discounts. The cost of any supplier sponsored promotion is recoverable in whole or in part from the supplier. The Company follows the guidance of Emerging Issues Task Force (EITF) Issue 01-9 "Accounting for Consideration Given by a Vendor to a Customer". Accordingly, the Company does not recognize revenue on free promotional product or discounts. Further, the Company recognizes as a cost of sale, the cost of free promotional product net of any available chargebacks to the suppliers.

                          XSTREAM BEVERAGE GROUP, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003
                                -----------------


         (J) SHIPPING AND HANDLING COSTS

         The Company follows the guidance of EITF 00-10, "Accounting for Shipping and Handling Fee and Costs". The Company's shipping costs of $50,952 in 2003 are included in warehouse and delivery expenses.

         (K) INCOME TAXES

         The Company accounts for income taxes under the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period, which includes the enactment date.

         (L) NET LOSS PER COMMON SHARE

         Basic net income (loss) per common share (Basic EPS) excludes dilution and is computed by dividing net income (loss) available to common stockholder by the weighted-average number of common shares outstanding for the period. Diluted net income per share (Diluted EPS) reflects the potential dilution that could occur if stock options or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of XStream. For the twelve ended December 31, 2003 and 2002, the diluted loss per share is the same as basic loss per shares since the effect of all common stock equivalents was antidilutive due to the net loss. At December 31, 2003, there were 342,500 common stock warrants outstanding, which may dilute future earnings per share.

         (M) FAIR VALUE OF FINANCIAL INSTRUMENTS

         Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate that value. For purposes of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. The carrying amounts of the Company's short-term financial instruments, including accounts receivable, accounts payable, and loans approximate fair value due to the relatively short period to maturity for these instruments.

         (N) RECENT ACCOUNTING PRONOUNCEMENTS

         The Financial Accounting Standards Board has recently issued several new accounting pronouncements, which may apply, to the Company.

                          XSTREAM BEVERAGE GROUP, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003
                                -----------------

         In May 2003, the FASB issued SFAS No. 149; Amendment of Statement 133 on Derivative Instruments and Hedging Activities ("SFAS 149") which provides for certain changes in the accounting treatment of derivative contracts. SFAS 149 is effective for contracts entered into or modified after June 30, 2003, except for certain provisions that relate to SFAS No. 133 Implementation Issues that have been effective for fiscal quarters that began prior to June 15, 2003, which should continue to be applied in accordance with their respective effective dates. The guidance should be applied prospectively. The adoption of SFAS 149 did not have a material impact on the Company's financial position, results of operations or liquidity.

         In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity ("SFAS 150"). This new statement changes the accounting for certain financial instruments that, under previous guidance, issuers could account for as equity. It requires that those instruments be classified as liabilities in balance sheets. Most of the guidance in SFAS 150 is effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS 150 did not have a material impact on the Company's financial position, results of operations or liquidity.

         In November 2002, the FASB issued FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" ("FIN 45"). FIN 45 requires that a liability be recorded in the guarantor's balance sheet upon issuance of a guarantee. In addition, FIN 45 requires disclosures about the guarantees that an entity has issued, including a reconciliation of changes in the entity's product warranty liabilities. The initial recognition and initial measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, irrespective of the guarantor's fiscal year-end. The disclosure requirements of FIN 45 are effective for the Company for financial statements of interim periods beginning July 1, 2003. The adoption of FIN 46 did not have a material impact on the Company's financial position, results of operations, or liquidity.

         In January 2003, the FASB issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"), which represents an interpretation of Accounting Research Bulletin No. 51 ("ARB 51"), "Consolidated Financial Statements". ARB 51 requires that a Company's financial statements include subsidiaries in which the Company has a controlling financial interest. That requirement usually has been applied to subsidiaries in which the Company has a majority voting interest. However, the voting interest approach is not effective in identifying controlling financial interests in entities (referred to as " variable interest entities") that are not controllable through voting interests or in which the equity investors do not bear the residual economic risks. FIN 46 provides guidance on identifying variable interest entities and on assessing whether a Company's investment in a variable interest entity requires consolidation thereof. FIN 46 is effective immediately for investments made in variable interest entities after January 31, 2003 and it is effective in the first fiscal year or interim period beginning after June 15, 2003 for investments in variable interest entities made prior to February 1, 2003. The adoption of FIN 46 did not have a material impact on the Company's financial position, results of operations, or liquidity.

                          XSTREAM BEVERAGE GROUP, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003
                                -----------------

         (O) RECLASSIFICATION

         Certain amounts in the 2002 consolidated financial statements have been reclassified to conform to the 2003 presentation.

NOTE 2  ACQUISITIONS
--------------------

         (A) Total Beverage Network, Inc. d/b/a Beverage Network of South Florida (BNSF)

         On April 9, 2003 XStream, through Total Beverage Network, Inc., a newly acquired subsidiary, purchased all of the assets and selected liabilities of Universal Florida Beverage Distributors, Inc. (UFBD). The results of BNSF operations have been included in the consolidated financial statements since acquisition. BNSF is a beverage distributor in the South Florida market, servicing independent retailers.

         The purchase price of UFBD was $275,000, based on 550,000 shares of XStream common stock valued at $0.50 per share. Simultaneously with the foregoing acquisition, XStream acquired 100% of the outstanding shares of Total Beverage Network, Inc. (BNSF) in a stock exchange transaction. The purchase price of BNSF was $500,000, based on 1,000,000 shares of XStream common stock valued at $0.50 per share. The value of the common shares was consistent with the offering price used in XStream's PPM, in circulation at the time.

         In consideration for the transfer of the BNSF shares, XStream issued one million shares of its restricted common stock to the shareholders of BNSF. BNSF shareholders, subsequent to its acquisition by XStream, entered into 36-month employment agreements with XStream to become its CEO and President. BNSF will continue the operations of UFBD as a wholly owned subsidiary of XStream and has entered into employment agreements with existing key management. The General Manager's employment agreement included the issuance of 125,000 shares of XStream's restricted common stock upon signing the 24-month employment agreement. The value of these shares, $62,500 based on the common stock valued at $0.50, is considered an additional part of the purchase price since the General Manager was the previous owner and the shares are fully vested and non-forfeitable. Thus, the purchase price was $337,500. As part of employment agreements with two other former UFBD officers, an additional 75,000 shares of XStream restricted stock was issued and held in escrow pending completion of one year vesting requirements. These shares are recorded an unearned compensation at $0.50 per share and amortized over the one year vesting period. In October 2003, the management of Total Beverage Network, Inc. d/b/a Beverage Network of South Florida (BNSF) terminated their employment. The termination included a cash settlement of $11,053 of which $4,553 was due as of December 31, 2003. The agreement also included 5,000 shares of common stock valued at $0.50 per share, which was recognized as compensation. The remaining balance of $7,042 considered unearned compensation was recognized as an expense as of December 31, 2003.


         The following table summarizes the combined estimated fair values of the assets acquired and liabilities assumed at the date of the simultaneous acquisitions of BNSF and UFBD.

                          XSTREAM BEVERAGE GROUP, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003
                                -----------------

                                                          April 9, 2003
                                                           -----------

         Purchase price of UFBF                            $   337,500
         Purchase price of BNSF                                500,000
                                                           -----------
         Aggregated purchase price                         $   837,500
                                                           ===========
         Current assets                                    $    68,178
         Fixed assets                                           13,145
         Customer list                                         200,000
         Goodwill                                              734,324
                                                           -----------
         Total assets acquired                               1,015,647
         Current liabilities assumed                          (178,147)
                                                           -----------
         Net assets acquired                               $   837,500
                                                           ===========

         Goodwill recognized is expected to be deducted over a 15 year period for tax purposes.

         (B) Beverage Network of Connecticut (BNCT)

         On May 1 2003, XStream closed on its purchase of all the assets and selected liabilities of Finish Line Beverage Distributors, Inc. (FLBD) effective May 1, 2003. The acquisition was transacted through Total Beverage Network of Connecticut, Inc., a newly formed wholly owned subsidiary of XStream. The results of FLBD operations have been included in the consolidated financial statements since May 2, 2003. FLBD is a beverage distributor in the New England market, servicing independent retailers.

         The aggregate purchase price of FLBD was $702,593, based on $152,593 in cash and 800,000 shares of XStream common stock valued at $0.50 per share, due at closing plus an additional $150,000 due in two installments. The value of the common shares was consistent with the offering price used in XStream's PPM, in circulation at the time.

         The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition.

                                                           May 1, 2003
                                                           -----------

         Aggregated purchase price                         $   702,593
                                                           ===========
         Current assets                                    $   212,729
         Fixed assets                                           23,453
         Customer list                                         400,000
         Goodwill                                              412,261
                                                           -----------
         Total assets acquired                               1,048,443
                                                           -----------
         Current liabilities assumed                          (274,547)
         Long term debt                                        (71,303)
                                                           -----------
         Current liabilities assumed                          (345,850)
                                                           -----------
         Net assets acquired                               $   702,593
                                                           ===========

         Goodwill recognized is expected to be deducted over a 15 year period for tax purposes.

                          XSTREAM BEVERAGE GROUP, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003
                                -----------------

         The table below summarizes the unaudited pro forma information of the results of operations for the years ended December 31, 2003 and 2002 as though the business combinations had been completed as of the beginning of the period being reported on:

                                                2003           2002
                                            -----------    -----------
         Sales                              $ 2,862,936    $ 2,665,016
         Cost of Goods                        2,217,948      2,264,257
                                            -----------    -----------
         Gross Profit                           644,988        400,759
         Operating and Other Expenses         7,210,365      6,273,317
                                            -----------    -----------
         Net Loss                           $(6,565,377)   $(5,872,558)
                                            ===========    ===========
         Net Loss per Share                 $     (0.44)   $     (0.85)
                                            ===========    ===========

NOTE 3  ACCOUNTS RECEIVABLE
---------------------------

Accounts receivable at December 31, 2003 was as follows:

Accounts receivable                                  $  142,320
Allowance for doubtful accounts                         (52,787)
                                                     ----------
                                                     $   89,533
                                                     ==========

Bad debt expense for 2003 and 2002 was $39,265 and $0, respectively.

NOTE 4  INVENTORIES
-------------------

Inventories are stated at the lower of cost or market determined on the "first-in, first-out" method. The Company had $198,847 and $0 consisting primarily of resalable product as of December 31, 2003 and December 31, 2002 respectively.

NOTE 5  OTHER CURRENT ASSETS
----------------------------

Other current assets (prepaid expenses) were $7,405 as of December 31, 2003.

NOTE 6  PROPERTY AND EQUIPMENT
------------------------------

Property and equipment at December 31, 2003 is as follows:

         Delivery Trucks                                      $ 20,399
         Warehouse Equipment                                    10,495
         Coolers                                                 7,977
         Office Equipment                                       12,412
         Furniture & Fixtures                                    3,245
                                                              --------
                                                                54,528
         Less: Accumulated depreciation                         (8,440)
                                                              --------
         Net                                                  $ 46,088
                                                              ========

Depreciation expense for 2003 and 2002 was $8,067 and $373, respectively.

                          XSTREAM BEVERAGE GROUP, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003
                                -----------------


NOTE 7  OTHER ASSETS AND INTANGIBLE ASSETS IMPAIRMENT
-----------------------------------------------------

The balance of $39,635 as of December 31, 2003 consists of the following:

         Prepaid acquisition cost                               $30,000
         Security deposit - office space                          7,135
         Security deposit - auto lease                            2,500
                                                                -------
                                                                $39,635
                                                                =======

As discussed in Note 1(F), the Company impaired its acquired goodwill and customer lists in 2003 recognizing am impairment loss of $1,720,274. Amortization on customer lists in 2003 was $44,500.

NOTE 8  ACCRUED EXPENSES
------------------------

Accrued compensation pursuant to three employment agreements was $252,621 at December 31, 2002. On March 31, 2003, the Board, which consists of the three officers subject to such employment agreements, approved the officers' forgiveness of their compensation accrued through December 31, 2002. The Company recognized contributed capital of $252,621 since this was a related party transaction.

On June 1, 2003, the board accepted the resignations of the two prior officers. In exchange for cancellation of outstanding options and forgiveness of $106,250 of accrued salaries to date, the resigning officers received restricted stock totaling 1,050,000 shares and a one-year consulting agreement for $40,000 each. Based on the contemporaneous sale price of $0.50 per share, the Company recorded a settlement loss of $418,750.

Effective April 9, 2003, concurrent with closing its first acquisition, XStream entered into three-year employment agreements for President and CEO calling for annual base compensation of $85,000. These employment agreements also granted 2,000,000 options each at an exercise price of $1.40 per share, vesting over the term of the agreement. Based on the contemporaneous offering price of $0.50 per share there was no compensation expense computed under the intrinsic value method of APB 25. On June 1, 2003, concurrent with the resignation of the previous officers, the options were cancelled under amended employment agreements with each officer.

Accrued compensation, reflecting new hires and amounts forgiven totaled $423,146 in the total accrued expense balance of $508,775 at December 31, 2003. The accrued consulting expense due to the former officers based on one-year consulting agreements for $40,000 totaled $50,508 in the total accrued expense balance of $508,775 at December 31, 2003.

NOTE 9  LOANS PAYABLE AND LOANS PAYABLE, RELATED PARTY
------------------------------------------------------

XStream Beverage, Inc. ("XBI"), a principal stockholder of the company owned by the XStream's chairman, periodically loans money to XStream. XStream's loans from XBI are undocumented, non-interest bearing, and due on demand. The balance due was $224,640 at December 31, 2003.

In November of 2003, the company obtained a $125,000 loan with a term of twelve months. The loan bears an annual interest rate of 10% to be accrued quarterly on the outstanding balance. The lender received 500,000 restricted shares of XSBG common stock as a loan fee in consideration of the note. The Company recognized a loan fee expense of $250,000 based on the contemporaneous share sale price of $0.50. The balance with accrued interest was $126,987 at December 31, 2003.

                          XSTREAM BEVERAGE GROUP, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003
                                -----------------


During 2003, XStream's principal broker also advanced money to the company as non-interest bearing demand notes with no specified term. An agreement was made on December 30, 2003 to convert the remaining balance of $298,454 to equity. The conversion resulted in the company issuing 562,598 shares, which were issuable as of December 31, 2003. The shares were valued at their fair value based on contemporaneous sales resulting in no gain or loss on the transaction.

In November of 2003, the Company entered into a non interest bearing arrangement with a six month term whereby a third party provided $109,000 of substituted collateral to secure a commercial line of credit for Beverage Network of Connecticut, Inc. in return for a consideration of 501,000 restricted shares of XStream Beverage Group, Inc. common stock. The Company computed a guarantee fee of $250,500 based on the $0.50 per share contemporaneous common stock sales price and is recognizing that fee over the six-month term with $83,500 charge to operations in 2003 included in loan and loan guarantee fees and $167,000 reflected in the deferred fees component of stockholders' equity at December 31, 2003.

Loans payable at December 31, 2003 were as follows:

Loans Payable - Other:
    June 2003, non-interest bearing, due on demand                      $ 30,174
    September 2003, $12,000 plus 8% interest (loan in default)            12,250
    November 2003, $125,000 plus 10% interest, due November 1, 2004      126,987
    Bank Line of Credit 6%, interest                                      43,695
    Automotive equipment loan                                              2,868
                                                                        --------
    Total Loans Payable - Other                                          215,974
    Loans Payable - Related Party                                        224,640
                                                                        --------
                                                                        $440,614
                                                                        ========
NOTE 10 CONVERTIBLE DEBENTURE CONVERSION
----------------------------------------

On December 20, 2002 (the "Commitment Date"), XStream issued a $70,000, 12% unsecured convertible debenture to an individual (the "holder") in exchange for that individual's payment to a legal services vendor under a settlement agreement. XStream recognized interest expense of $18,333 in December 2002 and $51,667 in January 2003, relating to a beneficial conversion. In April 2003, the debt and related accrued interest of $2,450 was converted and 315,000 common shares were issued valued at $157,500 based on recent cash sales of common stock at $0.50 per share. XStream accordingly recognized a loss on conversion of $85,050.

NOTE 11 OTHER CURRENT LIABILITIES
---------------------------------

The balance of $31,337 reflected as of December 31, 2003 consists of the following:

Customer credit balances of $11,685, and payroll tax liabilities of $19,652.

                          XSTREAM BEVERAGE GROUP, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2003
                               -----------------


NOTE 12 TERM LOAN PAYABLE
-------------------------

Terms loan payable consists of the following at December 31, 2003:

               Bank term loan, 6% interest, due November 17, 2007      $55,628
                                                                       =======

NOTE 13 COMMITMENTS AND CONTINGENCIES
-------------------------------------

         (A) FACILITY LEASES

         Effective December 1, 2003 XStream terminated its month-to-month lease at its corporate headquarters in Boca Raton and co-located with its subsidiary, Beverage Network of South Florida (BNSF). Effective June 1, 2003, Beverage Network of South Florida entered into a 24-month lease for new distribution facilities. In November 2003, this lease was cancelled by the landlord and succeeded by another lease effective December 1, 2003 for a 12 month term ending November 30, 2004. The rent is $4,552 per month. Rent expense in 2003 for corporate headquarters and BNSF, post acquisition, was $32,564 and $40,842 respectively. Rent expense in 2002 was $23,645 including rent of $1,750 paid to an affiliate.

         Effective November 1, 2003 Beverage Network of Connecticut (BNCT) entered into a 60-month lease for new distribution facilities. The rent is $5,108 for the 13,622 square foot facility, with annual increases of $0.50 per square foot, per year.

         Rent expense in 2003, post acquisition, was $36,356.

         Minimum lease payments over the next five years are thereafter as follows:

               2004                    $112,500
               2005                      69,000
               2006                      75,000
               2007                      76,000
               2008                      68,000
                                       --------
                                       $400,500
                                       ========

         (B) EMPLOYMENT AGREEMENTS

         See Note 8 for details regarding accrued compensation.

         (C) PRIVATE PLACEMENT

         Effective November 13, 2003, XStream retired and replaced its existing Private Placement Memorandum (PPM) with a new PPM offering of up to 5,000,000 shares. The new PPM offers shares of common stock at $0.12 per unit.

                          XSTREAM BEVERAGE GROUP, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2003
                               -----------------

NOTE 14 STOCKHOLDER'S EQUITY AND RECAPITALIZATION
-------------------------------------------------

         (A) PREFERRED STOCK


         The Company has authorized 10,000,000 shares of preferred stock at $0.001 par value. The Board of directors is authorized to issue series of preferred stock and to fix the designation, powers, preferences, and rights of the shares of each series. In addition, the Company may pay dividends of common stock to preferred stockholders. In October 2001, the Board of Directors authorized 200,000 shares of Series A preferred stock, which is cumulative voting and convertible and does not have dividend rights. Each share of preferred stock is convertible to one share of common stock and each share of preferred stock is entitled to 5 votes on each matter submitted to a vote of the total capital stock of the Company.


         There were 200,000 preferred Series A shares outstanding at December 31, 2003.

         (B) COMMON STOCK

         In November 2001, the Company granted 20,000 common shares to a consultant. The Company valued the shares at a total $30,000 based on the $1.50 per share trading price on the grant date and based on a measurement date equal to the grant date since the shares are considered vested upon issuance. Accordingly, the Company recognized a consulting expense of $2,500 in 2001 and $27,500 in 2002 over the one year term of the consulting agreement.

         In February 2002, the Company issued 4,267,500 of its common shares to its founder and principal stockholder, Xstream Beverage, Inc. ("XBI"). XBI is controlled by an officer of the Company. For purposes of results of operations, the issuance was considered in substance, a compensation expense to be recognized during the service period pursuant to a verbal consulting agreement, which was effective April 1, 2002. Accordingly, the value of $10,668,750 had been recorded as a deferred compensation expense at March 31, 2002. In July 2002, effective April 1, 2002 the Company rescinded the consulting agreement and received a subscription for the 4,267,500 common shares, paid for in the form of a promissory note at the contemporaneous offering price of $0.50 per share resulting in a subscription promissory note receivable of $2,133,750. Under Delaware law, the promissory note is considered valid consideration for the issuance of capital stock. The note bears interest at 8% and is due August 13, 2003. Due to the rescission of the consulting agreements, the $10,668,750 deferred compensation and related $10,664,483 additional paid-in capital were reversed. Interest income for 2003 and 2002 was $170,700 and $128,142, respectively and accrued interest receivable is $299,042 and is deducted from equity as a subscription receivable at December 31, 2003.

         During February 2002, the Company issued 667,500 shares to various parties for nominal consideration. The issuance was treated as stock for consulting services and the Company recognized a consulting expense in 2002 of $1,668,700 based on the $2.50 per share trading price of the common stock on the grant date less a total of $50 received from some of the recipients later in the year.

         In March 2002, the Company issued 600,000 contingently returnable common shares for legal services to be rendered. The contingency was based on the law firm completing all periodic filings during 2002 and in no event later than January 10, 2003. The Company initially recorded $3,300,000 as deferred legal fees based on the $5.50 trading price of the

                          XSTREAM BEVERAGE GROUP, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2003
                               -----------------

         common stock at the grant date to be recognized over the one year term of the legal services agreement, which was effective on January 1, 2002. The Company applies the variable accounting method under SFAS 123, EITF 96-18, and FIN 28, which provides that the Company must adjust the fair value of the shares at each balance sheet date to a current value until the contingency expires and a measurement date is achieved. As of December 31, 2002 based on a current private placement offering price of $1.00, the Company has recognized $600,000 of legal expense for the 600,000 shares issued. Due to the contingency, the 600,000 shares were reflected on the consolidated balance sheet as issued at December 31, 2002 but were not included in the computation of net loss per share in 2002. On January 10, 2003, the contingency expired and no expense adjustment was necessary, as the private placement offering at $1.00 was still active. The 600,000 shares are included in net loss per shares for 2003.

         On March 7, 2002, the Company issued 50,000 of its common shares pursuant to a seven-month consulting agreement. The 50,000 shares were vested at the grant date resulting in a fair value of $275,000 based on the quoted trading price on the grant date, to be recognized over the seven-month service period. During 2002, the $275,000 was fully recognized as consulting expense. Options to issue 200,000 common shares were also granted to the same consultant at a $4.50 per share exercise price. In addition, 15,000 shares are due on the first of each month for the duration of the agreement. On the first of each month April through September 2002, 15,000 common shares became issuable pursuant to the consulting agreement. Through December 31, 2002 45,000 shares have been issued and 45,000 shares are issuable under the agreement. The aggregate 90,000 shares were valued based on the quoted trading price of the common stock through June 2002 (ranging from $2.99 to $3.45 per share) and based on the private placement price of $0.50 per share from July through September 2002 resulting in a total consulting expense recognized in 2002 of $166,623. In January 2003, the Company settled a dispute with the consultant by agreeing to issue an additional 95,000 common shares. The shares were recorded as a settlement expense in January 2003 at the contemporaneous private placement price of $1.00 per share or $95,000.

         In March 2002, 7,500 warrants were exercised under a cashless exercise provision resulting in the issuance of 4,964 shares of common stock.

         During May and June 2002, the Company issued 220,000 common shares for $0.50 per share or aggregate gross proceeds of $110,000. The Company paid associated cash offering costs of $14,000, which was charged against the gross proceeds to additional paid-in capital.

         On May 9, 2002, the Company issued 100,000 shares to its President as a loan fee relating to a $50,000 loan made in May 2002. The shares were valued at the contemporaneous offering price of $0.50 per share, resulting in a loan fee expense of $50,000, which was recognized immediately since the loan was due on demand. The loan was repaid during 2002.

         On May 21, 2002, the Company issued 103,500 common shares for nominal consideration. The issued shares were treated as stock for services and valued at the contemporaneous private placement offering price of $0.50 resulting in a consulting expense of $51,750.

                          XSTREAM BEVERAGE GROUP, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2003
                               -----------------

         In May 2002, the Company settled a legal matter by issuing 175,000 common shares. The shares were valued at the contemporaneous private placement offering of $0.50 per share resulting in a fair value and settlement expense of $87,500. In addition, 175,000 previously issued shares held in escrow relating to the above matter were cancelled.

         On August 17, 2002, the Company agreed to issue 20,000 common shares to a consultant under a six month agreement. The related expense is recognized pro rata over the six month term of the agreement. The Company recognized consulting expense of $2,568 and $7,432 in 2003 and 2002, respectively, based on the contemporaneous offering price of $0.50 per share.

         In August and September 2002, 61,800 common shares were issued to various consultants for services rendered. The shares were valued at the contemporaneous private placement offering price of $0.50 per share resulting in a consulting expense of $30,900.

         On September 20, 2002, the Company issued 175,001 common shares for nominal consideration. The shares issued were treated as stock for consulting services and valued at the contemporaneous private placement offering price of $0.50 resulting in a consulting expense of $87,500.

         On September 27, 2002, the Company became obligated to issue 175,000 common shares under a consulting agreement and was to place another 100,000 common shares into escrow to be release in six months. The 175,000 shares were valued at $87,500 based on the contemporaneous private placement offering price of $0.50 at September 27, 2002. In October 2002, the 100,000 shares, which were never placed into escrow, were released and issued to the consultant resulting in a value of $100,000 based on a new private placement offering price of $1.00 per share. The expense is to be recognized ratably over the one-year term of the agreement resulting in a consulting expense of $40,777 recognized in 2002 and a consulting expense of $146,723 recognized in 2003.

         From July through September 2002, the Company expensed $22,500 of consulting expense for 45,000 common shares based on the contemporaneous offering price of $0.50 per share.

         During the period of July through September 2002, the Company issued 823,000 common shares for gross proceeds of $411,500. Offering costs of $59,059 were charged to additional paid-in capital.

         On October 18, 2002, the Company issued 67,500 common shares to a consultant for services rendered. The Company recognized $67,500 in consulting expense based on the contemporaneous private placement offering price of $1.00 per share.

         On October 31, 2002 (the "Settlement Date") the Company agreed to issue, under an amendment to a consulting agreement, 1,050,000 contingently cancelable common shares (including the 52,800 shares already issued under a July 2002 Agreement) in exchange for the investment bank raising or assisting with the raise of $10 million in equity capital for the Company. In addition, the amendment provided for an additional 20,000 common share issuance that is not contingently cancelable. Accordingly, another 950,000 common shares were issued to the investment bank and 67,200 were recorded as issuable at December 31, 2002. The 1,050,000 common shares issued were contingently cancelable at the Company's option if the full $10 million is not raised by September 30, 2003. The 47,200 issuable shares

                          XSTREAM BEVERAGE GROUP, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2003
                               -----------------

         were recorded at December 31, 2002 as deferred consulting expense at the $1.00 contemporaneous offering price since they related to shares that should have been issued under the original consulting agreement. The 20,000 shares were valued at the contemporaneous cash offering price of $1.00 per common share and recorded as a $20,000 settlement expense on the Settlement Date. The 950,000 shares are contingent and therefore not recorded as outstanding at December 31, 2002 for accounting purposes in accordance with EITF 96-18 and related interpretations. In June 2003, the 950,000 shares were issued (see below).

         During the period of October 1, 2002 through December 31, 2002, the Company issued 20,000 common shares at $0.50 per share and 294,000 common shares at $1.00 per share under two private placements for gross proceeds of $260,000 and subscriptions receivable of $44,200. Offering costs of $36,000 were charged to additional paid-in capital. In addition, proceeds of $15,000 were received relating to previous quarter subscriptions receivable.

         In January 2003, the Company issued 50,000 shares of restricted stock in consideration for consulting services rendered resulting in a consulting expense of $50,000 in January 2003 based on the contemporaneous offering price of $1.00 per share.

         In January 2003, the Company issued 140,000 shares as final settlement of a service agreement, 45,000 of which were reflected as issuable at December 31, 2002. The settlement loss was recognized at $95,000 based on the contemporaneous offering price of $1.00 per share.

         On January 15, 2003, the Company issued 350,000 shares pursuant to a twelve-month consulting agreement. The 350,000 shares were vested at the grant date resulting in a value of $350,000 based on the trading price on the grant date to be recognized over the twelve-month service period. During the twelve months ended December 31, 2003, $274,250 was recognized as consulting expense and $75,750 was deferred.

         In March 2003, the Company issued 105,000 shares for legal services to be rendered and sold 15,000 shares to the legal services provider. The shares were vested at the grant date resulting in a value of $60,000 based on the contemporaneous offering price of $0.50 per share. The company received proceeds in the amount of $7,500 and recognized a legal expense of $52,500.

         The company issued 200,000 common shares under an exercise provision relating to 200,000 options exercisable at $0.01, from options allegedly granted to a consultant. The validity of these options was in dispute and thus the company treated the stock issuance as a settlement. The company received proceeds in the amount of $2,000 and recognized a settlement loss of $98,000 based on the contemporaneous offering price of $0.50 per share.

         In March 2003, the Company issued 200,000 common shares for consulting services rendered, resulting in a consulting expense of $200,000 based on the contemporaneous offering price of $1.00 per shares.


         The Company issued to officers 200,000 common shares under a cashless exercise provision relating to 977,778 options exercisable at $1.75 per share. The trading bid price was $2.20 on the exercise date of February 28, 2003. The exercise was recorded as a credit to common stock of $200.00 and a charge to additional paid in capital of $200.00 with no net effect on operations.

                          XSTREAM BEVERAGE GROUP, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2003
                               -----------------

         On April 7, 2003, XStream issued 1,675,000 common shares for the acquisition of Universal Florida Beverage Distributors. The shares were valued at the contemporaneous offering price of $0.50 per share, which resulted in the acquisition price of $837,500.

         On April 25, 2003, XStream issued 800,000 common shares for the acquisition of Finish Line. The shares were valued at the contemporaneous offering price of $0.50 per share, which resulted in the acquisition price of $400,000.

         In June 2003, the Company issued 20,000 common shares from the $1.00 private placement and 60,000 common shares from the $0.50 private placement for a total $50,000.

         On June 5, 2003, XStream issued 180,000 common shares for legal services rendered. The issued shares were valued at the contemporaneous private placement offering of $0.50 per share resulting in a fair value of $90,000 on the date of grant that was recognized immediately for past services rendered.

         In June 2003, XStream issued 65,000 common shares for consulting services. The issued shares were valued at the contemporaneous private placement offering of $0.50 per share resulting in a fair value of $32,500 that was recognized immediately since the shares were immediately vested and the term of the agreement was not defined.

         In April 2003, XStream issued 315,000 common shares for a convertible debenture and accrued interest of $70,000 and $2,450, respectively. The issued shares were valued at the contemporaneous private placement offering of $.50 per share resulting in a fair value of $157,500. The Company recognized a settlement loss of $85,050. (See Note 10)

         In April, May and June 2003, XStream sold 311,800 common shares under the $0.50 per share Private Placement Memorandum for proceeds of $155,900.

         In June 2003, XStream issued 75,000 common shares for services to be rendered to two former employees of Universal Florida Beverage Distributors. These shares are being held in escrow by the XStream pending one year vesting requirements. The shares were valued at $0.50 per share and recorded as unearned compensation of $37,500 to be recognized over the one year vesting period.

         In June 2003, XStream issued 1,050,000 common shares to two former officers a settlement loss of $418,750 was recognized. (See Note 8)

         In July 2003, XStream issued 100,000 common shares for consulting and investor relation services. The issued shares were valued at the contemporaneous private placement offering of $0.50 per share resulting in a fair value of $50,001 that was recognized immediately since the shares were fully vested at the start of the agreement.

         The Company also issued 1,050,000 contingent shares to an investment banker. Accordingly, 950,000 common shares became issued for accounting purposes and the Company charged a $475,000 consulting expense to operations for past services rendered.

                          XSTREAM BEVERAGE GROUP, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2003
                               -----------------

         In July 2003, XStream issued 203,000 common shares to all of its employees as a bonus for services performed to date. The issued shares were valued at the contemporaneous private placement offering of $0.50 per share resulting in a fair value of $101,500, which was recognized immediately since the shares were fully vested at issuance.

         In July 2003, XStream issued 15,000 common shares to two prior consultants as compensation for past services performed. The issued shares were valued at the contemporaneous private placement offering of $0.50 per share resulting in a fair value of $7,500, which was recognized immediately since the shares were fully vested at issuance.

         In August 2003, XStream issued 200,000 common shares to two prior employees as compensation for past services performed. The issued shares were valued at the contemporaneous private placement offering of $0.50 per share resulting in a fair value of $100,000, which was recognized immediately since the shares were fully vested at issuance.

         During the quarter ending September 30, 2003, the Company issued 20,000 common shares under prior PPM's for $10,000.

         In August 2003, the Company issued 11,000 shares along with a $12,000 one year note to acquire the customer lists of American Natural Water Distributors. The shares were valued at $0.50 per shares and the resulting $5,500 was recorded as customer list.

         In October 2003, the company issued 150,000 shares as a loan fee with a fair value of $75,000 based on the contemporaneous offering price of $0.50 per share to the Chairman in consideration of a $75,000 due on demand loan. Accordingly, the $75,000 was recognized immediately as a loan fee.

         The company also issued 22,439 common shares as part of a consulting agreement, resulted in a consulting expense of $40,390.

         In November 2003, the company issued 250,000 shares as a loan fee in consideration of a non-interest bearing demand note from a consultant. The value of $125,000 based on the contemporaneous offering price of $0.50 per share was recognized immediately as a loan fee.

         The company issued another 500,000 shares as a loan fee in consideration of a one year note. The value of $250,000 based on the contemporaneous offering price of $0.50 per share is recognized over the one-year term with $42,000 expensed in 2003 and $208,000 deferred as a component of equity at December 31, 2003. (See Note 9)

         Xstream also issued 787,000 shares to employees as a bonus for services performed to date, and 5,000 shares as part of a termination agreement (see Note 2 (A)). The issued shares were valued at the contemporaneous private placement offering of $0.50 per share resulting in a fair value of $396,500, which was recognized immediately as compensation expense since the shares were fully vested at issuance.

         In November of 2003, the Company issued 501,000 share of common stock in consideration of $109,000 of substituted collateral to secure a commercial line of credit for Beverage Network of Connecticut (BNCT). A guarantee fee computed as $250,500 based on the

                          XSTREAM BEVERAGE GROUP, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2003
                               -----------------

         contemporaneous private placement offering of $0.50 per share is recognized over the 6 month term with $83,500 charged to loan and loan guarantee fees in 2003 and $167,000 deferred as a component of equity at December 31, 2003.

         During the quarter ended December 31, 2003 the company issued stock for the following services: 50,000 to a consultant for past services, valued at $25,000 based on the private placement offering price of $0.50 per share. 750,000 shares were issued to an investment banker for past services, which were shares valued at $0.12 per share, (based on Private Placement Memorandum dated November 13, 2003) with the $90,000 fee recognized immediately.

         In December 2003, the company issued 300,000 shares to a consultant for services under a 9 month contract. The resulting expense of $36,000 based on the new offering cost $0.12 per shares will be recognized over the 9 month term beginning in 2004.

         XStream's principal broker agreed to convert the balance of its non-interest bearing demand notes totaling $298,454 to equity. The conversion resulted in the company issuing 562,598 shares, which were issuable as of December 31, 2003. There was no gain or loss on this transaction.

         The current Private Placement memorandum effective November 13, 2003, Offers 5,000,000 shares of common stock at $0.12 per share. In December 2003, the Company received gross proceeds of $88,000 with issuable shares totaling 733,333.

         (C) STOCK OPTIONS AND WARRANTS

         On December 19, 2001, the Company granted warrants to purchase 50,000 shares of common stock to a consultant at an exercise price of $1.80 per share through November 19, 2006. (See Note 3(B)) The warrants contain a cashless exercise provision. In accordance with SFAS 123 and related interpretations, the option value of $1.48 per option was computed and was recognized over the one year term of the consulting agreement resulting in a consulting expense of $6,172 in 2001 and 67,892 in 2002 based on a measurement date equal to the grant date since the warrants are considered vested upon issuance. During March 2002, 7,500 of the warrants were exercised under the cashless exercise provisions resulting in the issuance of 4,964 common shares. The fair market value of the stock warrants granted to the consultant was estimated on the date of grant using the Black-Scholes Model in accordance with Statement No. 123 using the following assumptions: expected dividend yield 0%, risk-free interest rate of 3.62%, volatility 290% and expected term of three years.

         In February 2002, the Company established the 2002 Stock Option Plan (the "Plan") which is effective March 1, 2002. Officers, employees, consultants, and directors of the Company are awarded options periodically for the purchase of common stock of the Company under the Plan. Employees may be awarded incentive stock options and all other options issued under the plan shall be non-qualified stock options. Principal stockholders may be granted options under the plan only if the exercise price is at least 110% of the fair market value of the common stock on the grant date and such options cannot be exercised for 5 years. All other options granted under the plan shall not have an exercise price less than 100% of the fair market value of the common stock on the date of grant. The options, which expire ten years from the grant date but may expire earlier as determined by the compensation committee of the Board of Directors, vest as determined by the compensation committee of the Board of Directors. Upon termination of employment, for any reason other than death, disability, or retirement, all rights to exercise options shall terminate 90 days after the date of employment termination. Upon termination for death, disability, or retirement, the options shall be exercisable for a period of one year from such date of termination. The aggregate numbers of shares subject to options granted under the plan shall be 25,000,000 common shares. There were no options issued under the plan as of December 31, 2002.

         Effective February 1, 2002, the Company granted options to purchase 9,500,000 shares of common stock to three officers at an exercise price of $1.75 per share under their employment agreements. These options were cancelled in conjunction with the termination of the employees' employment agreements in 2003.

         On March 7, 2002, options to purchase 200,000 common shares were granted to a consultant at a $4.50 per share exercise price (see Note 6(B)). The options were valued at their fair market value of $1,088,681 or $5.44 per option. The $1,088,681 was recognized during 2002 as consulting expense pro-rata over the seven-month term of the agreement. Such options expire in 18 months from the grant date. The fair market value of the stock warrants granted to the consultant was estimated on the date of grant using the Black-Scholes Model in accordance with Statement No. 123 using the following assumptions: expected dividend yield 0%, risk-free interest rate of 3.62%, volatility 290% and expected term of three years.

         On September 27, 2002, the Company granted to a consultant 100,000 warrants exercisable at $3 for five years, 100,000 warrants exercisable at $4 for five years, 100,000 warrants exercisable at $5 for five years pursuant to a consulting agreement (see Note 6(B)). The warrants were valued at an aggregate $70,602 or $0.26, $0.23, $0.22 per option, respectively resulting in a consulting expense of $18,233 in 2002 and a deferred consulting expense of $52,369 deducted from equity at December 31, 2002 and to be recognized over the remainder of the one-year term of the agreement. The fair market value of the stock warrants granted to the consultant was estimated on the date of grant using the Black-Scholes Model in accordance with Statement No. 123 using the following assumptions: expected dividend yield 0%, risk-free interest rate of 2.00%, volatility 167% and expected term of two years.

                          XSTREAM BEVERAGE GROUP, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2003
                               -----------------

         A summary of the options issued under the employment and consulting agreements as of December 31, 2003 and 2002 and changes during the years is presented below:


                                                                  2003                               2002
                                                     ------------------------------     ----------------------------
                                                                       Weighted                           Weighted
                                                       Number of        Average           Number of        Average
                                                      Options and       Exercise         Options and       Exercise
                                                       Warrants          Price            Warrants          Price
                                                     -------------    -------------     ----------------------------
               Stock Options
               Balance at beginning of year            10,042,500     $        1.09          50,000      $     1.80
               Granted                                  2,000,000     $        1.40      10,000,000      $     1.09
               Exercised                                 (977,778)    $        1.75          (7,500)     $     1.80
               Forfeited                               10,722,222     $        1.74              --      $       --
                                                                       ------------      ----------      ----------
                                                     ------------
               Balance at end of year                     342,500     $        3.73      10,042,500      $     1.09
                                                     ============      ============      ==========      ==========


               Options exercisable end of year            342,500     $        3.73      10,042,500      $     1.09
                                                     ------------      ------------      ----------      ----------
               Weighted average fair value of
                options granted during the year     $          --                --              --      $     0.96
                                                                       ============                      ==========


         The following table summarizes information about employee stock options outstanding at December 31, 2003:

                        Options Outstanding                                                      Options Exercisable
      -------------------------------------------------------------------------------------------------------------------
                                                         Weighted         Weighted                              Weighted
            Range of                 Number               Average          Average          Number               Average
            Exercise              Outstanding at        Remaining          Exercise      Exercisable at         Exercise
              Price              December 31, 2003      Contractual         Price       December 31, 2003         Price
         --------------          -----------------       ---------         --------     -----------------       ---------
         $  3.00 - 5.00                  300,000         3.41 Years        $   4.00               300,000       $    4.00
                   1.80                   42,500         2.89 Years            1.80                42,500            1.80
                                 ----------------                          ---------     ----------------       ---------
                                         342,500                           $    3.73              342,500       $    3.73
                                 ================                          =========     ================       =========


NOTE 15 INCOME TAXES
--------------------
There was no income tax expense for the years ended December 31, 2003 and 2002 due to the Company's net losses.

The Company's tax expense differs from the "expected" tax expense (benefit) for the years ended December 31, 2003 and 2002, (computed by applying the Federal Corporate tax rate of 34% to loss before taxes), as follows:

                                                              2003                  2002
                                                         ---------------       ----------------
Computed "expected" tax expense (benefit)               $    (2,188,446)      $     (1,955,566)
Recharacterization of prior year temporary difference             -                      2,098
Meals                                                             4,002                  -
Stock based expenses                                            968,778                  -
Contributed services                                             85,891
Change in valuation allowance                                (1,129,775)            (1,953,468)
                                                         ---------------       ----------------
                                                        $            --       $          -
                                                         ===============       ================

The effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities at December 31, 2003 are as follows:

Deferred tax assets:
Net operating loss carryforward         $  2,511,484
Bad debt allowance                            39,266
Impairment loss                            1,720,274
                                          ----------
Total gross deferred tax assets            3,109,728
Less valuation allowance                  (3,109,728)
                                          ----------
Net deferred tax assets                 $         --
                                          ==========

                          XSTREAM BEVERAGE GROUP, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2003
                               -----------------

The valuation allowance was $1,979,953 at December 31, 2002. The increase during 2003 was $1,129,775.

The Company has a net operating loss carryforward at December 31, 2003 of approximately $7,386,000 available to offset future taxable income through 2023.

NOTE 16 RELATED PARTIES
-----------------------

The Company paid rent to an affiliate of an officer. Rent paid to that affiliate in 2002 was $1,750.

In May 2002, the Company borrowed $50,000 from an affiliate of the Company's President. The note bears interest at 8% and is due on demand. The $50,000 was repaid during July to September 2002. In connection with this issuance, the Company issued the President 100,000 shares of common stock as a loan fee. These shares were assigned by the President to third parties.

Accrued compensation pursuant to three employment agreements was $254,097 at December 31, 2002. On March 3, 2003, the Board, which consists of the three officers subject to such employment agreements, approved the officers' forgiveness of their compensation accrued through December 31, 2002. The Company recognized contributed capital of $254,097 since this was a related party transaction.

The balance due to a corporate principal stockholders controlled by a Director at December 31, 2003 was $224,640 (see Note 9)

NOTE 17 CONCENTRATIONS
----------------------

The Company operates primarily through its two subsidiaries with distributions areas in South Florida and Connecticut.

NOTE 18 GOING CONCERN
---------------------

As reflected in the accompanying consolidated financial statements, the Company has a net loss in 2003 of $6,436,607, cash used in operations in 2003 of $627,392 an accumulated deficit of $16,868,669 at December 31, 2003; and shareholders' deficiency of $1,310,369 and working capital deficit of $1,340,464 at December 31, 2003. The ability of the Company to continue as a going concern is dependent on the Company's ability to further implement its business plan, raise capital, and generate revenues. The Company continues to raise capital (see Note 19) and is continuing its acquisition plan. The Company believes that these actions provide it the ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 19 SUBSEQUENT EVENTS
-------------------------

In January 2004, the Company acquired certain rights and interest in a trademarked beverage brand for 400,000 restricted common shares. We valued the acquisition at $100,000 based upon the closing bid price of our common stock on the date of closing. ($0.25 per share)

                          XSTREAM BEVERAGE GROUP, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2003
                               -----------------

In February 2004, the Company forgave the subscription receivable promissory note for its parent and related accrued interest in exchange for the return of the 4,267,500 subscribed shares.

In March 2004, our wholly owned subsidiary, Beverage Network of Hawaii, Inc. (a Florida corporation), acquired all assets and certain liabilities of a Hawaii beverage company for 250,000 share of Xstream's restricted common stock. The transaction was valued at $75,000, based upon the March 1, 2004 closing price of $0.30 per share.

In March 2004, our wholly owned subsidiary, Xstream Brands, Inc. (a Florida corporation), acquired a beverage brand for $300,000 cash to be paid as stipulated in the agreement. The company is in the process of allocating the purchase price to net assets acquired.

In March 2004, our wholly owned subsidiary, Beverage Network of Massachusetts, Inc. (a Florida corporation), acquired substantially all assets and certain liabilities of a Massachusetts beverage company for $100,000 cash and 400,000 shares of Xstream's restricted common stock valued at $156,000. This was based upon the March 16, 2004 closing price of $0.39 per share. The company is in the process of allocating the purchase price to the net assets acquired.

In February 2004, the company entered into a Termination Agreement, Waiver and Release with two prior officers, terminating their consulting agreement of June 2003 by issuing 325,355 restricted common shares. (See Note 8)

In 2004, as of March 27, 2004 the company has issued 7,439,133 restricted shares under the private placement at $0.12 per share and issued 1,295,931 of the shares reflected as issuable, at December 31, 2003.

No dealer, sales representative or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the company or any of the underwriters. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of any offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information set forth herein is correct as of any time subsequent to the date hereof.


Until _________, 2005 (45 days after the date of this prospectus), all dealers that effect transactions these securities, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                TABLE OF CONTENTS

Prospectus Summary..........................5
Risk Factors................................5
Market for Common Equity and Related
Stockholder Matters.........................10
Selected Consolidated Financial Data........11
Capitalization..............................11
Use of Proceeds.............................12
Cautionary Statements Regarding
Forward-Looking Information.................12
Management's Discussion and
  Analysis or Plan of Operation.............12
Our Business................................20
Management..................................28
Certain Relationships and
    Related Transactions....................35
Principal Stockholders......................36
Description of Securities...................40
Selling Security Holders....................45
Plan of Distribution .......................56
Shares Eligible for Future Sale.............58
Legal Matters...............................58
Experts.....................................58
Additional Information......................58
Financial Statements........................F-1



                          XSTREAM BEVERAGE GROUP, INC.


                                   PROSPECTUS


                             ________________, 2005


7,840,950 Shares of Common Stock
37,500 $0.20 Common Stock Purchase Warrants
598,441 $1.50 Common Stock Purchase Warrants
1,551,920 $2.00 Common Stock Purchase Warrants
634,000 $2.00 Laurus Common Stock Purchase Warrants
37,500 $3.00 Common Stock Purchase Warrants
125,000 $3.00 Laurus Common Stock Purchase Warrants
860,665 $4.00 Common Stock Purchase Warrants
26,250 $5.20 Common Stock Purchase Warrants
22,500 $5.20 Laurus Common Stock Purchase Warrants
75,000 $6.40 Common Stock Purchase Warrants
75,000 $7.80 Common Stock Purchase Warrants
75,000 $9.00 Common Stock Purchase Warrants

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Nevada Revised Statutes allows us to indemnify each of our officers and directors who are made a party to a proceeding if:

         (a) the officer or director conducted himself or herself in good faith;

         (b) his or her conduct was in our best interests, or if the conduct was not in an official capacity, that the conduct was not opposed to our best interests; and

         (c) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. We may not indemnify our officers or directors in connection with a proceeding by or in our right, where the officer or director was adjudged liable to us, or in any other proceeding, where our officer or director are found to have derived an improper personal benefit.

         Our by-laws require us to indemnify directors and officers against, to the fullest extent permitted by law, liabilities which they may incur under the circumstances described above.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as express in the act and is therefore unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The estimated expenses payable by us in connection with the distribution of the securities being registered are as follows:

SEC Registration and Filing Fee .............................            $ 2,665
                                                                         -------
Legal Fees and Expenses* ....................................             45,000
                                                                         -------
Accounting Fees and Expenses* ...............................             30,000
                                                                         -------
Financial Printing* .........................................              7,500
                                                                         -------
Transfer Agent Fees* ........................................              1,500
Blue Sky Fees and Expenses* .................................                500
Miscellaneous* ..............................................                835
                                                                         -------
TOTAL .......................................................            $88,000
                                                                         =======

* Estimated

None of the foregoing expenses are being paid by the selling security holders.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES


         Following are all issuances of securities by the small business issuer during the past three years which were not registered under the Securities Act of 1933, as amended (the "Securities Act"). In each of these issuances the recipient represented that he was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. No general solicitation or advertising was used in connection with any transaction, and the certificate evidencing the securities that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom. Unless specifically set forth below, underwriter participated in the transaction and no commissions were paid in connection with the transactions.



         In November 2001, we issued 1,000 shares of our common stock to a consultant as compensation for services to our company which were valued at $30,000. The recipient was an accredited investor. The issuance was exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") in reliance on Section 4(2) thereof.

         In March 2002, 30,000 shares of our common stock for legal services valued at $600,000. The recipient was an accredited investor. The issuance was exempt from registration under the Securities Act in reliance on Section 4(2) thereof.



         During May and June 2002, we sold 11,000 shares of our common shares in a private offering to 27 purchasers resulting in gross proceeds to us of $110,000. We paid a broker dealer commissions of $13,000 in connection with this offering. The private offering was exempt from registration under the Securities Act in reliance on an exemption available under Sections 4(2), 4(6) and Rule 506 of Regulation D. The purchasers were accredited investors who had such knowledge and experience in financial, investment and business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The participants had access to business and financial information concerning our company.

         In May 2002, we issued 5,000 shares of common stock to our President, an accredited investor, as a loan fee relating to a $50,000 loan made in May 2002. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         In May 2002, we also issued 8,750 shares of our common stock valued at $87,500 as settlement of a legal matter. The recipient was an accredited investor. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.



         During the period of July through September 2002, we sold an aggregate of 41,150 shares of our common stock to 37 investors in a private offering resulting in gross proceeds of $411,500. We paid commissions of $12,499 to Cardinal Capital, Inc., a broker-dealer in connection with this private offering. The private offering was exempt from registration under the Securities Act in reliance on an exemption available under Sections 4(2), 4(6) and Rule 506 of Regulation D. The purchasers were accredited investors who had such knowledge and experience in financial, investment and business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The participants had access to business and financial information concerning our company.

         During February 2002 we issued an aggregate of 39,400 shares of our common stock, together with an option to purchase an additional 10,000 shares with an exercise price of $90.00 per share, to 10 accredited investors and eight sophisticated investors as compensation for consulting services provided to us valued at $1,943,750. These issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         During May 2002 we issued an aggregate of 7,425 shares of our common stock five accredited or sophisticated investors as compensation for consulting services provided to us valued at $397,125. These issuances were exempt from registration under the Securities Act in reliance on an exemption provided by
Section 4(2) of that act.

         In October 2002 we issued an aggregate of 54,000 shares of our common stock to 12 accredited investors as compensation for consulting services rendered to us valued at $1,088,000. The issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         In October 2002 we also issued an aggregate of 10,255 shares of our common stock to 10 sophisticated investors as compensation for consulting services rendered to us valued at $170,750. The recipients had such knowledge and experience in financial, investment and business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The recipients had access to business and financial information concerning our company. The issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.



         Between October and December 2002, we sold an aggregate of 15,700 shares of our common stock to 16 investors in two private offerings resulting in gross proceeds to us of an aggregate of $304,200. Included in these offerings were an aggregate of 1,000 shares of our common stock which were sold at an offering price of $10.00 per share and an aggregate of 14,700 shares of our common stock at an offering price of $20.00 per share. We paid commissions of $ 27,950 to Cardinal Capital, Inc., a broker dealer, in connection with this private offering. The private offering was exempt from registration under the Securities Act in reliance on an exemption available under Sections 4(2), 4(6) and Rule 506 of Regulation D. The purchasers were accredited investors who had such knowledge and experience in financial, investment and business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The participants had access to business and financial information concerning our company.

         In September 2002 we issued an aggregate of 11,540 restricted shares of our common stock on a pro-rata basis to 33 individuals who were existing shareholders of our company. The recipients were sophisticated investors who had such knowledge and experience in financial, investment and business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The participants had access to business and financial information concerning our company. The issuances were exempt from registration based on the circumstances that no sale occurred within the contemplation of Section 2(3) of the Securities Act.

         In March 2003, we issued 5,250 shares of our common stock for legal services valued at $52,500. We also sold this recipient an additional 750 shares of our common stock for $10.00 per share. The recipient was an accredited investor. The issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.


         In April 2003, we issued 83,750 shares of our common shares for the acquisition of Universal Florida Beverage Distributors. The shares were valued at $837,500. The acquisition was exempt from registration under the Securities Act in reliance on an exemption available under Section 4(2) of that Act. The existing shareholders of Universal Florida Beverage Distributors were either accredited investors or non-accredited investors who had such knowledge and experience in financial, investment and business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The participants had access to business and financial information concerning our company.

         In April 2003, we also issued 40,000 shares of our common stock for the acquisition of Finish-Line Distributors. The shares were valued at $400,000. The acquisition was exempt from registration under the Securities Act in reliance on an exemption available under Section 4(2) of that Act. The existing shareholder of Finish-Line Distributors was an accredited investor who had such knowledge and experience that he was capable of evaluating the merits and risks of the prospective investment in our securities. The participant had access to business and financial information concerning our company.


         In June 2003, we sold an aggregate of 4,000 shares of our common stock to an accredited investor in two private offerings resulting in gross proceeds to us of an aggregate of $50,000. Included in these offerings were an aggregate of 1,000 shares of our common stock which were sold at an offering price of $20.00 per share and an aggregate of 3,000 shares of our common stock at an offering price of $10.00 per share. We paid Cardinal Capital, Inc., a broker dealer, commissions of $6,500 in connection with this offering. The private offering was exempt from registration under the Securities Act in reliance on an exemption available under Sections 4(2), 4(6) and Rule 506 of Regulation D. The purchaser had such knowledge and experience in financial, investment and business matters that he was capable of evaluating the merits and risks of the prospective investment in our securities. The participant had access to business and financial information concerning our company.

         In June 2003, we sold 9,000 shares of our common stock for legal services rendered valued at $90,000. The recipient was an accredited investor. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.



         Between April and June 2003, we sold an aggregate of 15,590 shares of our common stock to nine investors in a private offering resulting in gross proceeds to us of an aggregate of $155,900. We paid Cardinal Capital, Inc., a broker dealer, commissions of $ 20,267 in connection with this offering. The private offering was exempt from registration under the Securities Act in reliance on an exemption available under Sections 4(2), 4(6) and Rule 506 of Regulation D. The purchasers were accredited investors who had such knowledge and experience in financial, investment and business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The participants had access to business and financial information concerning our company.


         In June 2003, we sold 3,750 shares of common stock to two former employees as compensation valued at $37,500. The purchasers were accredited investors. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         In June 2003, we issued an aggregate of 52,500 shares of our common stock to two former officers upon their resignation from our company in exchange for cancellation of outstanding options and forgiveness of $106,250 of accrued salaries. The recipients were accredited investors. The issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.


         In July 2003, we issued an aggregate of 10,150 shares of our common stock to 27 of our employees as a bonus. The shares were valued at $101,500. The recipients were non-accredited investors who had such knowledge and experience in financial, investment and business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The participants had access to business and financial information concerning our company. The issuances were not conditioned on any further employment or services to us, and each of the recipients had the ability to assess his or her relationship with our company. The shares were issued solely in appreciation for services rendered by our employees and not pursuant to any agreement or commitment for future services. The issuances were exempt from registration based on the circumstances that no sale occurred within the contemplation of
Section 2(3) of the Securities Act.

         In August 2003, we issued 10,000 shares of our common stock to two prior employees as compensation for past services performed which were valued at

$100,000. The recipients were accredited investors. The issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         In August 2003, we issued 550 shares of our common stock valued at $5,500 as partial consideration for the acquisition of the customer lists of American Natural Water Distributors. The recipient was a sophisticated investor who had such knowledge and experience in financial, investment and business matters that it was capable of evaluating the merits and risks of the prospective investment in our securities. The participant had access to business and financial information concerning our company. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by
Section 4(2) of that act.

         In October 2003, we issued 7,500 shares of our common stock valued at $75,000 to our Chairman as a loan fee in consideration of a $75,000 due on demand loan made to us. The recipient was an accredited investor. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         In November 2003, we issued 25,000 shares of our common stock valued at $250,000 to an unaffiliated third party as a loan fee in consideration of a one-year note in the principal amount of $125,000. The recipient was an accredited investor. On May 31, 2004, the principal balance of note $125,000 was converted into 52,083 shares of our common stock based on a conversion price of $2.40 per share. The issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         In November 2003, we issued 25,050 shares of our common stock valued at $250,500 to an unaffiliated third party in consideration of $109,000 of substituted collateral to secure a commercial line of credit for Beverage Network of Connecticut. The recipient was an accredited investor. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         In November 2003 we issued 12,500 shares of our common stock valued at $125,000 to an unaffiliated third party as a loan fee in consideration of a demand note. The recipient was an accredited investor. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         In December 2003 we issued an aggregate of 39,350 shares of our common stock valued at $393,500 to five members of management, including our chairman, as a bonus. The recipients were either accredited investors or sophisticated investors who had such knowledge and experience in financial, investment and business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The participants had access to business and financial information concerning our company. The issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         In December 2003 we issued 250 shares of our common stock valued at $2,500 to an individual as compensation under a termination agreement. The recipient was an accredited investor. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         During January and March 2003 we issued an aggregate of 38,250 shares of our common stock to 12 accredited and sophisticated investors as compensation for consulting services provided to us valued at $415,000. These issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         Between June and August 2003 we issued an aggregate of 26,500 shares of our common stock to seven accredited and sophisticated investors as compensation for consulting services provided to us valued at $265,000. These issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         In November and December 2003 we issued an aggregate of 102,500 shares of our common stock to 10 accredited and sophisticated investors as compensation for consulting services provided to us valued at $808,500. These issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.



         In December 2003, we sold an aggregate of 36,667 shares of our common stock to seven investors in a private offering resulting in gross proceeds to us of an aggregate of $88,000. We paid Cardinal Capital, Inc., a broker dealer, commissions of $12,500 in connection with this offering. The private offering was exempt from registration under the Securities Act in reliance on an exemption available under Sections 4(2), 4(6) and Rule 506 of Regulation D. The purchasers were accredited investors who had such knowledge and experience in financial, investment and business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The participants had access to business and financial information concerning our company.

         In January 2004, we issued 5,500 shares of our common stock for legal services provided to the company valued at $13,200. The recipient was an accredited investor. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         In January 2004, we issued 20,000 shares of our common stock valued at $48,000 for the acquisition of all rights and interests in the mark "SQUEEZE" for carbonated flavored soft drinks and seltzer water, including all variations thereof such any spelling, formatives, phonetic variations and stylized designs of the same an all goodwill associated therewith. The issuance was exempt from registration under the Securities Act in reliance on an exemption available under Section 4(2) of that Act. The assignor was a sophisticated investor that had such knowledge and experience in business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The participant had access to business and financial information concerning our company.

         In February 2004, we issued an aggregate of 500,000 shares of our common stock to our three executive officers as consideration for past services provided to us valued at $1,350,000. The recipients were accredited investors. The issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         In February 2004, we issued 16,268 shares of our common stock valued at $390,432 to two former officers in connection with a Termination Agreement, Waiver and Release terminating their consulting agreements. The recipients were accredited investors. The issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         In March 2004, we issued 5,208 shares of our common stock for legal services valued at $12,500. The recipient was an accredited investor. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         In March 2004, we issued 12,500 shares of our common stock to one entity valued at $30,000 as consideration in the acquisition of all of the assets and certain liabilities of Pacific Rim Natural Juice Company. The issuance was exempt from registration under the Securities Act in reliance on an exemption available under Section 4(2) of that Act. The recipient was a sophisticated investor who had such knowledge and experience in business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The participant had access to business and financial information concerning our company.

         In March 2004, we also issued 20,000 shares of our common stock valued at $48,000 as consideration in connection with our acquisition of all the assets and certain liabilities of Ayer Beverage Company. The issuance was exempt from registration under the Securities Act in reliance on an exemption available under Section 4(2) of that Act. The recipient was a sophisticated investor who had such knowledge and experience in business matters that he were capable of evaluating the merits and risks of the prospective investment in our securities. The participant had access to business and financial information concerning our company.

         In January 2004, we issued an aggregate of 8,134 shares of our common stock valued at $81,339 to two of our former officers as settlement of $57,418 of liabilities due to them. The recipients were accredited investors. The issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.



         During the three months ended March 31, 2004, we sold 330,707 shares of our common stock to 39 investors in a private offering resulting in gross proceeds to us of an aggregate of $793,696. We paid Cardinal Capital, Inc., a broker dealer, commissions of $ 98,370 in connection with this offering. The private offering was exempt from registration under the Securities Act in reliance on an exemption available under Sections 4(2), 4(6) and Rule 506 of Regulation D. The purchasers were accredited investors who had such knowledge and experience in financial, investment and business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The participants had access to business and financial information concerning our company.

         In April 2004, we issued 32,500 shares of our common stock valued at $78,000 to two employees for past services. The recipients were either accredited investors or sophisticated investors who had such knowledge and experience in financial, investment and business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The participants had access to business and financial information concerning our company. The issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         In April 2004, we issued two members of our advisory board an aggregate of 5,000 shares of our common stock valued at $12,000 as compensation for services. The recipients were accredited investors. The issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         In July 2004, in connection with our purchase of the assets of Master Distributors, Inc. we issued an aggregate of 117,404 shares of our common stock, valued at $281,769, to Master Distributors who distributed it to 15 individuals who were employees of Master Distributors, Inc. as well as its principal shareholder. The recipients were either accredited investors or sophisticated investors who had such knowledge and experience in business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The participants had access to business and financial information concerning our company. The issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.



         During the three months ended June 30, 2004, we sold 355,000 shares of our common stock to 47 investors a private offering resulting in gross proceeds to us of an aggregate of $852,000. We paid Cardinal Capital, Inc. a broker dealer, commissions of $ 94,130 in connection with this offering. The private offering was exempt from registration under the Securities Act in reliance on exemptions available Sections 4(2), 4(6) and Rule 506 of Regulation D. The purchasers were accredited investors who had such knowledge and experience in financial, investment and business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The participants had access to business and financial information concerning our company.

         In May 2004, we issued 52,083 shares of our common stock valued at $125,000 upon the conversion of a note payable in the principal amount of $125,000. The recipient was an accredited investor. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by
Section 4(2) of that act.


         On May 14, 2004, we entered into a securities purchase agreement with Laurus Master Fund, Ltd. This transaction was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of said act. The securities purchase agreement provided for the purchase and sale of our secured convertible term note in the principal amount of $3,000,000.In connection with the securities purchase agreement, we issued a 10 year common stock purchase warrants to Laurus Master Fund, Ltd. to purchase 225,000 shares of our common stock with an exercise price of $6.40 per share for the first 75,000 shares, $7.80 per share for the next 75,000 shares and $9.00 per share for the remaining 75,000 shares. The warrant contains a cashless provision. H.C. Wainwright & Co. acted as placement agent for us in this transaction and we paid them a cash commission equal to 10% of the gross proceeds received by us and issued them placement The purchaser was an accredited investor and it had access to business and financial information concerning our company.

         In August 2004, we sold 43.2 shares of our Series B Convertible Preferred Stock to nine accredited investors and issued the purchasers Series A Common Stock Purchase Warrants and Series B Common Stock Purchase Warrants in a private transaction exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) of that act and Rule 506 of Regulation D. We received gross proceeds of $2,160,000. HC Wainwright & Co. acted as placement agent for us in this offering and we paid that firm a 10% cash commission ($216,000) and five year common stock purchase warrants to purchase 423,529 shares of our common stock at an exercise prices ranging from $1.50 to $4.00 per share. The participants had access to business and financial information concerning our company.


         Between January and March 2004 we issued an aggregate of 30,922 shares of our common stock to five accredited or sophisticated investors as compensation for consulting services rendered to us valued at $63,066. The recipients had such knowledge and experience in business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The recipients had access to business and financial information concerning our company. These issuances were exempt from registration under the Securities Act in reliance on an exemption provided under Section 4(2) of that act.

         In April and May 2004 we issued an aggregate of 40,000 shares of our common stock to four accredited or sophisticated investors as compensation for consulting services rendered to us valued at $96,000. The recipients had such knowledge and experience in business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The recipients had access to business and financial information concerning our company. These issuances were exempt from registration under the Securities Act in reliance on an exemption provided under Section 4(2) of that act.

         In July 2004 we issued 20,000 shares of our common stock valued at $48,000 as compensation to a consultant as compensation for consulting services rendered to us. The recipient was an accredited investor and the securities were issued in reliance on an exemption from registration provided by Section 4(2) of the Securities Act.

         In July 2004 we issued 2,500 shares of our common stock which were valued at $6,000 to a consultant as compensation for consulting services provided to us. The recipient was a sophisticated investor who had such knowledge and experience in business matters that he was capable of evaluating the merits and risks of the prospective investment in our securities. The recipient had access to business and financial information concerning our company. The securities were issued in reliance on an exemption from registration provided by Section 4(2) of the Securities Act.

         In July and September 2004 we issued 47,098 shares of our common stock to two employees as compensation for past services valued at approximately $113,035 in reliance on an exemption provided by Section 4(2) of the Securities Act off 1933. Each of the recipients was an accredited or otherwise sophisticated investor who had such knowledge and experience in business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The recipients had access to business and financial information concerning our company. The securities were issued in reliance on an exemption from registration provided by Section 4(2) of the Securities Act.

         In August, 2004 we issued 4,167 shares of our common stock to an individual as compensation for accrued expenses and for past professional fees in a transaction exempt from registration in reliance on an exemption provided by Section 4(2) of the Securities Act. We valued these shares at $10,001. The recipient was a sophisticated investor who had such knowledge and experience in business matters that he was capable of evaluating the merits and risks of the prospective investment in our securities. The recipient had access to business and financial information concerning our company.

         In September 2004 we issued 3,600 shares of our common stock valued at $8,640 to a consultant as compensation for consulting services provided to us. The recipient was as sophisticated investor who had such knowledge and experience in business matters that he was capable of evaluating the merits and risks of the prospective investment in our securities. The recipient had access to business and financial information concerning our company. The securities were issued in reliance on an exemption from registration provided by Section 4(2) of the Securities Act.

         In September 2004 we issued 2,500 shares of our common stock valued at $6,000 to Mr. Morris Stoddard, a member of our advisory board, as compensation for business advisory services to us. The issuance was exempt from registration in reliance on an exemption provided by Section 4(2) of the Securities Act. The recipient was as sophisticated investor who had such knowledge and experience in business matters that he was capable of evaluating the merits and risks of the prospective investment in our securities. The recipient had access to business and financial information concerning our company.

         In September 2004 we issued 20,000 shares of our common stock valued at $48,000 to a consultant as compensation for consulting services rendered to us. The recipient was an accredited investor and the securities were issued in reliance on an exemption from registration provided by Section 4(2) of the Securities Act.

         In November 2004 we issued 2,500 shares of our common stock valued at $4,125 to a consultant as compensation for consulting services rendered to us. The recipient was a sophisticated investor and the securities were issued in reliance on an exemption from registration provided by Section 4(2) of the Securities Act. The recipient had such knowledge and experience in business matters that he was capable of evaluating the merits and risks of the prospective investment in our securities. The recipient had access to business and financial information concerning our company.

         In November 2004 we issued an aggregate of 30,324 shares of our common stock to four accredited or sophisticated investors as consideration for legal or other professional services provided to us valued at $40,278. The recipients were accredited or sophisticated investors and had such knowledge and experience in business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The recipients had access to business and financial information concerning our company. The securities were issued in reliance on an exemption from registration provided by Section 4(2) of the Securities Act.

         In December 2004 we issued 200,000 shares of our common stock to a consultant as compensation for consulting services rendered to us valued at $334,000. The recipient was an accredited investor and the securities were issued in reliance on an exemption from registration provided by Section 4(2) of the Securities Act.

         In December 2004 and January 2005 we issued or agreed to issue an aggregate of 390,000 shares of our common stock valued at $660,000 to Mr. Morris Stoddard as consideration to defer amounts due him under his employment agreement, until April 14, 2005. The recipient was a sophisticated investor who had such knowledge and experience in business matters that he was capable of evaluating the merits and risks of the prospective investment in our securities. The recipient had access to business and financial information concerning our company. The securities were issued in reliance on an exemption from registration provided by Section 4(2) of the Securities Act.

         In January 2005 we issued 150,000 shares of our common stock to a consultant as compensation for consulting services rendered to us valued at $255,000. The recipient was an accredited investor and the securities were issued in reliance on an exemption from registration provided by Section 4(2) of the Securities Act.


ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.                  Description of Document


2.1               Definitive Agreement and Plan of Reverse Acquisition between
                  Geyser Group, Ltd. and Power Beverage Corp. (1)
3.1               Articles of Incorporation (2)
3.2               Certificate of Amendment to the Articles of Incorporation (2
3.3               Certificate of Amendment to the Articles of Incorporation (2)
3.4               Certificate of Amendment to the Articles of Incorporation (1)
3.5               Certificate of Amendment to the Articles of Incorporation ***
3.6               Certificate of Amendment to the Articles of Incorporation *
3.7               Certificate of Amendment to the Articles of Incorporation (9)
4.1               $3,000,000 principal amount secured convertible term note (8)
4.2               Common Stock Purchase Warrant (8)
4.3               Form of Series A Warrant (9)
4.4               Form of Series B Warrant (9)
5.1               Opinion of Schneider Weinberger& Beilly LLP ***
10.1              2002 Stock Option Plan (3)
10.2              Employment Agreement between the Company and Theodore Farnsworth dated as of February 1, 2002 (3)
10.3              Promissory Note with EDA Family Limited Partnership (3)
10.4              Stock Exchange Agreement between Xstream Beverage Group, Inc. and the shareholders of Total
                  Beverage Network, Inc. (4)
10.5              Purchase and Sale Agreement between Total Beverage Network, Inc. and Universal Florida Beverage
                  Distributors, Inc. (4)
10.6              Asset Purchase and Sale Agreement between Beverage Network of Connecticut and Finish-Line
                  Distributors, Inc. (5)

                                     II-10

10.8              Consulting Agreement between Steve Haglund and Xstream Beverage Group, Inc. (5)
10.9              Consulting Agreement between Edward Arioli and Xstream Beverage Group, Inc. (5)
10.10             Asset Purchase Agreement dated March 1, 2004, by and among Beverage Network of Hawaii and
                  Pacific Rim Natural Juice Company, Inc.(6)
10.11             Assignment of Trademark entered into between Xstream Brands, Inc. and The Maui Juice Company
                  Inc. (6)
10.12             Business Consulting Agreement between Beverage Network of Hawaii, Inc. and Larry Lassek (6)
10.13             Assignment of Trademark entered into Between Xstream Brands, Inc. and Squeeze Beverage, Inc. (6)
10.14             Employment Agreement entered into between Xstream Beverage Group, Inc. and Theodore Farnsworth dated February 5, 2004 (6)
10.15             Employment Agreement entered into between Xstream Beverage Group, Inc. and Barry Willson dated
                  February 5, 2004 (6)
10.16             Employment Agreement entered into between Xstream Beverage Group, Inc. and Jerry Pearring dated
                  February 5, 2004 (6)
10.17             Asset Purchase Agreement dated March 15, 2004, by and among Beverage Network of Massachusetts,
                  Inc. and Ayer Beverages, Inc. (7)
10.18             Securities Purchase Agreement dated May 14, 2004 between Xstream Beverage Group, Inc. and Laurus
                  Master Fund, Ltd. (8)
10.19             Master Security Agreement (8)
10.20             Registration Rights Agreement (8)
10.21             Subsidiary Guaranty (8)
10.22             Grant of Security Interest in Patents and Trademarks (8)
10.23             Stock Pledge Agreement (8)
10.24             Funds Escrow Agreement (8)
10.25             Restricted Account Side Letter (8)
10.26             Restricted Account Agreement (8)
10.27             Lease for principal executive offices **
10.28             Letter agreement dated January 8, 2005 with Master Distributors, Inc. **
10.29             Distributorship Agreement between Master Distributors, Inc. and Welch Foods, Inc.**
10.30             Distribution Agreement between Master Distributors, Inc. and Tazo Tea Company **
10.31             Distribution Agreement between Master Distributors, Inc. and Hansen Beverage Company dated
                  August 16, 2004**
16.1              Letter from Salberg & Company, P.A. dated December 23, 2004 to the Securities and
                  Exchange Commission(10)
21                Subsidiaries of the registrant **
23.1              Consent of Salberg & Company, P.A. **
23.2              Consent of Schneider Weinberger & Beilly LLP (included in Exhibit 5)***


*        Previously filed
**       Filed herewith
***      To be filed by amendment

(1)      Incorporated by reference to the registrant's Report on Form 8-K as filed with the SEC on October 17,
         2001.
(2)      Incorporated by reference to the registrant's Annual Report on Form 10-KSB as filed with the SEC on
         October 27, 1999.
(3)      Incorporated by reference to the registrant's Annual Report on Form 10-KSB as filed with the SEC on May
         15, 2002.

                                     II-11

(4)      Incorporated by reference to the registrant's Report on Form 8-K as filed with the SEC on May 6, 2003.
(5)      Incorporated by reference to the registrant's Report on Form 8-K as filed with the SEC on June 16, 2003.
(6)      Incorporated by reference to the registrant's Report on Form 8-K as filed with the SEC on March 10, 2004.
(7)      Incorporated by reference to the registrant's Report on Form 8-K as filed with the SEC on March 30, 2004.
(8)      Incorporated by reference to the registrant's Report on Form 8-K as filed with the SEC on May 25, 2004.
(9)      Incorporated by reference to the registrant's Report on Form 8-K as filed with the SEC on  August 5, 2004.
(10)     Incorporated by reference to the registrant's Report on Form 8-K as filed with the SEC on December 23,
         2004.

ITEM 28.  UNDERTAKINGS

The undersigned registrant will:

         (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) Include any additional or changed material information on the plan of distribution.


         (2) For determining liability under the Securities Act, the registrant will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.


         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or preceding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Fort Lauderdale, State of Florida on January 31, 2005.

                                   XSTREAM BEVERAGE GROUP, INC.

                                   By:   /s/ Theodore Farnsworth
                                       -----------------------------------------
                                         Theodore Farnsworth, Chairman and CEO,
                                         Principal executive officer and
                                         principal financial officer

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

         Signature                                   Title                                       Date

/s/ Theodore Farnsworth                     Chairman and CEO,                          January 31, 2005
---------------------------                 principal executive officer
Theodore Farnsworth                         and principal financial officer


/s/ Jerry Pearring                          President and director                     January 31, 2005
---------------------------
Jerry Pearring

/s/ Barry Willson                           Vice Chairman and                          January 31, 2005
---------------------------                 Chief Scientific Officer
Barry Willson



                                     II-13